Exhibit 10.34

RESTATED AND AMENDED JOINT VENTURE AND

SHAREHOLDERS AGREEMENT

BETWEEN

GENERAL ELECTRIC CAPITAL CORPORATION

AND

NACCO MATERIALS HANDLING GROUP, INC.

April 15, 1998

GECC/NMHG RESTATED AND AMENDED

JOINT VENTURE AND SHAREHOLDERS AGREEMENT

EXHIBIT A- Corporate Name Agreement

EXHIBIT B- Certificate of Incorporation

EXHIBIT C- Amended and Restated By-Laws

EXHIBIT D- Financing Agreement

EXHIBIT E- Administrative Services Agreement

EXHIBIT F- Tax Allocation Agreement

EXHIBIT G - Remarketing Services Agreement

EXHIBIT H - Listing of NMHG Competitors

EXHIBIT I- Participation Fee Calculation

EXHIBIT J- Recourse and Indemnity Agreement

RESTATED AND AMENDED JOINT VENTURE

AND SHAREHOLDERS AGREEMENT

THIS AGREEMENT, dated April  15, 1998 (“Agreement”) by and between NACCO MATERIALS HANDLING GROUP, INC., a Delaware corporation with offices at 650 NE Holladay Street, Suite 1600, Portland, Oregon 97232 (“NMHG”), and GENERAL ELECTRIC CAPITAL CORPORATION, a New York corporation with offices at 44 Old Ridgebury Road, Danbury, Connecticut 06810 (“GECC”).

BACKGROUND

NMHG is in the business of manufacturing forklift trucks and other equipment, including without limitation, both Yale and Hyster brand name equipment (collectively, the “NMHG Equipment”) which is sold and distributed by NMHG and by its dealers (“Dealers”).

GECC is in the business of, among other things, providing financing on equipment similar to the NMHG Equipment.

On October 27, 1989, Yale Materials Handling Corporation (“Yale”), acquired, pursuant to a Stock Purchase Agreement dated as of such date (“Stock Purchase Agreement”), twenty percent (20%) of the issued and outstanding shares of the capital stock of the Yale Financial Services, Inc. (“Corporation”) from GECC. As a result thereof, the Corporation was then owned twenty percent (20%) by Yale and eighty percent (80%) by GECC.

In conjunction with the above-described stock purchase, Yale and GECC entered into the Joint Venture and Shareholders Agreement (“Original Shareholders Agreement”) as of November 8, 1989 which Agreement (and the related agreements executed concurrently therewith; the Original Shareholders Agreement and the related Agreements shall collectively be referred to as the “JV Agreements”) related to the internal governance and day-to-day management and operations of the Corporation.

As a result of a corporate reorganization effective as of January 1, 1994, NMHG and Yale entered into a Stock Purchase Agreement pursuant to which Yale sold all of its interest in the Corporation to NMHG and assigned to NMHG all of Yale’s duties, obligations and benefits under all of the JV Agreements.

NMHG and GECC have now determined to revise the nature of their relationship to areas outside of the United States (which global relationship shall be governed by the terms of an Operating Agreement (“International Operating Agreement”) executed between NMHG, GECC and various international affiliates and subsidiaries of GECC and NMHG) and additionally expand the business scope of the Corporation to provide certain types of financing to the Dealers and to the customers of NMHG and/or the

Dealers (“Customers”) for all types and brands of NMHG Equipment. In conjunction therewith, NMHG and GECC have determined to amend and restate the Original Agreement and certain of the other JV Agreements.

It is intended that in conjunction with the revision of the JV Agreements, the name of the Corporation shall be changed to NMHG Financial Services, Inc. It is further intended that the Corporation shall operate as two divisions operating under the trade names “Yale Financial Services” (“Yale”) and “Hyster Credit” (“Hyster”) and the services provided by the Corporation as set forth herein shall be shared by both such divisions.

NOW, THEREFORE, in consideration of the above premises and mutual covenants contained hereinbelow, the parties hereto hereby agree as follows:

1. Formation and Purposes.

(a) On even date herewith, GECC and NMHG each hereby agree to amend and restate this Agreement with NMHG continuing to own twenty percent (20%) and GECC eighty percent (80%) of the outstanding shares of capital stock of the Corporation. On or after the date that this Agreement commences: (i) the Corporate Name Agreement shall be amended in the form of Exhibit A attached hereto: (ii) the Certificate of Incorporation of the Corporation shall be amended in the form of Exhibit B attached hereto; and (iii) the By-Laws of the Corporation shall be amended and restated in the form of Exhibit C attached hereto. NMHG and GECC agree to take all necessary action and will vote their respective shares to so amend and restate the Certificate of Incorporation and the By-Laws.

(b) NMHG and GECC hereby agree that the primary purpose of the Corporation shall be to provide the following types of financial services:

(i)	origination and/or acquisition of floor plan and fleet rental financing to the Dealers with respect to their inventory of NMHG Equipment and any related trade-ins (“NMHG Inventory Financing”);

(ii)	origination and/or acquisition of floor plan and fleet rental financing to the Dealers with respect to their inventory of new and/or used equipment other than NMHG Equipment (“Allied Inventory Financing”);

(iii)	origination and/or acquisition of parts inventory financing to the Dealers (“Parts Inventory Financing”; the NMHG Inventory Financing, Allied Inventory Financing and Parts Inventory Financing being collectively referred to as “Inventory Financing”);

(iv)	origination and/or acquisition of accounts receivable financing to the Dealers (“Accounts Receivable Financing”; the Inventory Financing and

Accounts Receivable Financing being collectively referred to as “Wholesale Financing”);

(v)	origination and/or acquisition of financing with respect to any vehicles, computers and/or other types of commercial equipment (other than inventory) for the Dealers (“Commercial Equipment Financing”);

(vi)	origination and/or acquisition of true leases to the Customers with respect to NMHG Equipment and/or Allied Equipment (“Lease Financing”); and

(vii)	origination and/or acquisition of secured loans, conditional sales contracts, financing leases, lease-purchase agreements or other financings (other than Lease Financings) to the Customers with respect to NMHG Equipment and/or Allied Equipment (“Money-Over-Money Financing”; Commercial Equipment Financing, Lease Financing and Money-Over-Money Financing being collectively referred to as “Retail Financing”); and

(viii)	any other financing programs mutually agreed to by GECC and NMHG.

(c) Anything in Section 1(b) above to the contrary notwithstanding and subject to the provisions of Section 5(g) below, it is agreed and understood that the Corporation shall have the power and authority to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

2. Initial Capitalization of the Corporation.

(a) The Corporation has authorized capital stock consisting of One Thousand (1,000) shares of common stock, One Dollar ($1.00) par value (the “Shares”).

(b) On the date of this Agreement, there are One Thousand (1,000) Shares issued and outstanding, of which Two Hundred (200) Shares are owned by NMHG and Eight Hundred (800) Shares are owned by GECC.

(c) NMHG agrees to purchase twenty percent (20%) and GECC agrees to purchase eighty percent (80%) of the number of Shares issued by the Corporation at any time.

3. Additional Capital Contributions.

(a) After giving effect to the initial capitalization of the Corporation as described in Section 2(b) above, and subject to the debt/equity limitations set forth in Section 3(b) below, when, as and if needed (whether on the basis of actual or reasonably forecasted investments to be made) by the Corporation, NMHG and GECC agree to make additional capital contributions to the Corporation, which when added to all previous capital contributions, will not, without the consent of NMHG, exceed an aggregate capitalization of One Hundred Million Dollars ($100,000,000.00). Each such contribution to capital shall be made twenty percent (20%) by NMHG and eighty percent (80%) by GECC, but neither NMHG nor GECC shall be required to pay its proportion of any such contribution if the other does not pay its proportion thereof. Such additional capital contributions shall be payable in full to the Corporation upon receipt of written notice from GECC requesting such capital contributions. Subject to the provisions of the second sentence of this Section 3(a), it is agreed that GECC shall advance to the Corporation on behalf of NMHG any such additional capital contribution that may be required from NMHG, and NMHG shall pay to GECC on the first day of January, April, July and October the aggregate unpaid amount of any such advances together with interest thereon from the date of such advance by GECC to the Corporation until paid in full at a floating rate equal to the lesser of (i) the Operating Fund Rate (as defined in the Financing Agreement) or (ii) the highest rate not prohibited by applicable law. No additional Shares of the Corporation may be issued in return for any additional capital contributions; provided, however, that if any additional Shares are being issued, then such Shares shall be issued to both NMHG and GECC in proportion to such additional capital contributions.

(b) It will be the financial policy of the Corporation to maintain a Debt/Equity Ratio of approximately 15:1 or such higher ratio as may be agreed to by GECC and NMHG from time to time. As used in this Agreement, the term “Debt/Equity Ratio” shall mean a ratio calculated as follows:

The numerator shall equal the principal amount of the Debt of the Corporation, plus interest accrued thereon; and the denominator shall equal the shareholders equity shown on the Corporation’s most recent audited financial statements (adjusted to reflect increases or decreases in shareholders’ equity that may have occurred since the date of such most recent audited financial statements).

As used in this Agreement, the term “Debt” shall mean all obligations for borrowed money of the Corporation and shall include, but not be limited to any borrowings by the Corporation from GECC.

4. Fiscal Year.

The fiscal year of the Corporation shall end on the last day of December.

5. Management of the Corporation.

(a) Board of Directors. GECC and NMHG agree that the By-Laws of the Corporation shall at all times provide for a Board of Directors consisting of seven (7) persons, each of whom shall be an employee of either GECC or NMHG, or an employee of an affiliate of either GECC or NMHG. NMHG and GECC each agrees to vote all of the Shares of the Corporation owned or held of record by it at any time so as to elect, and thereafter for the term of this Agreement to continue in office, a Board of Directors consisting of four (4) persons designated by GECC (the “GECC Directors”), including the chairperson, and three (3) persons designated by NMHG (the “NMHG Directors”). The Board will determine appropriate levels of synergy and differentiation between the programs offered by the two brand marketing subsidiaries. The Board of Directors will meet not less often than annually, and in any event, within two weeks of any submission to the Board of Directors for resolution as contemplated by this Agreement.

(b) Executive Committee. NMHG and GECC agree that the By-Laws of the Corporation shall at all times provide for an Executive Committee consisting of five (5) persons, three (3) of whom shall be GECC Directors (or GECC employees appointed by the GECC Directors to serve in their stead) and the other two shall be NMHG Directors (or NMHG employees appointed by the NMHG Directors to serve in their stead). The Executive Committee shall have such powers (including, without limitation, powers with respect to those matters specified in Section 5(g) below) as shall be granted to it by the Board of Directors. A quorum for all meetings of the Executive Committee shall require attendance of both members thereof designated by NMHG, and all actions to be taken by the Executive Committee must be (i) approved by the unanimous consent of the members and (ii) recorded in writing to be made available to the Board of Directors. The Executive Committee will meet not less often than biannually, and in any event within one week of any submission to the Executive Committee for resolution as contemplated by this Agreement.

(c) Officers. NMHG and GECC agree that the By-Laws of the Corporation shall at all times provide for the following officers: a President, an Executive Vice President, Vice Presidents, a Treasurer, a Secretary and Assistant Secretaries. Subject to confirmation by the Board of Directors, four Vice Presidents (other than the Executive Vice President) will be designated by the NMHG Director (“NMHG Officers”), and all other officers will be designated by the GECC Directors (“GECC Officers”). NMHG and GECC will each instruct the Director(s) designated by it to confirm the Officers designated by the other parties.

(d) Steering Committees. The By-Laws of the Corporation shall provide for separate Steering Committees, one each for Yale and Hyster, consisting of four persons each, two of whom shall be NMHG Officers, as applicable, and two of whom shall be GECC Officers. Subject to confirmation by the Board of Directors, the NMHG Officers on the Steering Committees shall be designated by NMHG, and the GECC Officers on the Steering Committees shall be designated by GECC. The Steering Committees shall have the following duties:

(A)	providing input for development of new products;

(B)	setting response times;

(C)	setting target credit approval rates;

(D)	monitoring credit approval target achievement and systems;

(E)	providing input for development of automated systems;

(F)	staffing and personnel matters; and

(G)	reviewing competitiveness and adequacy of financing program rates.

NMHG and GECC will each agree that it will instruct the Director(s) designated by it to confirm the Steering Committees Members designated by the other. Either Steering Committee, by the vote of any two of its members, may refer any matter to the Executive Committee for review and resolution, which matter will be considered and resolved by the Executive Committee within two weeks of such referral.

(e) Status of Directors and Officers. All directors and officers of the Corporation will be employees of either NMHG or GECC, or employees of an affiliate of NMHG or GECC, and said directors and officers shall remain participants in any retirement or pension plan, insurance, medical or other employee benefit plans of NMHG or GECC, or any such affiliate, as the case may be; it being understood and agreed that the Corporation will not have any employees and shall not be required to adopt, or maintain in force, any such employee benefit plans.

(f) Compensation of Directors and Officers. No director or officer of the Corporation shall be entitled to any compensation from the Corporation in consideration of any services that may be from time to time rendered to the Corporation.

(g) Super-majority Provisions in By-Laws. NMHG and GECC agree that the By-Laws of the Corporation shall at all times provide that any action to be taken by the Corporation on any of the matters listed in this Section 5(g) below must be approved by either the affirmative vote of the entire Board of Directors or the unanimous consent of NMHG and GECC:

(i)	entry into any business other than providing the financial services to the Dealers and the Customers as described in Section 1(b) above;

(ii)	approving each annual budget, each annual operational plan and major variances to each such plan, approving annual financial statements, and any declaration of dividends other than those which are not in excess of current year’s earning or those under Section 15(b) hereinbelow;

(iii)	guaranteeing the indebtedness or other obligation of any person or entity;

(iv)	borrowing any funds (except from GECC);

(v)	pledging, mortgaging or otherwise encumbering any assets (tangible or intangible) as security for loans or otherwise;

(vi)	acquiring or disposing of any assets, or otherwise entering into any commitment, contract or transaction, other than in the normal course of business;

(vii)	merging or consolidating with or into any other entity;

(viii)	liquidating or dissolving other than in accordance with the terms and conditions of this Agreement;

(ix)	except as otherwise provided in Section 3 above, issuing any new shares or increasing the authorized capital stock of the Corporation, or repurchasing any of the capital stock of the Corporation, or entering into any agreement for the sale, purchase or transfer of any of the shares of the Corporation;

(x)	amending or otherwise modifying the Certificate of Incorporation or By-Laws of the Corporation;

(xi)	the grant of any power to the Executive Committee or the Steering Committees;

(xii)	establishing any committee of the Board of Directors, other than the Executive Committee and Steering Committees, or creating or altering the powers and/or responsibilities of any committee of the Board of Directors; or

(xiii)	approving any accounting records and reports maintained and prepared in accordance with Section 10 hereof.

(h) Removal of Directors or Officers. If at any time NMHG or GECC shall notify the other party that the notifying party desires any director of the Corporation designated by it to be removed as a director, the other party agrees that it will take all action necessary in order to cause the removal of such director. If at any time either NMHG or GECC shall notify the other party that the notifying party desires that any officer of the Corporation designated by it be removed as an officer of the Corporation, the other party agrees that it will take all action necessary in order to cause the removal of such officer.

(i) Vacancies. Whenever any vacancy on the Board of Directors is to be filled, the party who designated the individual formerly occupying such directorship shall be entitled to designate a successor to fill such vacancy and the other party hereto agrees to take such action as is necessary to cause such individual to be elected as a member of the Board of Directors. Whenever any vacancy occurs with respect to any officer of the Corporation, the party who designated the individual formerly occupying such position shall be entitled to designate a successor to fill such vacancy, subject to confirmation by the Board of Directors, and the other party hereto agrees to take such action as is necessary to cause such individual to be elected as an officer, and to instruct the Director(s) designated by it to confirm the designation of the successor to such position.

6. Service and Financing Agreements.

On or after the date upon which this Agreement commences, NMHG and GECC agree to cause the Corporation to enter into the following restated and amended agreements (“Other Agreements”):

(i)	a Financing Agreement with GECC in the form of Exhibit D hereto (“Financing Agreement”);

(ii)	an Administrative Services Agreement with GECC in the form of Exhibit E hereto (“Administrative Services Agreement”);

(iii)	a Tax Allocation Agreement with GECC in the form of Exhibit F hereto (“Tax Allocation Agreement”; the Financing Agreement, Administrative Services Agreement and Tax Allocation Agreement being collectively referred to as the “Other GECC Agreements”);

(iv)	a Remarketing Services Agreement with NMHG in the form of Exhibit G hereto (“Remarketing Agreement”); and

(v)	a Recourse and Indemnity Agreement with NMHG in the form of Exhibit J hereto (“Recourse Agreement”; the Remarketing Agreement and the Recourse Agreement being collectively referred to as the “Other NMHG Agreements”).

To the extent that any term or provision of this Agreement is in conflict with any term or provision of the Other GECC Agreements or Other NMHG Agreements, the terms and provisions of such Other Agreements shall prevail.

7. NMHG Obligations.

(a) Subject to the provisions of Section 30 hereinbelow, NMHG shall have primary responsibility for communicating with the Dealers and the Customers with respect to marketing the financial services of the Corporation (including, without limitation, training Dealer sales personnel on the use of financing as a major sales tool, providing the Dealer from time to time with finance rates and factors approved by the Corporation, assisting the Dealers in closing major financing transactions, establishing and administering Dealer credit lines with respect to Wholesale Financing, scheduling

Dealer floor plan audits, collections follow-up with Dealers in default under Wholesale Financing arrangements and generally promoting the Wholesale Financing and Retail Financing offered by the Corporation as an alternative source of financing to the Dealers and the Customers). All costs and expenses related to the provision of such services by NMHG shall be reimbursed to NMHG by the Corporation pursuant to the terms of Section 17(a) below. Anything in the first sentence of this Section 7(a) notwithstanding, NMHG shall not make any commitment of any kind whatsoever (written, verbal, implied or otherwise) on behalf of GECC, and NMHG shall not make any commitment of any kind whatsoever (written, verbal, implied, or otherwise) on behalf of the Corporation unless such commitment is specifically authorized by the Board of Directors of the Corporation or is within the scope of authority delegated to either of the Steering Committees of the Corporation and such commitment is approved specifically or generically by any such Steering Committee. NMHG hereby agrees to indemnify, defend and hold harmless GECC, the Corporation and their respective successors and assigns, from and against any and all claims, suits, actions, judgments, losses, costs and expenses (including, without limitation, reasonable attorneys’ fees) arising out of or in connection with, directly or indirectly, any breach by NMHG of its obligations under the immediately preceding sentence.

(b) NMHG agrees to provide information to the extent that GECC requires such information to perform its obligations hereunder or under any of the Other Agreements, at all times during the term hereof.

8. GECC Obligations.

(a) GECC agrees to support, assist and cooperate with NMHG in marketing the financial services of the Corporation to the Dealers and the Customers. All costs and expenses related to the provision of such services by GECC shall be reimbursed to GECC by the Corporation pursuant to the terms of Section 17(a) below.

(b) GECC agrees to provide information to the extent that NMHG requires such information to perform its obligations hereunder or under any of the Other Agreements.

(c) Anything in this Section 8 notwithstanding, GECC shall not make any commitment of any kind whatsoever (written, verbal, implied or otherwise) on behalf of NMHG unless such commitment is specifically authorized in writing by NMHG. GECC hereby agrees to indemnify, defend and hold harmless NMHG and its respective successors and assigns, from and against any and all claims, suits, actions, judgments, losses, costs and expenses (including, without limitation, reasonable attorneys’ fees) arising out of or in connection with, directly or indirectly, any breach by GECC of its obligations under the immediately preceding sentence.

9. Profitability Criteria.

(a) The goal of the Corporation is to earn an after tax return on its equity (“ROE”) of at least fourteen percent (14%) per annum for each full calendar year throughout the term of this Agreement. For purposes of this Agreement, ROE shall be computed as follows: annualized net income divided by average shareholders’ equity and determined in accordance with generally accepted accounting principles. All performance criteria will be reviewed at least every twelve (12) calendar months to ensure that NMHG and GECC are satisfied.

10. Accounting Records.

(a) It shall be the responsibility of GECC to maintain the books, records and accounts of the Corporation pursuant to the same accounting principles which GECC uses for its own accounts. Annual Reports for the Corporation shall be provided to NMHG by GECC within one-hundred and twenty (120) days after the close of each calendar year.

(b) NMHG shall have the right to examine and inspect, at any and all times during normal business hours, the books, records and accounts of the Corporation, and GECC shall make available to NMHG appropriate personnel to answer any questions related thereto. Such books, records and accounts shall be maintained by GECC at such location as GECC may from time to time choose; provided however that the choice of such location shall be subject to the consent of NMHG, which consent shall not be unreasonably withheld. GECC and NMHG each acknowledges that such books, records and accounts shall be and remain the property of the Corporation.

11. Representations and Warranties.

(a) GECC hereby represents and warrants to NMHG as follows:

(i)	GECC has been duly and validly organized, and is a validly existing corporation, under the laws of the State of New York with full power and authority to enter into this Agreement and to perform its obligations hereunder.

(ii)	This Agreement has been duly authorized, executed and delivered by GECC and constitutes GECC’s valid and binding agreement, enforceable against GECC in accordance with its terms.

(iii)	GECC is not a party to, or threatened with any suit, action, arbitration, administrative or other proceeding or governmental investigation which might materially and adversely affect GECC, this Agreement, or any of the transactions contemplated hereby, and there is no judgment, decree, award or order outstanding against GECC which might materially and adversely affect GECC, this Agreement, or any of the transactions contemplated hereby.

(iv)	The execution and delivery of this Agreement, the consummation of the transactions provided for herein, and the fulfillment of the terms of this Agreement by GECC (A) will not result in the breach of any of the terms and provisions of, or constitute a default (after notice, or passage of time, or both) under, or conflict with, any agreement or other instrument by which GECC is bound where such breach, default or conflict would have a material adverse effect on GECC’s business or financial condition, (B) will not violate any judgment, decree, order, or award of any court, governmental body, or arbitrator, or any applicable law, rule or regulation where such violation would have a material adverse effect on GECC’s business or financial condition, and (C) do not require the consent of any governmental authority.

(b) NMHG hereby represents and warrants to GECC as follows:

(i)	NMHG has been duly and validly organized, and is a validly existing corporation, under the laws of the State of Delaware with full power and authority to enter into this Agreement and perform its obligations hereunder.

(ii)	This Agreement has been duly authorized, executed and delivered by NMHG and constitutes NMHG’s valid and binding agreement enforceable against NMHG in accordance with its terms.

(iii)	NMHG is not a party to, or threatened with, any suit, action, arbitration, administrative or other proceeding, or governmental investigation which might materially and adversely affect NMHG, this Agreement, or any of the transactions contemplated hereby, and there is no judgment, decree, award or order outstanding against NMHG which might materially and adversely affect NMHG, this Agreement, or any of the transactions contemplated hereby.

(iv)	The execution and delivery of this Agreement, the consummation of the transactions provided for herein, and the fulfillment of the terms of this Agreement by NMHG (A) will not result in the breach of any of the terms and provisions of, or constitute a default (after notice or passage of time, or both) under, or conflict with, any agreement or other instrument by which NMHG is bound where such breach, default or conflict would have a material adverse effect on NMHG’s business or financial condition, (B) will not violate any judgment, decree, order, or award of any court, governmental body, or arbitrator, or any applicable law, rule or regulation where such violation would have a material adverse effect on NMHG’s business or financial condition, and (C) do not require the consent of any governmental authority.

12. Indemnities.

Each party agrees to indemnify, defend and hold the other harmless from, against and in respect of any and all claims, demands, damages suffered, or losses incurred, by the party to be indemnified as a result of the failure of any representation or warranty of the indemnifying party, as set forth in Section 11 hereof, to be true and correct.

13. Litigation.

(a) In the event that any litigation and/or claim arising out of the operations conducted under this Agreement or the Other Agreements in which the Corporation, GECC, their subsidiaries and affiliates, or the directors, officers or employees of any of them, is or are involved or potentially will become involved contains solely allegations of product defect or breach of warranty with respect to any NMHG Equipment which is the object of financing provided by the Corporation, NMHG, subject to Section 14(c) hereof, will have sole control of the prosecution or defense of such claim, litigation or potential litigation. NMHG shall prepare a report for the Corporation and GECC each month of such litigation and/or claims. Such report shall include the style of the suit, the nature of the claim, the damages sought and the status of each suit.

(b) In the event that any litigation and/or claim arising out of the operations conducted under this Agreement or the Other Agreements in which the Corporation, GECC, their subsidiaries and affiliates, or the directors, officers or employees of any of them, is or are involved or potentially will become involved contains solely allegations other than of product defect or breach of warranty with respect to any NMHG Equipment, GECC, subject to Section 14(c) hereof, will have sole control of the prosecution or defense of such claim, litigation or potential litigation. GECC shall prepare a report for the Corporation and NMHG each month of such litigation and/or claims. Such report shall include the style of the suit, the nature of the claim, the damages sought and the status of each suit.

(c) The provisions of Sections 14(a) and 14(b) to the contrary notwithstanding, in the event that (i) any claim or litigation arising out of operations conducted under this Agreement or the Other Agreements in which the Corporation, GECC, their subsidiaries or affiliates, or the directors, officers or employees of any of them, is or are involved or potentially will become involved exceeds $100,000 (with respect to the amount of the claim or demand) or (ii) any claim or litigation contains both (A) allegations of product defect or breach of warranty with respect to any NMHG Equipment and (B) allegations other than product defect or breach of warranty with respect to any NMHG Equipment, both NMHG and GECC shall be entitled to participate in the prosecution and defense of such claims; provided, however, (i) NMHG shall have control of the prosecution or defense of any claims involving product defect or breach of warranty with respect to any NMHG Equipment and (ii) GECC shall have control of the prosecution or defense of all other claims.

(d) In the event that any claim or litigation is subject to indemnity by one party hereto of the other whether under this Agreement or any other agreement, the indemnitor shall have sole control of the litigation thereof (including the negotiation and consummation of any settlement of such claim or of such litigation); provided, however, that the indemnitor acknowledges in writing to the indemnitee(s) its obligation to indemnify with respect to all claims set forth in such litigation and advises in reasonable detail in writing the terms and conditions of any such proposed settlement.

(e) In the event that NMHG and GECC are unable to agree to the applicability of any indemnification provision under this Agreement or any other agreement in connection with any such claim or litigation, then such matter shall only be settled upon terms and conditions satisfactory to both NMHG and GECC.

(f) The Corporation shall bear all outside legal costs and expenses (including, without limitation, attorneys’ fees) arising from the prosecution or defense of any claim or litigation by or against the Corporation, its directors, officers or employees, as well as any compromise or settlement thereof, unless such claim or litigation is subject to indemnity by one party hereto whether under this Agreement or any other agreement and, in that case, the indemnitor shall bear all outside legal costs and expenses (including, without limitation, attorneys’ fees) arising therefrom or from any compromise or settlement thereof.

14. Term and Termination.

(a) This Agreement shall be effective upon the execution and delivery hereof, shall remain in full force and effect until December 31, 2002 (the “Base Term”) unless sooner terminated as hereinafter provided, and will automatically renew for additional periods of one year (each a “Renewal Term”) unless either party at any time not less than 180 days prior to the end of the Base Term or any Renewal Term notifies the other that the notifying party will not renew this Agreement, in which event this Agreement will expire at the end of such Base Term or Renewal Term. Anything herein to the contrary notwithstanding, either party shall have the right to terminate this Agreement without cause during any Renewal Term upon at least 180 days prior written notice to the other party.

(b) Notwithstanding anything to the contrary contained in Section 14(a) hereof, this Agreement may be terminated during the Base Term or any Renewal Term for “cause” (x) upon five days prior written notice by either party to the other in the case of events specified in clauses (i) and (ii) below, and (y) upon 30 days prior written notice by either party to the other in the case of events specified in clauses (iii), (iv), (v) and (vi)

below and failure to cure the default or event within such period. “Cause” shall be defined as follows:

(i)	dissolution or liquidation of the other party or the Corporation;

(ii)	insolvency of the other party or the Corporation or the voluntary institution by the other party or the Corporation of any proceeding under any statute of any governmental authority for the relief of debtors, seeking relief from or readjustment of its indebtedness, either through reorganization, composition, extension or otherwise, or the involuntary institution against the other party or the Corporation of any such proceeding which is not vacated within sixty days from the institution thereof, or the appointment of a receiver, custodian or other officer having similar powers for the other party or the Corporation or for the other party’s or the Corporation’s business who is not removed within sixty days after such appointment;

(iii)	any breach or violation by the other party of any obligation contained in this Agreement (including, without limitation, the exclusivity provisions of Section 19 hereof), or in any other agreement between such party and the Corporation or the other party hereto, which breach or violation is not corrected within thirty (30) days after written notice thereof; or

(iv)	if the Corporation shall fail to achieve the minimum goal set forth in Section 9(a) hereof, unless both parties hereto agree to take such actions as may be mutually satisfactory to achieve such minimum goals within the next year and at all times thereafter.

(v)	if the Corporation shall fail to meet any applicable Target Approval Rates as may be mutually agreed to by NMHG and GECC, from time to time pursuant to the provisions as set forth in Section 31 hereof, unless both parties hereto agree to take such actions as may be mutually satisfactory to achieve such minimum approval rates within the next year and at all times thereafter.

(vi)	if the parties hereto shall fail to meet the provisions of the timetable set forth in Section 32 hereof.

(c) If this Agreement terminates for any reason whatsoever, the obligations of either party hereto under this Agreement and the Other Agreements shall not be affected or impaired in any manner except as specifically provided for in such agreements. NMHG and GECC agree to take such action as may be necessary to cause the Corporation to cease providing any new Wholesale Financing, Retail Financing or other financing after the effective date of the termination (including, but not limited to, calling, terminating or otherwise canceling any Wholesale Financing, Retail Financing or other financing as of such date to the extent legally permitted). NMHG and GECC further agree that, upon the effective date of such termination, they will cause the Corporation to immediately wind up its business and affairs and shall proceed to liquidate and dissolve the Corporation. Such liquidation and dissolution shall be achieved through an orderly program calculated to protect the interests of each of NMHG and GECC and shall take place over a period of time not to exceed the unexpired term of any contract for financing provided by the Corporation outstanding on the effective date of termination (which contract cannot legally be called, terminated or otherwise canceled by the Corporation) plus six months. In such event, the parties agree that they will use their best efforts to effect the prompt liquidation and dissolution of the Corporation and to bring about the distribution of the assets of the Corporation in accordance with the provisions of this Agreement. The provisions of this Section 14(c) to the contrary notwithstanding, it is understood by the parties hereto that the Corporation shall not make distributions “in kind” except upon their prior mutual agreement.

15. Dissolution of Venture.

(a) In the event that the Corporation be dissolved and liquidated, the proceeds of such liquidation shall be applied and distributed in the following order of priority, except to the extent otherwise required by applicable provisions of law:

(i)	First, to the payment of debts and liabilities of the Corporation (other than any debts and liabilities owed to either of the parties hereto) and the expenses of liquidation;

(ii)	Next, to the payment of any debts and liabilities of the Corporation to either of the parties hereto; and

(iii)	Finally, the balance of the assets remaining after the distributions set forth under (i) and (ii) above, pro rata to the shareholders in accordance with the Shares held by them at the time of distribution.

(b) It is understood that the Corporation shall, from time to time and as available, make interim cash distributions to the parties hereto, pro rata to the shareholders in accordance with the Shares held by them at the time of distribution.

16. NMHG’s Stock Option.

(a) The provisions of Section 14(c) to the contrary notwithstanding, upon the termination of this Agreement by GECC for cause, or by NMHG for cause, pursuant to Section 14(b) above, then NMHG shall be entitled, at its sole option, to purchase all, but not less than all, of the Shares of the Corporation held by GECC (the “GECC Shares”), such purchase to be made in accordance with the provisions of this Section 16. In order to exercise its option hereunder (the “Stock Option”), NMHG shall give written notice to

GECC to such effect no later than forty-five (45) days after NMHG has given or received written notice of termination of the kinds described above.

(b) The purchase price (“Purchase Price”) for the GECC Shares under the Stock Option shall be the “net book value” (as hereinafter defined) of such GECC Shares determined as of the date on which such GECC Shares are purchased and sold (the “Purchase Date”). For purposes of this Section 16, the “net book value” of the GECC Shares shall be determined by reference to the “net book value of the Corporation” on the Purchase Date. The “net book value of the Corporation” shall be determined in accordance with generally accepted accounting principles and the regular methods and practices used by the Corporation in keeping its books, applied on a consistent basis, except that the following provisions, even though not necessarily consistent with generally accepted accounting principles, shall apply:

(i)	Goodwill, trade names, trademark, copyrights and similar intangible assets shall be of no value unless such assets shall have been acquired and paid for in cash and, in such event, the value thereof, if any, shall be taken at the amount paid therefor, less any amortization thereof;

(ii)	Fixed assets, if any, consisting of, but not limited to, furniture and fixtures, shall be taken at cost less accumulated depreciation;

(iii)	Real estate, if any, shall be stated at the fair market value thereof, as determined by an independent appraiser to be selected by the mutual consent of NMHG and GECC;

(iv)	Money-over-money retail contracts and wholesale contracts shall be at the outstanding principal balance thereof, plus all accrued and unpaid interest, late charges and other amounts due thereunder;

(v)	True leases shall be at the termination value thereof (as of the rental payment date immediately preceding the Purchase Date) and all rentals, late charges and other amounts under such leases that are due and unpaid as of the Purchase Date;

(vi)	Adequate provisions for reserves for federal, state and local taxes shall be accrued and applied as a liability as of the balance sheet date;

(vii)	All loss reserves shall be valued at zero;

(viii)	Prepaid insurance and other prepaid expenses and charges shall be reflected as prepaid assets as of the balance sheet date; and

(ix)	Adequate provisions for accounts payable and any other known liabilities of the Corporation shall be taken as a liability as of the balance sheet date.

(c) On the Purchase Date, NMHG shall make an initial payment (“Initial Payment”) to GECC in an amount equal to the estimated “net book value” of the GECC Shares as indicated on the books and records of GECC as of the Purchase Date and shall be paid by wire transfer of immediately available funds to an account designated by GECC.

(d) On or before the date ninety (90) days from the Purchase Date, GECC shall submit to NMHG an unaudited balance sheet of the Corporation dated as of the Purchase Date (“Purchase Date Balance Sheet”) which shall be prepared in accordance with generally accepted accounting principles by GECC. If requested by NMHG by written notice delivered to GECC no later than 30 days after the receipt of the Purchase Date Balance Sheet, the independent public accountants regularly engaged by the Corporation will audit (the “Audit”), at NMHG’s sole cost and expense, the Purchase Date Balance Sheet. Such Audit shall be conducted in accordance with generally accepted audit standards and shall be sufficient to permit such accountants to render their unqualified opinion to the effect that the original Purchase Date Balance Sheet, or an adjusted Purchase Date Balance Sheet prepared by such accountants (“Adjusted Purchase Date Balance Sheet”), fairly presents the consolidated financial position of the Corporation on the Purchase Date in conformity with generally accepted accounting principles (except as set forth in subsection (b) above) applied on a consistent basis. The Audit shall be final, binding and conclusive on the parties. If NMHG does not request for any reason whatsoever the Audit in the time and manner required by this Section 16(d), then the original Purchase Date Balance Sheet shall be deemed final, binding and conclusive on the parties.

(e) On the date which is the thirtieth (30th) day following the date of delivery to NMHG of the Purchase Date Balance Sheet (or, alternatively, the fifth (5th) business day following the date on which the audit requested pursuant to paragraph (d) above is finalized), the Purchase Price shall be adjusted as follows:

(i) if the Purchase Price pursuant to the Purchase Date Balance Sheet exceeds the Initial Payment, NMHG shall pay to GECC the difference between said amounts (plus interest thereon at the Prime Rate that was in effect on the Purchase Date calculated from the Purchase Date); however

(ii) if the amount of the Initial Payment exceeds the Purchase Price, pursuant to the Purchase Date Balance Sheet, GECC shall pay to NMHG the difference between said amounts (plus interest thereon at the Prime Rate that was in effect on the Purchase Date calculated from the Purchase Date).

As used herein, the “Prime Rate” shall mean the highest rate of interest announced by any member bank of the N.Y. Clearinghouse Association as its prime or base lending rate for commercial loans of short term maturities.

(f) The Purchase Date for the Stock Option shall be on the later of (i) the effective date of termination of this Agreement or (ii) the expiration of any waiting period imposed under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, if applicable. On the Purchase Date, NMHG shall pay to GECC the Purchase Price for the GECC Shares (determined on the basis of the Purchase Date Balance Sheet but subject to the possibility of a Post-Closing Adjustment). Such payment shall be made by wire transfer of NMHG to GECC against delivery of the GECC Shares in the following manner: certificates representing such Shares shall be endorsed in blank, with signatures guaranteed. THE PURCHASE BY NMHG OF THE GECC SHARES SHALL BE WITHOUT ANY RECOURSE TO, OR REPRESENTATIONS OR WARRANTIES OF ANY KIND WHATSOEVER BY, GECC, except that (i) GECC has been duly and validly organized, and is a validly existing corporation, under the laws of the State of New York with full power and authority to sell the GECC Shares to NMHG, (ii) the sale of the GECC Shares has been duly authorized by GECC, and (iii) GECC has good and marketable title to the GECC Shares and has the absolute right, power and capacity to sell assign and transfer the GECC shares to NMHG free and clear of any liens, claims and encumbrances arising by, through or under GECC (other than restrictions imposed generally by state and federal securities laws with respect to unregistered securities).

(g) Anything in the foregoing to the contrary notwithstanding, the Stock Option shall be deemed null and void, and GECC shall have no duty or obligation under this Section 16 or otherwise to sell the GECC Shares to NMHG, if such sale would require such GECC Shares or the transaction to be registered under any applicable federal or state securities laws. In connection with any purchase of the GECC Shares pursuant to the Stock Option, NMHG understands and agrees that it will be required to provide GECC with representations and warranties substantially similar to those contained in Section 4.6 of the Stock Purchase Agreement.

(h) In the event that NMHG exercises its Stock Option, NMHG shall, unless GECC has terminated this Agreement without cause, be obligated to reimburse GECC upon demand for all out-of-pocket fees, costs and expenses of any kind whatsoever incurred by GECC in connection therewith and/or in connection with its sale of the GECC Shares to NMHG (including, without limitation, any fees and disbursements of outside counsel or outside accountants and any costs related to the prepayment of any debt incurred by GECC as a result of its obligations under the Financing Agreement).

17. Staffing and Organization Expenses.

(a) NMHG shall initially supply frontroom personnel (frontroom personnel are those that primarily dedicate their time to working on Wholesale and Retail Financing prior to closing and booking) to both the Hyster and Yale divisions of the Corporation to the extent of a total of 20 personnel, which personnel shall compromise the following positions: managers, field representatives, account representatives, wholesale administrators and administrative assistants. All salary, benefits and other employee costs for such NMHG supplied personnel will not exceed $1.8 million in the first calendar year and will be charged to the Corporation. To the extent that GECC supplies frontroom personnel, all salary, benefits and other employee costs for such GECC supplied personnel will not exceed $1.5 million in the first calendar year and will be charged to the Corporation. All such personnel (whether supplied by NMHG or GECC) will be fully dedicated to the Corporation. Frontroom staffing, and the costs associated therewith, for the period following the first year of operation under this Agreement shall be mutually agreed upon by the parties from time to time based on the needs of the Corporation. Frontroom locations will be at Hyster and Yale brand headquarters and/or such other location(s) designated by Hyster and Yale, respectively.

(b) GECC shall perform all administrative responsibilities with respect to all Wholesale and Retail Financing entered into by the Corporation pursuant to the terms of the Revised and Restated Administrative Services Agreement attached hereto as Exhibit E.

(c) The Corporation will pay all reasonable external, out-of-pocket expenses incurred by NMHG and GECC in connection with the establishment of the Corporation, the qualification and licensing of the Corporation and preparation of the documentation for Wholesale and Retail Financing; provided, however, that the specific type of out-of-pocket expenses to be borne by the Corporation are mutually agreed to by GECC and NMHG in writing.

(d) The Corporation will pay or reimburse all external, out-of-pocket expenses incurred by NMHG and/or GECC in connection with the design, creation and publication of financing and remarketing literature, bulletins, price sheets and promotional literature, provided, however, that the specific type of out-of-pocket expenses to be borne by the Corporation are mutually agreed to by GECC and NMHG in writing.

18. Trademarks.

(a) GECC hereby waives any right, title and interest in and to the trade names “NMHG”, “NMHG Financial Services”, “Hyster Credit” and “Yale Financial Services”, as well as any and all variations thereof, and the related trademarks. NMHG hereby grants to GECC, on the same basis as NMHG has already granted to the Corporation under the Tradename Agreement, the right to use the tradenames “NMHG”, “NMHG Financial Services”, “Hyster Credit” and “Yale Financial Services” and the related trademarks in connection with the performance of GECC’s obligations hereunder or under any of the Other Agreements.

(b) NMHG hereby waives any right, title and interest in and to the trade names “General Electric Company”, “GE”, “General Electric Capital Corporation” and “GECC”, as well as any and all variations thereof, and the related service marks and trademarks.

19. Exclusivity.

(a) As to GECC, GECC will endeavor to not enter into any other significant financing program arrangements with NMHG Competitors. GECC shall additionally endeavor not to develop any business unit whose primary function is to finance forklift trucks. For the purposes of this paragraph the term “NMHG Competitors” shall be as set forth on Exhibit H attached hereto which shall be amended from time by mutual agreement of the parties hereto.

(b) As to NMHG. NMHG will endeavor not solicit, or enter into, any Retail or Wholesale Financing (or enter into any partnership, joint venture or other arrangement with any other party to provide any of the foregoing) for either NMHG or Allied Equipment, except that NMHG may make equity investments in, or general loans and other extensions of credit to or for the benefit of, Dealers from time to time which may be secured by general liens on inventory, receivables, equipment and other assets of the Dealer.

20. Confidentiality.

All information with respect to the Corporation, NMHG or GECC, or with respect to the business, operations, products and customers of the Corporation, NMHG or GECC, shall be kept confidential and shall not be disclosed to third parties, except for (i) any disclosures required by law or required to be made to any governmental agencies, or (ii) with respect to the Corporation, any disclosures to its independent certified public accounting firm or to other persons or entities that may need to know for the purpose of the business or operations of the Corporation, or (iii) any disclosures of information that was in the public domain at the time of receipt or subsequently comes into the public domain (other than as a result of an unauthorized disclosure), or (iv) disclosures of the type that are customary in the ordinary course of business (e.g., the terms of financing available from the Corporation).

21. Waiver.

Waiver by any party hereto of any breach or default by any other party of any of the terms and conditions of this Agreement shall not operate as a waiver of any other breach or default, whether similar to or different from the breach or default waived.

22. Notices.

Any notices or other communications required or permitted hereunder shall be sufficiently given if personally delivered or sent by registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

TO NMHG:

NACCO Materials Handling Group, Inc.

650 NE Holladay Street

Suite 1600

Portland, Oregon 97232

Attn: General Counsel

TO GECC:

General Electric Capital Corporation

44 Old Ridgebury Road

Danbury, CT 06810

Attention: Edward Simoneau

Either party hereto may change the address to which each such notice or communication shall be sent by giving written notice of such change of address to the other party hereto in the manner above stated.

23. Entire Agreement: Amendments.

This Agreement (along with the attached Exhibits) represents the entire understanding and agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior negotiations, representations and agreements made by and among the parties with respect thereto. No alteration, amendment, assignment or modification of any of the terms or provisions of this Agreement shall be void unless made pursuant to an instrument in writing signed by each of the parties hereto; provided that the waiver by either party hereto of compliance with a provision hereof or of any breach or default by the other party hereto need be signed only by the party waiving such provision, breach or default.

24. Adoption by Corporation; Legend on Certificates.

(a) Each of NMHG and GECC agrees that it will consent to and approve any amendment to the Certificate of Incorporation or By-Laws of the Corporation which may be necessary or advisable in order to conform to any of the provisions of this Agreement or any amendments hereto to the applicable laws of the State of Delaware as now or hereafter enacted, including, without limitation, the General Corporation Law of the State of Delaware. Each party further agrees to vote its Shares in the Corporation and to execute and deliver such documents as may be necessary in order to implement the provisions of the preceding sentence.

(b) The certificates representing the Shares shall have endorsed upon them the following legend:

The sale, assignment, transfer, pledge, encumbrance or hypothecation of the Shares represented by this Certificate are subject to compliance with the terms and conditions of a Joint Venture and Shareholders Agreement, dated November 8, 1989, as amended and restated on April 15, 1998 by and between NMHG Materials Handling Corporation and General Electric Capital Corporation, a copy of which is on file at the offices of the Corporation.

25. Counterparts.

This Agreement may be executed in any number of counterparts each of which shall be an original, but all of which taken together shall constitute one and the same instrument.

26. Successors and Assigns.

Neither party hereto may sell, assign, transfer, pledge, encumber or hypothecate any of its rights or obligations hereunder or any Shares without the prior written consent of the other party hereto. Any attempted sale, assignment, transfer, pledge, encumbrance or hypothecation in violation of this Section shall be void and of no force and effect. All of the terms and provisions of this Agreement shall inure to the benefit of and be binding upon the successors and assigns of the parties hereto.

27. Section Headings.

All of Sections, subsections and clauses contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

28. Governing Law and Arbitration.

This Agreement shall be construed and enforced in accordance with the laws of the State of New York. Any and all disputes, controversies or claims arising out of, or relating to, this Agreement or any of the Other Agreements shall be determined by arbitration in accordance with the Arbitration Rules of the American Arbitration Association. The number of arbitrators shall be three. One arbitrator each shall be appointed by NMHG and GECC respectively, and the third arbitrator, who shall serve as chairman of the tribunal, shall be appointed by the American Arbitration Association.

The place of arbitration shall be New York City. The language of the arbitration shall be English and any arbitral award arising from any arbitration pursuant to this paragraph shall be final and binding upon all parties hereto and no party shall seek recourse to a court of law or other authorities to appeal for revision of such decision or any other ruling of the arbitrator. The cost of the arbitration shall be borne by the party who does not prevail in the arbitration proceeding or as is otherwise decided by the arbitration panel. The question of whether a dispute is governed by this arbitration clause shall itself be determined by arbitration.

29. Severability of Provisions.

If any covenant or other provision of this Agreement is invalid, unlawful, or incapable of being enforced by reason of any rule of law or public policy, all other covenants and provisions of this Agreement which can be given effect without the invalid, unlawful or unenforceable provision shall, nevertheless, remain in full force and effect, and no covenant or provision shall be deemed dependent upon any other covenant or provision unless so expressed.

30. Advertising.

Without the prior written consent of the other party hereto, neither NMHG nor GECC shall advertise in any manner the financial services of the Corporation (whether by written brochure, newspaper advertisement, radio commercial, television commercial or otherwise), even if such advertisement is intended solely for the Dealers and the Customers, except that NMHG may advertise the financial services of the Corporation without mentioning GECC and without the consent of GECC, but, if NMHG does so without the prior written consent of GECC, NMHG shall be solely responsible for any costs or liabilities arising from any such advertisement.

31. Target Approval Rates.

GECC will use its best efforts to coordinate with NMHG to initially determine mutually acceptable standards for the approval of Customers for proposed Yale and Hyster Retail Financings (“Target Approval Rates”). Target Approval Rates shall be reviewed by each of the Yale and Hyster Steering Committees annually with their recommendations being submitted to the Board of Directors. Target Approval Rates applicable to any calendar year following the end of the calendar year in which this Agreement is executed shall be set by the Board of Directors at the Annual Meeting of the Board of Directors for such calendar year.

32. Timetable.

GECC and NMHG will mutually commit to work together to achieve the following schedule for implementation of the terms of this Agreement and the related International Operating Agreement:

(a) Two Month Time Frame. Within two (2) months after the date upon which this Agreement shall become effective (“Effective Date”):

(i) GECC will provide full and workable Retail and Wholesale Financing structures for the U.S. and Phase One Countries.

(ii) GECC and NMHG will develop mutually acceptable Target Approval Rates pursuant to the terms of Section 31 hereof to be operational for the U.S. and for all Phase One Countries.

(iii) GECC and NMHG will cooperate to ensure that all legal requirements for operations under this Agreement and in the Phase One Countries are met, marketing literature is produced, Wholesale and Retail documentation is printed, Wholesale and Retail rates are set and relevant personnel are appointed.

(iv) GECC must ensure that the Corporation and any applicable GECC affiliates or subsidiaries have the legal, financial and operational capacity to provide commercially acceptable financing in the U.S. and Phase One Countries.

(b) Phase Two Countries Time Frame. Within six (6) months after the Effective Date, GECC and NMHG shall ensure that all of the requirements set forth in subparagraphs (a)(i), (ii) (iii) and (iv) are met with respect to all Phase Two Countries.

(c) Phase Three Countries Time Frame. Within twelve (12) months after the Effective Date, GECC and NMHG shall ensure that all of the requirements set forth in subparagraphs (a)(i), (ii) (iii) and (iv) are met with respect to all Phase Three Countries.

(d) Phase Four Countries. GECC and NMHG shall ensure that all of the requirements set forth in subparagraphs (a)(i), (ii) (iii) and (iv) are met with respect to all Phase Four Countries within the time frame agreed to by the parties.

(e) With respect to this Section 32, the terms “Phase One Countries”, “Phase Two Countries”, “Phase Three Countries” and “Phase Four Countries” shall be defined as follows:

(i) Phase One Countries shall be Canada, the United Kingdom, Germany and France.

(ii) Phase Two Countries shall be Australia, Brazil, Chile, The Netherlands, Mexico and Spain.

(iii) Phase Three Countries shall be Argentina, Poland, Hungary, Czech Republic, Italy, Malaysia and Taiwan.

(iv) Phase Four Countries shall be any other countries mutually agreed upon by GECC and NMHG.

33.	Participation Fee.

In consideration for the referral by NMHG to the Corporation of Tax Leases for Hyster and Yale forklift trucks, the Corporation shall pay to NMHG an annual “Participation Fee”. During the term of this Agreement, the Participation Fee will be paid to NMHG within sixty (60) days of the close of any calendar year and shall be based on the aggregate volume of Tax Leases related to Hyster and Yale forklift trucks booked by the Corporation in such calendar year. The calculation of the Participation Fee shall be done in the manner as set forth in Exhibit I (attached hereto). For the purposes of this Section 33, the term “Tax Lease” shall mean any financial transaction which is in the form of a lease or rental agreement under which the Corporation is the lessor, and owner for Federal income tax purposes, of the Equipment leased thereunder.

34.	Competitiveness.

Both GECC and NMHG will use their best efforts to ensure that the Corporation offers products which are competitive within the U.S. market. The Company shall provide to Dealers and Customers (as the case may be) financing at the following rates:

(i) For Wholesale Financing, the interest rate shall not exceed 50 Basis Points over the Prime Rate where (x) the Prime Rate shall mean the per annum rate of interest announced, from time to time, by The First National Bank of Chicago (or such other major banking institution as chosen by the Company) as its “corporate base rate” and (y) the term Basis Point shall mean one hundredth (100th) of one percent (1%);

(ii) For Retail Financing, the interest rate shall not exceed 325 Basis Points over the then applicable interest rate of Treasury Bills offered for terms similar or identical to the term of each applicable Retail Financing. For each Retail Financing, an interest rate quote to any Customer shall be valid for a term equal to the earlier of thirty days from such quote or the end of a calendar year and, for a Retail Financing transaction approved by the Company, the applicable interest rate will be effective for a term equal to the earlier of ninety days from such approval or the end of a calendar year.

35. Condition Precedent.

This Agreement shall not be effective unless and until that certain Third Amended and Restated Operating Agreement between Hyster Company and Hyster Credit Corporation dated as of November 21, 1985, as amended and restated as of December 19, 1985 (the “AT&T Agreement”) is terminated and all transactions after such termination date which would have been subject to the terms of said AT&T Agreement are referred to the Corporation.

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement on the day and year first above written.

NACCO MATERIALS HANDLING GROUP, INC.

By:

Title:	President

GENERAL ELECTRIC CAPITAL CORPORATION

By:

Title:

EXHIBIT “A”

RESTATED AND AMENDED CORPORATE NAME AGREEMENT

This RESTATED AND AMENDED CORPORATE NAME AGREEMENT (hereinafter called “Agreement”) is made as of the 21st day of October, 1998, by and between NACCO MATERIALS HANDLING GROUP, INC., a Delaware corporation (hereinafter referred to as “NMHG”) and Yale Financial Services, Inc., a Delaware corporation which shall be known as NMHG FINANCIAL SERVICES, INC. pursuant to the terms and conditions of this Agreement (hereinafter referred to as “COMPANY”).

WITNESSETH

WHEREAS, NMHG manufactures gas, diesel and electric powered industrial trucks and many other products in the United States of America and in other countries and sells such products throughout the world under certain trade names and trademarks, including but not limited to the tradenames and registered trademarks “NMHG, NACCO Materials Handling Group, Inc., YALE and HYSTER”, which it owns and which have become valuable property rights of NMHG and for which NMHG has established substantial goodwill;

WHEREAS, COMPANY may from time to time provide financial services to NMHG, authorized dealers of NMHG and the customers of such dealers, and facilitate the sale, leasing and rental of Yale industrial trucks, parts and services related thereto; and

WHEREAS, COMPANY desires to secure from NMHG, and NMHG is willing to grant to COMPANY, authorization to utilize the words “NMHG, NACCO Materials Handling Group, Inc., YALE or HYSTER” in COMPANY’s corporate name or otherwise in conducting its ongoing business as contemplated in the Restated and Amended Joint Venture and Shareholders Agreement dated as of the date hereof between NMHG and General Electric Capital Corporation (the “Joint Venture Agreement”), subject to the terms and conditions set forth hereunder;

NOW, THEREFORE, in consideration of the mutual agreements, promises and undertakings set forth herein, the parties hereto agree as follows:

Section 1. NMHG hereby represents and warrants that it has proprietary rights in the tradenames and registered trademarks “NMHG, NACCO Materials Handling Group, Inc., YALE and HYSTER”. NMHG further represents and warrants that it has the right to use the words “NMHG, NACCO Materials Handling Group, Inc., YALE and HYSTER” in a trade name or as part of a corporate name for any business relating to industrial trucks.

Section 2. On the basis of the representations and warranties of NMHG in section 1 above, COMPANY hereby acknowledges that any and all rights in the words “NMHG, NACCO Materials Handling Group, Inc., YALE or HYSTER” are proprietary to NMHG, and COMPANY hereby agrees not to: (i) take any action, directly or indirectly, to defeat any proprietary rights of NMHG in such words, (ii) claim any proprietary rights in such words or the goodwill attached thereto except as provided in this Agreement; or (iii) use any such words except in COMPANY’s corporate name or in conducting its ongoing business as contemplated in the Joint Venture Agreement.

Section 3. On the basis of the representations and warranties of NMHG in section 1 above, COMPANY hereby acknowledges that NMHG, its subsidiaries and any authorized dealers of NMHG or NMHG’s subsidiaries have the right to use, or may be granted permission by NMHG to use, the words “NACCO Materials Handling Group, Inc.”, “NMHG”, “YALE”, “YALE Industrial Trucks”, “Yale Materials Handling”, “HYSTER”, “HYSTER Industrial Trucks” and “HYSTER Materials Handling” in a trade name or as part of a corporate name for any business relating to industrial trucks owned or controlled by NMHG, its subsidiaries or such dealers, notwithstanding any local or other registration of COMPANY’s corporate name; and COMPANY shall execute any consents which NMHG may consider necessary relating to the exercise of those rights. COMPANY also hereby: (i) admits that NMHG has the right to register “NACCO Materials Handling Group, Inc.”, “NMHG”, “YALE”, “YALE Industrial Trucks”, “Yale Materials Handling”, “HYSTER”, “HYSTER Industrial Trucks” and “HYSTER Materials Handling” as trademarks; (ii) agrees not to take any action, directly or indirectly, to defeat any trademark application which NMHG has filed or may file therefor; and (iii) agrees to execute all documentation prepared by NMHG which may be required to prosecute such trademark application.

Section 4. NMHG hereby consents to the use of the word “NMHG” by COMPANY in COMPANY’s corporate name which shall be “NMHG FINANCIAL SERVICES, INC.” or such other name as may be approved by NMHG, under the provisions and conditions hereof. NMHG hereby agrees to defend, indemnify and hold harmless COMPANY against all claims, demands, suits or other proceedings (and all related costs and losses suffered by COMPANY including reasonable attorney’s fees), brought against COMPANY based upon an allegation that the use of the word “NMHG” in the corporate name of COMPANY constitutes an infringement of any trademark or other proprietary right. The provisions of this paragraph shall survive any termination of this Agreement.

Section 5. NMHG hereby consents to the use of the words “NACCO Materials Handling Group, Inc.”, “NMHG”, “YALE” and “HYSTER” by COMPANY in conducting its ongoing business as contemplated in the Joint Venture Agreement. NMHG hereby agrees to defend, indemnify and hold harmless COMPANY against all claims, demands, suits or other proceedings (and all related costs and losses suffered by COMPANY including reasonable attorney’s fees), brought against COMPANY based upon an allegation that the use of any such words in its ongoing business constitutes an infringement of any trademark or other proprietary right. The provisions of this paragraph shall survive any termination of this Agreement.

Section 6. COMPANY agrees that this Agreement may be terminated by NMHG upon receipt of written notice to that effect from NMHG (“Termination Notice”). COMPANY shall have a period of ninety (90) days from the date of receipt of such Termination Notice (the “Phasing Out Period”) to take all actions necessary, at its sole expense and at no cost to NMHG, to eliminate the word “NMHG” from its corporate name, such actions including, but not limited to, amendment of the COMPANY’s articles of incorporation, if any, and all registrations of the corporate name. COMPANY shall also during the Phasing Out Period cease to use, in any manner whatsoever, the words, terms or identifications “NACCO Materials Handling Group, Inc.”, “NMHG”, “YALE” and “HYSTER”, or any form thereof, or any words or terms confusingly similar thereto.

Section 7. If COMPANY shall fail to take all steps necessary to eliminate the words set forth in Section 6 from its corporate name or in conducting its ongoing business by the end of the Phasing Out Period, then NMHG may enjoin further use of any such words in any manner or form in the corporate name of COMPANY. COMPANY shall not contest any such action by NMHG. COMPANY shall indemnify and hold harmless NMHG against and from any and all expenses whatsoever, including but not limited to court costs and reasonable attorneys’ and experts’ fees, incurred by NMHG in relation to any such action. Furthermore, resort to such action by NMHG shall not preclude or in any way effect NMHG’s rights to bring any other actions of any sort whatever against COMPANY for damages or otherwise relating to a breach of this Agreement by COMPANY.

Section 8. COMPANY shall not assign or otherwise transfer this Agreement or its rights or obligations hereunder in whole or in part, directly or indirectly, by operation of law or otherwise, without the prior written consent of NMHG. NMHG may withhold such consent under any circumstances. Any transfer of this Agreement from COMPANY by merger, consolidation or liquidation and any change in majority ownership of COMPANY (other than any sale of stock in COMPANY to NMHG) or power to vote the majority of the outstanding voting stock of COMPANY shall constitute an assignment for purposes of this Agreement.

Section 9. All notices for all purposes under this Agreement shall be deemed to have been sufficiently given when given in writing on the date sent by telex, or electronic facsimile machine, or delivered personally, or three days after the date mailed by registered or certified mail, postage prepaid, addressed to the other party as described below or to such other address as shall be furnished in writing by either party to the other from time to time in accordance herewith:

To NMHG:	NACCO Materials Handling Group, Inc.
650 NE Holladay Street
Suite 1600
Portland, Oregon 97232
Attn: General Counsel

To COMPANY:	NMHG Financial Services, Inc.
c/o General Electric Capital Corporation
44 Old Ridgebury Road
Danbury, Connecticut 06810
Attn: Edward Simoneau

Section 10. This Agreement shall be construed and enforced in accordance with the laws of the State of New York. Any and all disputes, controversies or claims arising out of, or relating to, this Agreement shall be determined by arbitration in accordance with the Arbitration Rules of the American Arbitration Association. The number of arbitrators shall be three. One arbitrator each shall be appointed by NMHG and COMPANY respectively, and the third arbitrator, who shall serve as chairman of the tribunal, shall be appointed by the American Arbitration Association. The place of arbitration shall be New York City. The language of the arbitration shall be English and any arbitral award arising from any arbitration pursuant to this paragraph shall be final and binding upon all parties hereto and no party shall seek recourse to a court of law or other authorities to appeal for revision of such decision or any other ruling of the arbitrator. The cost of the arbitration shall be borne by the party who does not prevail in the arbitration proceeding or as is otherwise decided by the arbitration panel. The question of whether a dispute is governed by this arbitration clause shall itself be determined by arbitration.

Section 11. The parties agree to take such further action and to execute such further documents or instruments which are necessary and appropriate to enable COMPANY to use the trademark and trade name as described herein.

IN WITNESS WHEREOF, each of the parties hereto have caused this Agreement to be executed by its duly authorized officers as of the date first above written.

NACCO MATERIALS HANDLING GROUP, INC.	NMHG FINANCIAL SERVICES, INC.

By:	By:

Title:	Title:

EXHIBIT “B”

State of Delaware

Office of the Secretary of State

I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF “YALE FINANCIAL SERVICES, INC.”, CHANGING ITS NAME FROM “YALE FINANCIAL SERVICES, INC.” TO “NMHG FINANCIAL SERVICES, INC.”, FILED IN THIS OFFICE ON THE FIRST DAY OF SEPTEMBER, A.D. 1998, AT 4:30 O’CLOCK P.M.

A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS.

	Edward J. Freel, Secretary of State

2073649 8100	AUTHENTICATION:	9283121

981342511	DATE:	09-02-98

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

YALE FINANCIAL SERVICES, INC.

YALE FINANCIAL SERVICES, INC., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,

DOES HEREBY CERTIFY:

FIRST: That pursuant to the provisions of Section 141(f) of Title 8 of the Delaware Code as amended, on the 17th day of July, 1998 the Board of Directors of said corporation by the unanimous written consent of its members, filed with the minutes of the board, adopted a resolution proposing and declaring advisable the following amendment to the Certificate of Incorporation of said corporation:

RESOLVED, that the Certificate of Incorporation of YALE FINANCIAL SERVICES, Inc. be amended by changing the first Article thereof so that, as amended, said Article shall be and read as follows:

“1. The name of the corporation is NMHG FINANCIAL SERVICES, INC.”

SECOND: That in lieu of a meeting and vote of stockholders, the holders of all of the issued and outstanding stock entitled to vote have given unanimous written consent to said amendment in accordance with the provisions of section 228 of Title 8 of the Delaware Code as amended, such consent having been filed with the corporation on the 17th day of July, 1998.

THIRD: That the aforesaid amendment was adopted in accordance with the applicable provisions of section 242, 141(f) and 228 of Title 8 of the Delaware Code as amended.

IN WITNESS WHEREOF, said YALE FINANCIAL SERVICES, INC. has caused its corporate seal to be hereunto affixed and this certificate to be signed by E.J. Simoneau, its Executive Vice-President and attested by Amanda N. Skolan-Logue, its Secretary, this 17th day of July, 1998.

YALE FINANCIAL SERVICES, INC.

By:
Edward J. Simoneau
Executive Vice President

ATTEST:

BY:
Amanda N. Skolan-Logue
Secretary

(SEAL)

STATE OF CONNECTICUT	)
	)	ss:
COUNTY OF FAIRFIELD	)

BE IT REMEMBERED, that on this 17th day of July, 1998, there personally came before me, the subscriber, a Notary Public in and for the County and State aforesaid, EDWARD J. SIMONEAU, Executive Vice President of YALE FINANCIAL SERVICES, INC., a corporation of the State of Delaware, the corporation described in and which executed the foregoing Certificate, known to me personally to be such, and he, the said EDWARD J. SIMONEAU, as such executive Vice President, duly executed said Certificate before me and acknowledged the said Certificate to be his act and deed and the act and deed of said Corporation, and that the facts stated therein are true; that the signatures of the said Executive Vice President and Secretary of said Corporation to said Certificate are in the handwriting of the said Vice President and Secretary of said Corporation, respectively, and that the seal affixed to said Certificate is the common or corporate seal of said Corporation.

IN WITNESS WHEREOF, I have hereunto set my hand and seat of office the day and year aforesaid.

Notary Public

I, MICHAEL HARKINS, SECRETARY OF STATE OF THE STATE OF DELAWARE DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF CFD V INC. FILED IN THIS OFFICE ON THE SECOND DAY OF SEPTEMBER, A.D. 1988, AT 10 O’CLOCK A.M.

: : : : : : : : : :

Michael Harkins, Secretary of State

AUTHENTICATION:	¦1848553

DATE:	09/02/1988

CERTIFICATE OF AMENDMENT OF CERTIFICATE OF INCORPORATION CFD V INC.

CFD V INC., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,

DOES HEREBY CERTIFY:

FIRST: That pursuant to the provisions of Section 141(f) of Title 8 of the Delaware Code as amended, on the 30th day of August, 1988 the Board of Directors of said corporation by the unanimous written consent of its members, filed with the minutes of the board, adopted a resolution proposing and declaring advisable the following amendment to the Certificate of Incorporation of said corporation:

RESOLVED, that the Certificate of Incorporation of CFD V INC. be amended by changing the first Article thereof so that, as amended, said Article shall be and read as follows:

“1. The name of the corporation is YALE FINANCIAL SERVICES, INC.”

SECOND: That in lieu of a meeting and vote of stockholders, the holders of all of the issued and outstanding stock entitled to vote have given unanimous written consent to said amendment in accordance with the provisions of section 228 of Title 8 of the Delaware Code as amended, such consent having been filed with the corporation on the 30th day of August, 1988.

THIRD: That the aforesaid amendment was duly adopted in accordance with the applicable provisions of sections 242, 141(f) and 228 of Title 8 of the Delaware Code as amended.

IN WITNESS WHEREOF, said CFD V Inc. has caused its corporate seal to be hereunto affixed and this certificate to be signed by R.H. Chamides, its Vice-President and attested by Michael A. Meehan, its Secretary, this 30th day of August, 1988.

By:
Vice President

ATTEST:

By:
Secretary

(SEAL)

CERTIFICATE OF INCORPORATION

OF

CFD V INC.

*  *  *  *  *  *

1. The name of the corporation is

CFD V INC.

2. The address of its registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

3. The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporation may be organized under the General Corporation Law of Delaware.

4. The total number of shares of stock which the corporation shall have authority to issue is one thousand (1,000) and the par value of each of such shares is One Dollar ($1.00), amounting in the aggregate to One Thousand Dollars ($1,000.00).

5. The name and mailing address of each incorporator is as follows:

NAME	MAILING ADDRESS

K. L. Husfelt	Corporation Trust Center 1209 Orange Street Wilmington, Delaware 19801

S. M. Fraticelli	Corporation Trust Center 1209 Orange Street Wilmington, Delaware 19801

M. A. Brzoska	Corporation Trust Center 1209 Orange Street Wilmington, Delaware 19801

6. The corporation is to have perpetual existence.

7. In furtherance and not in limitation of the powers conferred by statue, the board of directors is expressly authorized to make, alter or repeal the by-laws of the corporation.

8. Elections or directors need not be by written ballot unless the by-laws of the corporation shall so provide.

Meetings of stockholders may be held within or without the State of Delaware, as the by-laws may provide. The books of the corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the board of directors or in the by-laws of the corporation.

9. The corporation reserves the right to amend, alter, change or repeal any provision contained in this certificate of incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

WE, THE UNDERSIGNED, being each of the incorporators hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, do make this certificate, hereby declaring and certifying that this is our act and deed and the facts herein stated are true, and accordingly have hereunto set our hands this 18th day of October , 1985.

K. L. Husfelt
K. L. Husfelt

S. M. Fraticelli
S. M. Fraticelli

M. A. Brzoska
M. A. Brzoska

EXHIBIT “C”

AMENDED AND RESTATED BY-LAWS

AMENDED AND RESTATED July 17, 1998

NMHG FINANCIAL SERVICES, INC.

*****

BY-LAWS

*****

ARTICLE I

OFFICES

Section 1. The registered office shall be in the City of Wilmington, County of New Castle, State of Delaware.

Section 2. The corporation may also have offices at such other places both within and without the State of Delaware as the board of directors may from time to time determine or the business of the corporation may require.

ARTICLE II

PURPOSES

Section 1. The primary purpose of the corporation shall be to provide the following types of financial services:

(i)	origination and/or acquisition of floor plan and fleet rental financing to the dealers (“Dealers”) of NACCO Materials Handling Group, Inc. (“NMHG”) with respect to their inventory of equipment manufactured by NMHG (“NMHG Equipment”) and any related trade-ins;

(ii)	origination and/or acquisition of floor plan and fleet rental financing to the Dealers with respect to their inventory of equipment other than NMHG Equipment;

(iii)	origination and/or acquisition of parts inventory financing to the Dealers;

(iv)	origination and/or acquisition of accounts receivable financing to the Dealers;

(v)	origination and/or acquisition of financing with respect to any vehicles, computers and/or other types of commercial equipment (other than inventory) for the Dealers;

(vi)	origination and/or acquisition of true leases to the customers of NMHG and its Dealers (“Customers”) with respect to NMHG Equipment and/or related equipment (“Lease Financing”); and

(vii)	origination and/or acquisition of secured loans, conditional sales contracts, financing leases, lease-purchase agreements or other financings (other than Lease Financings) to the Customers with respect to NMHG Equipment and/or related equipment.

(viii)	any other financing programs mutually agreed to by all of the stockholders.

Section 2. Anything in Section 1 of this Article II to the contrary notwithstanding and subject to the provisions of Section 11 of Article IV of these by-laws, the corporation shall have the power and authority to engage in any lawful act or activity permitted by its certificate of incorporation and for which corporations may be organized under the General Corporation Law of the State of Delaware.

ARTICLE III

MEETINGS OF STOCKHOLDERS

Section 1. All meetings of the stockholders for the election of directors shall be held in the city of Danbury in the State of Connecticut at such place as may be fixed from time to time by the board of directors, or at such other place either within or without the State of Delaware as shall be designated from time to time by the board of directors and stated in the notice of the meeting. Meetings of stockholders for any other purpose may be held at such time and place, within or without the State of Delaware, as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof.

Section 2. Annual meetings of stockholders shall be held on the second Monday of March if not a legal holiday, and if a legal holiday, then on the next secular day following, at 12:30 P.M., or at such other date and time as shall be designated from time to time by the board of directors and stated in the notice of the meeting, at which they shall elect by a plurality vote a board of directors, and transact such other business as may properly be brought before the meeting.

Section 3. Written notice of the annual meeting stating the place, date and hour of the meeting shall be given to each stockholder entitled to vote at such meeting not less than ten nor more than sixty days before the date of the meeting.

Section 4. The officer who has charge of the stock ledger of the corporation shall prepare and make, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

Section 5. Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by statute or by the certificate of incorporation, may be called by the president and shall be called by the president or secretary at the request in writing of a majority of the board of directors, or at the request in writing of stockholders owning a majority in amount of the entire capital stock of the corporation issued and outstanding and entitled to vote. Such request shall state the purpose or purposes of the proposed meeting.

Section 6. Written notice of a special meeting stating the place, date and hour of the meeting and the purpose or purposes for which the meeting is called, shall be given not less than ten nor more than sixty days before the date of the meeting, to each stockholder entitled to vote at such meeting.

Section 7. Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice.

Section 8. The holders of a majority of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business except as otherwise provided by statute or by the certificate of incorporation. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented any business may be transacted which might have been transacted at the meeting as originally notified. If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

Section 9. When a quorum is present at any meeting, the vote of the holders of a majority of the stock having voting power present in person or represented by proxy shall decide any question brought before such meeting, unless the question is one upon which by express provision of the statutes or of the certificate of incorporation or these by-laws, a different vote is required in which case such express provision shall govern and control the decision of such question.

Section 10. Unless otherwise provided in the certificate of incorporation each stockholder shall at every meeting of the stockholders be entitled to one vote in person or by proxy for each share of the capital stock having voting power held by such stockholder, but no proxy shall be voted on after three years from its date, unless the proxy provides for a longer period.

Section 11. Unless otherwise provided in the certificate of incorporation, any action required to be taken at any annual or special meeting of stockholders of the corporation, or any action which may be taken at any annual or special meeting of such stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.

ARTICLE IV

DIRECTORS

Section 1. The number of directors which shall constitute the whole board shall be seven. The directors shall be elected at the annual meeting of the stockholders, except as provided in Section 2 of this Article, and each director elected shall hold office until his successor is elected and qualified. Directors need not be stockholders, but shall be employees of the stockholders. The board of directors shall be constituted in accordance with the terms of Section 5(a) of the Restated and Amended Joint Venture and Shareholders Agreement dated as of the date hereof between the stockholders of the corporation (the “Shareholders Agreement”).

Section 2. Vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled pursuant to the terms of Section 5(i) of the Shareholders Agreement, and the directors so chosen shall hold office until the next annual election and until their successors are duly elected and shall qualify, unless sooner displaced. If there are no directors in office, then an election of directors may be held in the manner provided by statute. If, at the time of filling any vacancy or any newly created directorship, the directors then in office shall constitute less than a majority of the whole board (as constituted immediately prior to any such increase), the Court of Chancery may, upon application of any stockholder or stockholders holding at least ten percent of the total number of the shares at the time outstanding having the right to vote for such directors, summarily order an election to be held to fill any such vacancies or newly created directorships, or to replace the directors chosen by the directors then in office.

Section 3. The business of the corporation shall be managed by or under the direction of its board of directors which may exercise all such powers of the corporation and do all such lawful acts and things as are not by statute or by the certificate of incorporation or by these bylaws directed or required to be exercised or done by the stockholders.

MEETINGS OF THE BOARD OF DIRECTORS

Section 4. The board of directors of the corporation may hold meetings, both regular and special, either within or without the State of Delaware.

Section 5. The first meeting of each newly elected board of directors shall be held at such time and place as shall be fixed by the vote of the stockholders at the annual meeting and no notice of such meeting shall be necessary to the newly elected directors in order legally to constitute the meeting, provided a quorum shall be present. In the event of the failure of the stockholders to fix the time or place of such meeting of the newly elected board of directors, or in the event such meeting is not held at the time and place so fixed by the stockholders, the meeting may be held at such time and place as shall be specified in a notice given as hereinafter provided for special meetings of the board of directors, or as shall be specified in a written waiver signed by all of the directors.

Section 6. Regular meetings of the board of directors may be held without notice at such time and at such place as shall from time to time be determined by the board.

Section 7. Special meetings of the board may be called by the president upon not Less than two weeks written notice to each director; special meetings shall be called by the president or secretary in like manner and on like notice on the written request of two directors unless the board consists of only one director; in which case special meetings shall be called by the president or secretary in like manner and on like notice on the written request of the sole director.

Section 8. At all meetings of the board a majority of the directors shall constitute a quorum for the transaction of business and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the board of directors, except as otherwise expressly provided in Section 11 of this Article IV and except as may be otherwise specifically provided by statute or by the certificate of incorporation. If a quorum shall not be present at any meeting of the board of directors the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

Section 9. Unless otherwise restricted by the certificate of incorporation or these bylaws, any action required or permitted to be taken at any meeting of the board of directors or of any committee thereof may be taken without a meeting, if all members of the board or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the board or committee.

Section 10. Unless otherwise restricted by the certificate of incorporation or these bylaws, members of the board of directors, or any committee designated by the board of directors, may participate in a meeting of the board of directors, or any committee, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting.

Section 11. Any action to be taken by the corporation on any of the matters listed in this Section 11 must be approved by either the affirmative vote of the entire Board of Directors or the unanimous consent of all stockholders:

(i)	entry into any business other than providing the financial services to the Dealers and the Customers as described in Section 1 of Article II of these by-laws;

(ii)	approving each annual budget, each annual operational plan and major variances to each such plan, approving annual financial statements, and any declaration of dividends other than those which are (x) not in excess of current year’s earning or (ii) declared in the course of the liquidation and dissolution of the corporation;

(iii)	guaranteeing the indebtedness or other obligation of any person or entity;

(iv)	borrowing any funds, except from General Electric Capital Corporation (“GECC”);

(v)	pledging, mortgaging or otherwise encumbering any assets (tangible or intangible) as security for loans or otherwise;

(vi)	acquiring or disposing of any assets, or otherwise entering into any commitment, contract or transaction, other than in the normal course of business;

(vii)	merging or consolidating with or into any other entity;

(viii)	liquidating or dissolving, other than in accordance with the terms and conditions of, the Shareholders Agreement;

(ix)	except as otherwise provided in Section 3 of the Shareholders Agreement, issuing any new shares or increasing the authorized capital stock of the corporation, or repurchasing any of the capital stock of the corporation, or entering into any agreement for the sale, purchase or transfer of any of the shares of the corporation;

(x)	amending or otherwise modifying the certificate of incorporation or by-laws of the Corporation;

(xi)	the grant of any power to the Executive Committee or the Steering Committees; or

(xii)	establishing any committee of the board of directors, other than the Executive Committee and Steering Committee, or creating or altering the powers and/or responsibilities of any committee of the board of directors.

(xiii)	approving any accounting records and reports maintained and prepared in accordance with Section 10 of the Shareholders Agreement.

EXECUTIVE COMMITTEE

Section 12. The board of directors may, by resolution passed by the unanimous consent of the whole board, designate an Executive Committee to consist of five directors and elect the directors which shall serve as members thereof in accordance with the terms of Section 5(b) of the Shareholders Agreement. Each elected member of the Executive Committee shall hold office until his successor is elected and qualified.

The Executive Committee shall have such powers (including, without limitation, powers with respect to those matters specified in Section 11 of this Article IV) as shall be granted to it by the unanimous consent of the whole board. All meetings of the Executive Committee shall be attended by both members thereof, and all actions to be taken by the Executive Committee must be approved by the unanimous consent of the members thereof. The Executive Committee shall keep regular minutes of its meetings and report the same to the board of directors when required. The Executive Committee will meet not less often than biannually, and in any event within one week of any submission to the Executive Committee for resolution as contemplated by the Shareholders Agreement.

OTHER COMMITTEES OF DIRECTORS

Section 13. The board of directors may, by resolution passed by the unanimous consent of the whole board, designate separate Steering Committees each to consist of four directors and elect the persons which shall serve as members thereof in accordance with the terms of Section 5(d) of the Shareholders Agreement. Each elected member of the Steering Committees shall hold office until his successor is elected and qualified. Each Steering Committee shall have the duties delegated to it by the board of directors which shall include those designated in Section 5(d) of the Shareholders Agreement. Either Steering Committee, by the vote of any two of its members, may refer any matter to the Executive Committee for review and resolution, which matter will be considered and resolved by the Executive Committee within two weeks of such referral.

The board of directors may, by resolution passed by the unanimous consent of the whole board, designate one or more other committees, each such committee to consist of one or more of the directors of the corporation. Each elected member of any such committee shall hold office until his successor is elected and qualified.

Each such committee shall have such powers as shall be granted to it by the unanimous consent of the whole board. All meetings of any such committee shall be attended by all members thereof, and all actions to be taken by any such committee must be approved by the unanimous consent of all members thereof. Any such committee shall keep regular minutes of its meetings and report the same to the board of directors when required.

Any such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the board of directors.

COMPENSATION OF DIRECTORS

Section 14. Unless otherwise approved by the unanimous vote of all of the stockholders, no director or member of the Executive Committee, any Steering Committee or of any other committee of directors shall be entitled to any compensation for his services as a director or member of any such committee.

REMOVAL OF DIRECTORS

Section 15. Unless otherwise restricted by the certificate of incorporation, the Shareholders Agreement or by law, any director or the entire board of directors may be removed, with or without cause, by the holders of a majority of shares entitled to vote at an election of directors.

ARTICLE V

NOTICES

Section 1. Whenever, under the provisions of the statutes or of the certificate of incorporation or of these by-laws, notice is required to be given to any director or stockholder, it shall not be construed to mean personal notice, but such notice may be given in writing, by mail, addressed to such director or stockholder, at his address as it appears on the records of the corporation, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail. Notice to directors may also be given by telegram.

Section 2. Whenever any notice is required to be given under the provisions of the statutes or of the certificate of incorporation or of these by-laws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.

ARTICLE VI

OFFICERS

Section 1. The officers of the corporation shall be a president, an executive vice president, vice presidents, a treasurer, a secretary and two assistant secretaries, who shall be elected by the board of directors at its first meeting following the annual meeting of stockholders to serve for one year and until their respective successors are elected and qualified. Any vacancy in any office (including any office created between annual meetings of the board following the annual meeting of stockholders) may be filled by the board. Officers of the corporation shall be appointed in accordance with the terms of Section 5(c) of the Shareholders Agreement.

The same person may occupy two or more offices except the offices of president and secretary. Each officer shall be an employee of a stockholder, but need not be a stockholder or director of the corporation.

Section 2. Unless otherwise approved by the unanimous consent of the whole board, no officer shall be entitled to any compensation for his services as an officer.

Section 3. The officers of the corporation shall hold office until their successors are chosen and qualify. Any officer elected or appointed by the board of directors may be removed at any time in accordance with Section 5(h) of the Shareholders Agreement. Any vacancy occurring in any office of the corporation shall be filled in accordance with Section 5(i) of the Shareholders Agreement.

PRESIDENT

Section 4. The President shall be the chief executive officer of the corporation and shall preside at all meetings of the stockholders and the board of directors. The president shall have general and active management of the business of the corporation and shall see that all orders and resolutions of the board of directors are carried into effect.

Section 5. He shall execute bonds, mortgages and other contracts requiring a seal, under the seal of the corporation, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the board of directors to some other officer or agent of the corporation.

THE EXECUTIVE VICE PRESIDENT

Section. 6. In the absence of the president or in the event of his inability or refusal to act, the executive vice president shall perform the duties of the president, and when so acting,

shall have all the powers of and be subject to all the restrictions upon the president. The executive vice president shall perform such other duties and have such other powers as the board of directors may from time to time prescribe.

THE VICE-PRESIDENTS

Section 7. The vice-presidents shall perform such duties and have such powers as the board of directors may from time to time prescribe.

THE SECRETARY AND ASSISTANT SECRETARIES

Section 8. The Secretary shall attend all meetings of the board of directors and all meetings of the stockholders and record all the proceedings of the meetings of the corporation and of the board of directors in a book to be kept for that purpose and shall perform like duties for the standing committees when required. He shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the board of directors, and shall perform such other duties as may be prescribed by the board of directors or president, under whose supervision he shall be. He shall have custody of the corporate seal of the corporation and he, or an assistant secretary, shall have authority to affix the same to any instrument requiring it and when so affixed, it may be attested by his signature or by the signature of such assistant secretary. The board of directors may give general authority to any other officer to affix the seal of the corporation and to attest the affixing by his signature.

Section 9. The assistant secretaries shall, in the absence of the secretary or in the event of his inability or refusal to act, perform the duties and exercise the powers of the secretary and shall perform such other duties and have such other powers as the board of directors may from time to time prescribe.

THE TREASURER

Section 10. The Treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the corporation and shall deposit all monies and other valuable effects in the name and to the credit of the corporation in such depositories as may be designated by the board of directors.

Section 11. He shall disburse the funds of the corporation as may be ordered by the board of directors taking proper vouchers for such disbursements, and shall render to the president and the board of directors, at the regular meetings, or when the board of directors so requires, an account of all his transactions as treasurer and of the financial condition of the corporation.

Section 12. If required by the board of directors, he shall give the corporation a bond (which shall be renewed every six years) in such sum and with such surety or sureties as shall be satisfactory to the board of directors for the faithful performance of the duties of his office and for the restoration to the corporation, in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the corporation.

ARTICLE VII

CERTIFICATES FOR SHARES

Section 1. The shares of the corporation shall be represented by a certificate or shall be uncertificated. Certificates shall be signed by, or in the name of the corporation by (i) the president or the executive vice president and (ii) the treasurer or the secretary or an assistant secretary of the corporation.

Within a reasonable time after the issuance or transfer of uncertificated stock, the corporation shall send to the registered owner thereof a written notice containing the information required to be set forth or stated on certificates pursuant to Sections 151, 156, 202(a) or 218(a) or a statement that the corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.

Section 2. Any of or all the signatures on a certificate may be facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue.

LOST CERTIFICATES

Section 3. The board of directors may direct a new certificate or certificates or uncertificated shares to be issued in place of any certificate or certificates theretofore issued by the corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate or certificates or uncertificated shares, the board of directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or his legal representative, to advertise the same in such manner as it shall require and/or to give the corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the corporation with respect to the certificate alleged to have been lost, stolen or destroyed.

TRANSFER OF STOCK

Section 4. Upon surrender to the corporation or the transfer agent of the corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignation or authority to transfer, it shall be the duty of the corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books. Upon receipt of proper transfer instructions from the registered owner of uncertificated shares such uncertificated shares shall be cancelled and issuance of new equivalent uncertificated shares or certificated shares shall be made to the person entitled thereto and the transaction shall be recorded upon the books of the corporation.

FIXING RECORD DATE

Section 5. In order that the corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or the express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the board of directors may fix, in advance, a record date, which shall not be more than sixty nor less than ten days before the date of such meeting, nor more than sixty days prior to any other action. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting: provided, however, that the board of directors may fix a new record date for the adjourned meeting.

REGISTERED STOCKHOLDERS

Section 6. The corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Delaware.

ARTICLE VIII

GENERAL PROVISIONS

DIVIDENDS

Section 1. Dividends upon the capital stock of the corporation, subject to the provisions of the certificate of incorporation, if any, and subject to provisions of Section 11 of Article IV of these by-laws, may be declared by the board of directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property, or in shares of the capital stock, subject to the provisions of the certificate of incorporation.

Section 2. Before payment of any dividend, there may be set aside out of any funds of the corporation available for dividends such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the corporation, or for such other purpose as the directors shall think conducive to the interest of the corporation, and the directors may modify or abolish any such reserve in the manner in which it was created.

ANNUAL STATEMENT

Section 3. The board of directors shall present at each annual meeting, and at any special meeting of the stockholders when called for by vote of the stockholders, a full and clear statement of the business and condition of the corporation.

CHECKS

Section 4. All checks or demands for money and notes of the corporation shall be signed by such officer or officers or such other person or persons as the board of directors may from time to time designate.

FISCAL YEAR

Section 5. The fiscal year of the corporation shall be fixed by resolution of the board of directors.

SEAL

Section 6. The corporate seal shall have inscribed thereon the name of the corporation, the year of its organization and the words “Corporate Seal, Delaware.” The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

ARTICLE IX

AMENDMENTS

Section 1. These by-laws may be altered, amended or repealed or new by-laws may be adopted by the unanimous vote of all stockholders or by the unanimous consent of the whole board of directors, when such power is conferred upon the board of directors by the certificate of incorporation at any regular meeting of the stockholders or of the board of directors or at any special meeting of the stockholders or of the board of directors if notice of such alteration, amendment, repeal or adoption of new by-laws be contained in the notice of such special meeting. If the power to adopt, amend or repeal by-laws is conferred upon the board of directors by the certificate of incorporation it shall not divest or limit the power of the stockholders to adopt, amend or repeal by-laws.

EXHIBIT “D”

RESTATED AND AMENDED FINANCING AGREEMENT

THIS RESTATED AND AMENDED FINANCING AGREEMENT, dated October 21, 1998 (“Agreement”), by and among GENERAL ELECTRIC CAPITAL CORPORATION, a New York corporation (“GECC”), and NMHG FINANCIAL SERVICES, INC., a Delaware corporation formerly known as Yale Financial Services, Inc. (the “Company”).

RECITALS:

WHEREAS, on October 27, 1989, Yale Materials Handling Corporation (“Yale”), acquired, pursuant to a Stock Purchase Agreement dated as of such date (“Stock Purchase Agreement”), twenty percent (20%) of the issued and outstanding shares of the capital stock of Yale Financial Services, Inc. (“Corporation”) from GECC. As a result thereof, the Corporation was then owned twenty percent (20%) by Yale and eighty percent (80%) by GECC; and

WHEREAS, in conjunction with the above-described stock purchase, Yale and GECC entered into the Joint Venture and Shareholders Agreement (“Original Shareholders Agreement”) as of November 8, 1989 which Agreement (and the related agreements executed concurrently therewith; the Original Shareholders Agreement and the related Agreements shall collectively be referred to as the “JV Agreements”) related to the internal governance and day-to-day management and operations of the Corporation; and

WHEREAS, as a result of a corporate reorganization effective as of January 1, 1994, NACCO Materials Handling Group, Inc. (“NMHG”) and Yale entered into a Stock Purchase Agreement pursuant to which Yale sold all of its interest in the Corporation to NMHG and assigned to NMHG all of Yale’s duties, obligations and benefits under all of the JV Agreements; and

WHEREAS, NMHG and GECC have now determined to revise the nature of their relationship to areas outside of the United States (which global relationship shall be governed by the terms of an Operating Agreement (“International Operating Agreement”) executed between NMHG, GECC and various international affiliates and subsidiaries of GECC and NMHG) and additionally expand the business scope of the Corporation to provide certain types of financing to the Dealers and to the customers of NMHG and/or the Dealers (“Customers”) for all types and brands of NMHG Equipment. In conjunction therewith, NMHG and GECC have determined to amend and restate the Original Agreement and certain of the other JV Agreements, including, without limitation, this Agreement. In conjunction with the aforementioned revisions, the name of the Company has been changed to NMHG Financial Services, Inc.; and

WHEREAS, pursuant to the terms of the Restated and Amended Joint Venture and Shareholders Agreement dated as of April 15, 1998 (“Shareholders Agreement”), NMHG and GECC have determined that the Company will be in the business of providing financial services, including, but not necessarily limited to certain types of financing to the Dealers and to the customers of NMHG and/or the Dealers; and

WHEREAS, on and subject to the terms and conditions of this Agreement, GECC has agreed to make loans to the Company from time to time in order to provide operating funds for the Company and to facilitate the Company in providing the financial services described hereinabove;

NOW, THEREFORE, in consideration of the above premises and the mutual promises herein contained, as well as other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

ARTICLE I CERTAIN

DEFINITIONS

Section 1.01 Certain Definitions. For purposes of this Agreement, the following terms shall have the following meanings:

(a)	“Basis Point” shall mean one hundredth (100th) of one percent (1%).

(b)	“Business Day” shall mean any day other than a Saturday, Sunday or other day that the commercial banks in New York City are authorized or required by law to be closed.

(c)	“CEFD” shall mean the Commercial Equipment Financing department of GECC or any successor thereto.

(d)	“Date of Borrowing” shall mean, with respect to any Loan, the date on which GECC transfers to the Company the proceeds of such Loan.

(e)	“Debt/Equity Ratio” shall have the meaning given in the Shareholders Agreement.

(f)	“Default Rate” shall mean: (i) with respect to the Fixed/Term Note, the Fixed/Term Rate from time to time in effect plus five hundred (500) Basis Points; (ii) with respect to the Floating/Term Note, the Floating/Term Rate from time to time in effect plus five hundred (500) Basis Points; (iii) with respect to the Operating Funds Note, the Operating Funds Rate from time to time in effect plus five hundred (500) Basis Points; and (iv) with respect to any other amount due hereunder, eighteen percent (18%) per annum.

(g)	“Event of Default” shall mean any event or condition described in Section 6.01 hereof.

(h)	“Financial Accommodation” shall mean any loan, lease or other financial accommodation provided by the Company to any other person or entity and shall also include any loan, lease or other financial accommodation that is acquired by the Company.

(i)	“Fixed Rate Financial Accommodation” shall mean any Financial Accommodation other than a Floating Rate Financial Accommodation.

(j)	“Fixed/Term Loan” shall have the meaning given in Section 2.02(a) hereof.

(k)	“Fixed/Term Note” shall mean the note described in Section 2.02(b) hereof.

(I)	“Fixed/Term Rate” shall mean the actual fixed rate cost of funds from time to time charged by GECC to CEFD and as published in GECC’s periodic internal reports entitled “CEFD Interest Rate Details”.

(m)	“Floating Rate Financial Accommodation” shall mean any Financial Accommodation which is provided at a rate that fluctuates throughout its entire term with changes in a prime rate, commercial paper rate, treasury bond yield or other index, but not including any Financial Accommodation which is provided at a rate that fluctuates only with changes in the rate of Federal income taxes.

(n)	“Floating/Term Loan” shall have the meaning given in Section 2.03(a) hereof.

(o)	“Floating/Term Note” shall mean the note described in Section 2.03(b) hereof.

(p)	“Floating/Term Rate” shall mean the actual floating rate cost of funds from time to time charged by GECC to CEFD and as published in GECC’s periodic internal reports entitled “CEFD Interest Rate Details”.

(q)	“Guaranty” shall have the meaning given in Section 5.01(b) hereof.

(r)	“Loans” shall mean and include any Fixed/Term Loan, Floating/Term Loan or Operating Advance.

(s)	“Notes” shall mean and include any Fixed/Term Note, Floating/Term Note or Operating Fund Note.

(t)	“Operating Advance” shall have the meaning given in Section 2.01(b) hereof.

(u)	“Operating Fund Note” shall mean the note described in Section 2.01(b) hereof.

(v)	“Operating Fund Rate” shall mean a blended rate equal to (i) the sum of the Fixed/Term Rate and the Floating/Term Rate, in each case from month to month in effect, (ii) divided by two (2).

(w)	“Term Loans” shall mean and include any Fixed/Term Loan or Floating/Term Loan.

(x)	“Unmatured Event of Default” shall mean any event or condition which, with the giving of notice or lapse of time, or both, would constitute an Event of Default.

Section 1.02 Gender. Etc. Words used herein, regardless of the number and gender specifically used, shall be deemed and construed to include any other number, singular or plural, and any other gender, masculine, feminine or neuter, as the context requires.

ARTICLE II

THE LOANS

Section 2.01 Operating Advances.

(a)	Subject to the satisfaction of all conditions set forth in Article V of this Agreement, from time to time the Company may borrow, and GECC will lend, amounts determined by the Board of Directors of the Company to be necessary for the day-to-day operations of the Company (but not including amounts directly related to any investment in, or acquisition of, any Financial Accommodation by the Company).

(b)	Each advance made to the Company by GECC pursuant to this Section 2.01 (“Operating Advance”) shall be evidenced by a notation on the grid attached to the Operating Fund Note executed by the Company in the form attached hereto as Exhibit A. Each Operating Advance, together with any accrued interest thereon, shall be immediately due and payable upon demand by GECC or any other holder of the Operating Fund Note.

(c)	Every Operating Advance shall bear interest at a fluctuating rate equal to, in any calendar month, the Operating Fund Rate in effect for such month.

(d)	Interest on each Operating Advance shall be calculated on the average balance of all Operating Advances outstanding for the prior calendar month for the number of days actually elapsed on the basis of a year of 360 days. Interest payments shall be made in arrears and shall be due and payable, without notice or demand, on the first Business Day of each and every calendar quarter.

Section 2.02 Fixed/Term Loans.

(a)	Subject to the satisfaction of all conditions set forth in Article V of this Agreement, from time to time the Company may borrow, and GECC will lend, for a term of five (5) years amounts determined by the Board of Directors to be necessary for investment in, or acquisition of, any Fixed Rate Financial Accommodation by the Company (“Fixed/Term Loan”).

(b)	Each Fixed/Term Loan shall be evidenced by notation on the grid attached to the Fixed/Term Note executed by the Company in the form attached hereto as Exhibit B.

(c)	Each Fixed/Term Loan shall bear interest at a fluctuating rate equal to, in any calendar month, the Fixed/Term Rate in effect for such month.

(d)	Interest on each Fixed/Term Loan shall be calculated on the average balance of all Fixed/Term Loans outstanding for the prior calendar month for the number of days actually elapsed on the basis of a year of 360 days. Interest payments shall be made in arrears and shall be due and payable, without notice or demand, on the first Business Day of each calendar month.

(e)	The Company shall make, without notice or demand, twenty (20) equal installment payments of principal on each Fixed/Term Loan, commencing on the first day of the next calendar quarter following the date of borrowing and continuing on the first day of each calendar quarter thereafter until paid in full.

Section 2.03 Floating/Term Loans.

(a)	Subject to the satisfaction of all conditions set forth in Article V of this Agreement, from time to time the Company may borrow, and GECC will lend, for a term of five (5) years amounts determined by the Board of Directors to be necessary for investment in, or acquisition of, any Floating Rate Financial Accommodation by the Company (“Floating/Term Loan”).

(b)	Each Floating/Term Loan shall be evidenced by notation on the grid attached to the Floating/Term Note executed by the Company in the form attached hereto as Exhibit C.

(c)	Each Floating/Term Loan shall bear interest at a fluctuating rate equal to, in any calendar month, the Floating/Term Rate in effect for such month.

(d)	Interest on each Floating/Term Loan shall be calculated on the average balance of all Floating/Term Loans outstanding for the prior calendar month for the number of days actually elapsed on the basis of a year of 360 days. Interest payments shall be made in arrears and shall be due and payable, without notice or demand, on the first Business Day of each calendar month.

(e)	The Company shall make, without notice or demand, twenty (20) equal installment payments of principal on each Floating/Term Loan, commencing on the first day of the next calendar quarter following the date of borrowing and continuing on the first day of each calendar quarter thereafter until paid in full.

Section 2.04 Other Provisions.

(a)	Not less than two Business Days prior to any Date of Borrowing for any Loan hereunder by GECC to the Company, the Company shall give to GECC written notice of the amount and type of such proposed Loan.

(b)	All payments hereunder (including, without limitation, any payments under any Note) shall be made without set-off or counterclaim and shall be made on the date such payment is due to GECC in accordance with the instructions of GECC or any other holder of the Note as to method or place of payment. Any payments received after 1:OOpm local time shall be deemed received on the next Business Day. Any payment received on a day other than a Business Day shall be deemed received on the next Business Day.

(c)	The Company may prepay, in whole or in part and without premium or penalty, the principal of any Loan.

(d)	In addition to and not in limitation of all rights of offset that GECC or any holder of any Note may have under applicable law, upon the occurrence of any Event of Default or any Unmatured Event of Default, GECC or any holder of any Note shall have the right to appropriate and apply to the payment of any Note any and all balances, credits, deposits, accounts or monies of the Company then or thereafter with GECC or such other holder.

(e)	The Company hereby irrevocably appoints GECC as its attorney-in-fact to insert on the grid attached to any Note, the original principal balance of each Loan evidenced by such Note, the Date of Borrowing for each such Loan, and any other information that may be necessary or appropriate with respect to each such Loan.

ARTICLE Ill

REPRESENTATIONS AND WARRANTIES

Section 3.01 Representations and Warranties of the Company. As of the date hereof and as of the Date of Borrowing of each Loan made hereunder, the Company hereby represents and warrants to GECC:

(a)	The Company has been duly and validly organized, and is validly existing and in good standing, as a corporation under the laws of the State of Delaware, and has full power and authority to enter into and perform its obligations under this

Agreement and the Notes. The Company is duly qualified and in good standing as a foreign corporation authorized to do business in each state or jurisdiction where, because of the nature of its activities or properties, such qualification is required.

(b)	The execution, delivery and performance by the Company of this Agreement and the Notes have been duly and validly authorized, and this Agreement and the Notes are valid and binding obligations of the Company, enforceable against it in accordance with their respective terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, moratorium, reorganization or similar laws relating to or affecting the enforcement of creditors’ rights generally or by reason of general principles or equity.

(c)	The execution and delivery of this Agreement and the Notes, the consummation of the transactions provided for herein and therein, and the performance by the Company of its obligations hereunder and thereunder (i) will not result in the breach of any of the terms and provisions of, or constitute a default (after notice or passage of time, or both) under, or conflict with, its certificate of incorporation or by-laws, or any agreement or other instrument by which it is bound, and (ii) will not violate any judgment, decree, order or award of any court, governmental body or arbitrator, or any applicable law, rule or regulation.

(d)	The Company is not a party to or, to the best of its knowledge, threatened with any suit, action, arbitration, administrative or other proceeding, or governmental investigation which might materially and adversely affect it, its financial condition or business operations, this Agreement, or any of the transactions contemplated by this Agreement, and there is no judgment, decree, award or other outstanding against it which might materially and adversely affect it, its financial condition or business operations, this Agreement, or any of the transactions contemplated by this Agreement.

(e)	None of the assets of the Company are subject to any mortgage, pledge, title retention lien, or other lien, encumbrance or security interest, except (i) for current taxes not delinquent or taxes being contested in good faith and by appropriate proceedings, (ii) for liens arising in the ordinary course of business for sums not due or sums being contested in good faith and by appropriate proceedings and not involving any deposits or advances or borrowed money or the deferred purchase price of property or services, or (iii) to the extent previously approved in writing by GECC.

Section 3.02 Representations and Warranties of GECC. As of the date hereof and as of the Date of Borrowing of each Loan made hereunder, GECC hereby represents and warrants to the Company:

(a)	GECC has been duly and validly organized, and is validly existing and in good standing, as a corporation under the laws of the State of New York and has full power and authority to enter into this Agreement and to perform its obligations under this Agreement.

(b)	The execution, delivery and performance of this Agreement by GECC have been duly and validly authorized, and this Agreement and is a valid and binding obligation of GECC, enforceable against it in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, moratorium, reorganization or similar laws relating to or affecting the enforcement of creditors’ rights generally or by reason of general principles of equity.

(c)	GECC is not a party to or, to the best of its knowledge, threatened with any suit, action, arbitration, administration or other proceeding or governmental investigation which will materially and adversely affect it, this Agreement, or any of the transactions contemplated by this Agreement, and there is no judgment, decree, award or order outstanding against it which will materially and adversely affect it, this Agreement, or any of the transactions contemplated by this Agreement.

ARTICLE IV

COVENANTS

Section 4.01 Covenants of the Company. From the date of this Agreement and thereafter until all of the Notes and all other liabilities of the Company hereunder have been paid in full, the Company hereby covenants:

(a)	All corporate action required by this Agreement or by applicable law in connection with the making of each Loan will have been taken by the Company at or prior to the Date of Borrowing for such Loan.

(b)	The Company will maintain and preserve its corporate existence and all rights, privileges, licenses, patents, patent rights, copyrights, trademarks, trade names, franchises and other authority to the extent material and necessary for the conduct of its business in the ordinary course as conducted from time to time.

(c)	The Company will permit access by GECC to the books and records of the Company during normal business hours and permit GECC to make copies of said books and records.

(d)	The Company will pay when due all taxes, assessments and other liabilities, except and so long as contested in good faith and by appropriate proceedings, and comply with all statutes and governmental rules and regulations applicable to it.

(e)	The Company will not enter into any agreement containing any provision which would be violated or breached by the performance of its obligations hereunder or under any instrument or document delivered or to be delivered by it hereunder or in connection herewith.

(f)	The Company will not create or suffer to exist any mortgage, pledge, title retention lien, or other lien, encumbrance or security interest of any kind whatsoever on any of its assets, except (i) for current taxes not delinquent or taxes being contested in good faith and by appropriate proceedings, (ii) for liens arising in the ordinary course of business for sums not due or sums being contested in good faith and by appropriate proceedings and not involving any deposits or advances or borrowed money or the deferred purchase price of property or services, or (iii) to the extent previously approved in writing by GECC.

(g)	The Company will maintain a Debt/Equity Ratio no greater than 15:1 or such higher ration as may be agreed to by GECC and NMHG in accordance with Section 3(b) of the Shareholders Agreement.

Section 4.02 Covenant of GECC. GECC hereby covenants to make the Loans on and subject to the terms and conditions of this Agreement.

ARTICLE V

CONDITIONS PRECEDENT TO LOANS

Section 5.01 Documentation. Any provision of this Agreement to the contrary notwithstanding, GECC shall not be required to make any Loan hereunder, unless and until GECC has received each of the following documents in form and substance satisfactory to GECC:

(a)	A copy of this Agreement, the Operating Fund Note, the Fixed/Term Note, and the Floating/Term Note, each executed and delivered by the Company and accompanied by evidence that the Company has duly authorized and approved, and has full corporate power and authority, to enter into, execute and deliver this Agreement and each such Note;

(b)	A guaranty in the form of Exhibit D attached hereto by NMHG of all of the obligations of the Company under this Agreement and each Note (“Guaranty”), which Guaranty shall be executed and delivered by NMHG and accompanied by evidence that NMHG has duly authorized and approved, and has full corporate power and authority, to enter into, execute and deliver the Guaranty; and

(c)	Such other documents, instruments, certificates and/or opinions as GECC may reasonably request from time to time.

Section 5.02 Other Conditions. Any provision of this Agreement to the contrary notwithstanding, and in addition to, and not in lieu of, the conditions precedent set forth in Section 5.01 hereof, GECC shall not be required to make any Loan hereunder, if as of the Date of Borrowing for such Loan:

(a)	Any of the representations and warranties of the Company set forth in Section 3.01 hereof are not true and correct as if made on such Date of Borrowing;

(b)	The Company has failed to comply with any of the provisions of this Agreement or any other agreement which may then be outstanding and have GECC and the Company as parties thereto;

(c)	NMHG has failed to comply with any of the provisions of the Guaranty or any other agreement which may then be outstanding and have GECC and NMHG as parties thereto;

(d)	There has occurred any Event of Default;

(e)	There has occurred any material adverse change, in GECC’s sole opinion, in the financial or operating condition of either the Company or NMHG;

(f)	GECC shall own less than eighty percent (80%) of the issued and outstanding shares in any class of capital stock of the Company; or

(g)	This Agreement shall terminate or expire under Section 6.02 or 7.11 hereof.

ARTICLE VI DEFAULT AND

REMEDIES

Section 6.01 Events of Default. The occurrence of any of the following events or conditions shall constitute an Event of Default under this Agreement:

(a)	Default by the Company in the payment of any installment of principal of, or interest on, any Loan when due and payable in accordance with the terms thereof, whether at maturity or otherwise, which default continues for a period of more than ten (1O) consecutive days;

(b)	Default by the Company in the due observance or performance of any term, covenant or other provision of this Agreement or any other agreement then outstanding which has GECC and the Company as parties thereto, if such default shall continue for a period of thirty (30) days after written notice thereof;

(c)	Any representation or warranty of the Company set forth in this Agreement or any other agreement then outstanding which has GECC and the Company as parties thereto, or any statement or representation made in any certificate, report, financial statement, opinion or other document delivered now or at any time hereafter by the Company to GECC, shall prove to have been false or misleading in any material respect when made;

(d)	Default by NMHG in the payment or performance of its obligations under the Guaranty or under any other agreement then outstanding which has NMHG and GECC as parties thereto, if such default shall continue for a period if thirty (30) days after written notice thereof;

(e)	A petition is filed by either the Company or NMHG under any bankruptcy or insolvency law, or a petition is filed against either the Company or NMHG under any bankruptcy or insolvency law and such petition is not withdrawn or dismissed within sixty days after the date of its filing;

(f)	The Company or NMHG becomes insolvent, ceases to do business as a going concern, or otherwise suffers, in GECC’s sole opinion, any material adverse change in its financial or operating condition; or

(g)	GECC ceases to own at least eighty percent (80%) of the issued and outstanding shares of any class of the capital stock of the Company.

Section 6.02 Remedies.

(a)	Upon the occurrence of any Event of Default described in Section 6.01 hereof, GECC or any other holder of any Note may (with or without declaration or notice of any kind): (i) terminate its obligation to make any further Loans hereunder; (ii) accelerate, and make immediately due and payable, all outstanding principal and all accrued and unpaid interest on each Loan; and (iii) exercise any and all rights provided in Section 2.04(d) hereof.

(b)	The rights and remedies set forth in Section 6.02(a) hereof are in addition to, and not in lieu of, all rights and remedies that GECC may have at law, in equity ·or by statute.

ARTICLE VII GENERAL

PROVISIONS

Section 7.01 Delay. No delay or failure on the part of GECC or the holder of any Note in the exercise of any power, right, remedy or privilege shall operate as a waiver thereof, nor shall any single or partial exercise of any power, right, remedy or privilege preclude any other or further exercise thereof, or the exercise of another power, right, remedy or privilege; nor shall any wavier of any power, right, remedy or privilege with respect to any occurrence be construed as a waiver of such power, right, remedy or privilege with respect to any other occurrence. No waiver shall be effective unless it shall be in writing and signed by the person asserted to have granted such waiver.

Section 7.02 Notices. Any notice hereunder to the Company or GECC shall be in writing and, if mailed, shall be deemed to be given when sent by registered or certified mail, postage prepaid, and addressed to the Company or GECC at their respective . addresses set forth below (or at such other address as such party may, by written notice hereunder, designate as its address for purposes of notice hereunder):

(a)	if to the Company:

NMHG FINANCIAL SERVICES, INC.

c/o General Electric Capital Corporation

44 Old Ridgebury Road

Danbury, CT 06810

Attn: Edward Simoneau

with	a copy to:

NACCO MATERIALS HANDLING GROUP, INC.

650 NE Holladay Street

Suite 1600

Portland, Oregon 97232

Attn: General Counsel

(b)	if to GECC:

GENERAL ELECTRIC CAPITAL CORPORATION

44 Old Ridgebury Road

Danbury, CT 06810

Attn: Edward Simoneau

Section 7.03 Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such provisions or unenforceability without invalidating the remaining portions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

Section 7.04 Jurisdiction and Arbitration. This Agreement shall be construed and enforced in accordance with the laws of the State of New York. Any and all disputes, . controversies or claims arising out of, or relating to, this Agreement shall be determined by arbitration in accordance with the Arbitration Rules of the American Arbitration Association. The number of arbitrators shall be three. One arbitrator each shall be appointed by the Company and GECC respectively, and the third arbitrator, who shall serve as chairman of the tribunal, shall be appointed by the American Arbitration Association. The place of arbitration shall be New York City. The language of the arbitration shall be English and any arbitral award arising from any arbitration pursuant to this paragraph shall be final and binding upon all parties hereto and no party shall seek recourse to a court of law or other authorities to appeal for revision of such decision or any other ruling of the arbitrator. The cost of the arbitration shall be borne by the party who does not prevail in the arbitration proceeding or as is otherwise decided by the arbitration panel. The question of whether a dispute is governed by this arbitration clause shall itself be determined by arbitration.

Section 7.05 Successors. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided, however, that the Company may not assign its rights or delegate its obligations hereunder without the written consent of GECC.

Section 7.06 Entire Agreement. This Agreement and the Notes constitute the entire understanding and agreement among the parties hereto with respect to the subject matter hereof, and supersede all prior and contemporaneous agreements and understandings, inducements or conditions, express or implied, oral or written, with respect to the subject matter hereof, except as herein contained. Neither this Agreement, nor any Note, may be modified or amended other then by an agreement in writing executed by an authorized representative of each party.

Section 7.07 Execution in Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original as against any party whose signature appears thereon, and all of which shall together constitute one and the same instrument. This Agreement shall become binding when one or more counterparts hereof, individually or taken together, shall bear the signatures of all of the parties reflected hereon as the signatories.

Section 7.08 Headings. The headings of articles and sections in this Agreement are for convenience only; they form no part of this Agreement and shall not affect its construction or interpretation.

Section 7.09 Number of Days; Business Days. In computing the number of days for the purposes of this Agreement, all days shall be counted, including any days which are not Business Days; provided, however, that if the deadline for any action falls on a day that is not a Business Day, then the deadline shall be deemed to be the next Business Day.

Section 7.10 Default Rate. If an Event of Default under Section 6.01(a) hereof occurs, or if any amount otherwise due and payable under this Agreement remains unpaid for a period of more than ten consecutive days after the due date thereof, such amount shall bear interest from that date at the Default Rate. Notwithstanding the foregoing, no interest in excess of the maximum interest permitted by applicable law shall be charged.

Section 7.11 Term and Termination. Unless sooner terminated pursuant to the provisions of this Agreement, the obligation of GECC to make any Loan hereunder shall automatically expire upon any expiration or termination of the Shareholders Agreement. Notwithstanding any such termination, the obligations of the Company hereunder and under each of the Notes shall continue in full force and effect until such time as all Loans have been paid in full.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered by their duly authorized representatives as of the date first above written.

GENERAL ELECTRIC CAPITAL CORPORATION	NMHG FINANCIAL SERVICES, INC.

By:	By:

TITLE:	TITLE:

EXHIBIT A

TO RESTATED AND AMENDED FINANCING AGREEMENT

DATED OCTOBER 21, 1998

OPERATING FUND NOTE

Dated:

c/o General Electric Capital Corporation, 44 Old Ridgeburv Road, Danburv, CT 06810

(Street Address of Maker including City, State and Zip Code)

FOR VALUE RECEIVED, NMHG FINANCIAL SERVICES, INC., a Delaware corporation (“Maker”), promises to pay to the order of GENERAL ELECTRIC CAPITAL CORPORATION, a New York corporation (“GECC”), or any subsequent holder hereof (GECC or any other holder hereof being hereinafter referred to as a “Payee”) at its office located at 44 Old Ridgebury Road, Danbury, CT 06810 or at such other place as the Payee may designate, (i) ON DEMAND the principal sum(s) now or at any time hereafter shown on the grid attached hereto as Annex I and made a part hereof (the “Grid”), and (ii) ON DEMAND (and if no demand is made, then without demand or notice on the first Business Day of each and every calendar quarter) interest in arrears on the average unpaid balance of such principal sum(s) from and including the date of borrowing of such principal sum(s) as shown on the Grid (“Date of Borrowing”) at a floating per annum simple interest rate that shall be adjusted on a monthly basis (“Contract Rate”). The Contract Rate for each calendar month shall be equal to the (i) the sum of (x) the actual fixed rate cost of funds charged for such month by GECC to its Commercial Equipment Financing department or any successor thereto (“CEFD”) and as published in GECC’s periodic internal reports entitled “CEFD Interest Rate Details” (the “CEFD Interest Rate Report”) and (y) the actual floating rate cost of funds charged for such month by GECC to CEFD and as published in the CEFD Interest Rate Report, (ii) divided by two (2). As used herein, the term “Business Day” shall mean any day other than a Saturday, Sunday or other day that the commercial banks in New York City are authorized or required by law to be closed.

With respect to each borrowing that is to be evidenced by this Note (each, a “Borrowing”), the Maker hereby irrevocably appoints the Payee as its attorney-in-fact to insert on the Grid (i) the original principal balance of such Borrowing, (ii) the Date of Borrowing of such Borrowing, and (iii) any other information that may be necessary or appropriate with respect to each such Borrowing.

All payments of principal, interest or any other sum coming due under this Note shall be made in immediately available funds in the lawful currency of the United States. Acceptance by the Payee of any payment which is less than payment in full of all amounts due and owing at such time shall not constitute a waiver of Payee’s right to receive payment in full at such time or at any prior or subsequent time. Interest shall be calculated on the basis of a 360 day year and will be charged for each day on which any principal is outstanding.

This Note is given in connection with, and subject to the terms and conditions of that certain Restated and Amended Financing Agreement OCTOBER 21, 1998 between GECC and the Maker (the “Financing Agreement”).

Time is of the essence hereof. If any principal, interest or other sum due under this Note remains unpaid for a period of more than ten (10) consecutive days after the due date thereof, such amount shall bear interest from and after that due date until paid in full at a rate equal to the sum of (i) the Contract Rate plus (ii) five percent (5%) per annum. In addition, if any principal, interest or other sum due under this Note is not received within ten (10) days after the applicable due date, or if there should occur any other Event of Default (as set forth in the Financing Agreement), then the Payee may, at its sole option, (i) accelerate and cause to become immediately due and payable all outstanding principal and accrued and unpaid interest under this Note, and (ii) have all of the rights and remedies set forth in the Financing Agreement (which rights and remedies shall be in addition to, and not in lieu of, all other rights and remedies that may be available at law, in equity or by statute).

The Maker may prepay, in whole or in part, any indebtedness hereunder, without premium or penalty. Any accelerated balance or prepayment balance under this Note shall be determined under the simple interest method based upon the actual number of days during which principal was outstanding and using a 360 day year.

It is the intention of the parties hereto to comply with the applicable usury laws. Accordingly, it is agreed that, notwithstanding any provision to the contrary in this Note or the Financing Agreement, in no event shall this Note or the Financing Agreement require the payment or permit the collection of interest in excess of the maximum amount permitted by applicable law. If any such excess interest is contracted for, charged or received under this Note or the Financing Agreement, or in the event that all of the principal balance shall be prepaid, so that under any of such circumstances the amount of interest contracted for, charged or received under this Note or the Financing Agreement on the principal balance shall exceed the maximum amount of interest permitted by applicable law, then in such event (a) the provisions of this paragraph shall govern and control, (b) neither Maker nor any other person or entity now or hereafter liable for the payment hereof shall be obligated to pay the amount of such interest to the extent that it is in excess of the maximum amount of interest permitted by applicable law, (c) any such excess which may have been collected shall be either applied as a credit against the then unpaid principal balance or refunded to Maker, at the option of the Payee, and (d) the effective rate of interest shall be automatically reduced to the maximum lawful contract rate allowed under applicable law as now or hereafter construed by the courts having jurisdiction thereof. It is further agreed that without limitation of the foregoing, all calculations of the rate of interest contracted for, charged or received under this Note or the Financing Agreement which are made for the purpose of determining whether such rate exceeds the maximum lawful contract rate, shall be made, to the extent permitted by applicable law, by amortizing, prorating, allocating and spreading in equal parts during the period of the full stated term of the indebtedness evidenced hereby, all interest at any time contracted for, charged or received from Maker or otherwise by Payee in connection with such indebtedness; provided, however, that if any applicable state law is amended or the law of the United States of America preempts any applicable state law, so that it becomes lawful for the Payee to receive a greater interest per annum rate than is presently allowed, the Maker agrees that, on the effective date of such amendment or preemption, as the case may be, the lawful maximum hereunder shall be increased to the maximum interest per annum rate allowed by the higher of the amended state law or the law of the United States of America.

The Maker hereby consents to any and all substitutions or releases of any collateral or security for, or of any party primarily or secondarily liable on, this Note or the Financing Agreement, which may be made, granted or consented to by Payee, and hereby agrees that suit may be brought and maintained against Maker, at the election of Payee, without joinder of any other person or entity as a party thereto. Payee shall not be required first to foreclose, proceed against, or exhaust any collateral or security herefor, or or otherwise proceed or take any action against any other party that may be primarily or secondarily liable hereon, in order to enforce payment of this Note. The Maker hereby waives presentment, demand for payment, notice of nonpayment, protest, notice of protest, notice of dishonor, and all other notices in connection herewith, as well as filing of suit (if permitted by law) and diligence in collecting this Note or the Financing Agreement, and agrees to pay (if permitted by law) all expenses incurred in collection, including Payee’s reasonable attorneys’ fees. Maker hereby waives all benefits of valuation, appraisement and exemption laws.

NMHG FINANCIAL SERVICES, INC.

	By:	(Seal)
(Witness)
Title:

ANNEX I

TO OPERATING FUND NOTE

DATED

BORROWING GRID

Principal Advances	Principal Payments	Principal Balance
$	$	$

EXHIBIT B

TO RESTATED AND AMENDED FINANCING AGREEMENT

DATED OCTOBER 21, 1998

FIXED/TERM NOTE

Dated:

c/o General Electric Capital Corporation, 44 Old Ridgeburv Road, Danbury, CT 06810

(Street Address of Maker including City, State and Zip Code)

FOR VALUE RECEIVED, NMHG FINANCIAL SERVICES, INC., a Delaware corporation (“Maker”), promises to pay to the order of GENERAL ELECTRIC CAPITAL CORPORATION, a New York corporation (“GECC”), or any subsequent holder hereof (GECC or any other holder hereof being hereinafter referred to as a “Payee”) at its office located at 44 Old Ridgebury Road, Danbury, CT 06810 or at such other place as the Payee may designate, (i) the principal sum(s) now or at any time hereafter shown on the grid attached hereto as Annex I and made a part hereof (the “Grid”), and (ii) interest on the average unpaid balance of such principal sum(s) from and including the date of borrowing of such principal sum(s) as shown on the Grid (“Date of Borrowing”) at a floating per annum simple interest rate that shall be adjusted on a monthly basis (“Contract Rate”). The Contract Rate for each calendar month shall be equal to the actual fixed rate cost of funds charged for such month by GECC to its Commercial Equipment Financing department or any successor thereto (“CEFD”) and as published in GECC’s periodic internal reports entitled “CEFD Interest Rate Details” (the “CEFD Interest Rate Report”).

With respect to each borrowing that is to be evidenced by this Note (each, a “Borrowing”), the Maker hereby irrevocably appoints the Payee as its attorney-in-fact to insert on the Grid (i) the original principal balance of such Borrowing, (ii) the Date of Borrowing of such Borrowing, and (iii) any other information that may be necessary or appropriate with respect to each such Borrowing.

Subject to the other provisions hereof, the principal amount of each Borrowing is payable in twenty (20) equal installments, except that the final installment shall be in the amount of the total outstanding unpaid principal for such Borrowing. With respect to each Borrowing, the first installment of principal shall be due and payable on the first Business Day of the calendar quarter immediately following that in which such Borrowing occurs and the subsequent installments shall be due and payable on the first Business Day of each succeeding calendar quarter (each, a “Payment Date”). In addition to the quarterly installments of principal provided above, interest at the Contract Rate shall be payable in arrears on a quarterly basis on each Payment Date. As used herein, the term “Business

Day” shall mean any day other than a Saturday, Sunday or other day that the commercial banks in New York City are authorized or required by law to be closed.

All payments of principal, interest or any other sum coming due under this Note shall be made in immediately available funds in the lawful currency of the United States. Acceptance by the Payee of any payment which is less than payment in full of all amounts due and owing at such time shall not constitute a waiver of Payee’s right to receive payment in full at such time or at any prior or subsequent time. Interest shall be calculated on the basis of a 360 day year and will be charged for each day on which any principal is outstanding.

This Note is given in connection with, and subject to the terms and conditions of, that certain Restated and Amended Financing Agreement, dated. OCTOBER 21, 1998, between GECC and the Maker (the “Financing Agreement”).

Time is of the essence hereof. If any principal, interest or other sum due under this Note remains unpaid for a period of more than ten (10) consecutive days after the due date thereof, such amount shall bear interest from and after that due date until paid in full at a rate equal to the sum of (i) the Contract Rate plus (ii) five percent (5%) per annum. In addition, if any principal, interest or other sum due under this Note is not received within ten (10) days after the applicable due date, or if there should occur any other Event of Default (as set forth in the Financing Agreement), then the Payee may, at its sole option, (i) accelerate and cause to become immediately due and payable all outstanding principal and accrued and unpaid interest under this Note, and (ii) have all of the rights and remedies set forth in the Financing Agreement (which rights and remedies shall be in addition to, and not in lieu of, all other rights and remedies that may be available at law, in equity or by statute).

The Maker may prepay, in whole or in part, any indebtedness hereunder, without premium or penalty. Any accelerated balance or prepayment balance under this Note shall be determined under the simple interest method based upon the actual number of days during which principal was outstanding and using a 360 day year.

It is the intention of the parties hereto to comply with the applicable usury laws. Accordingly, it is agreed that, notwithstanding any provision to the contrary in this Note or the Financing Agreement, in no event shall this Note or the Financing Agreement require the payment or permit the collection of interest in excess of the maximum amount permitted by applicable law. If any such excess interest is contracted for, charged or received under this Note or the Financing Agreement, or in the event that all of the principal balance shall be prepaid, so that under any of such circumstances the amount of interest contracted for, charged or received under this Note or the Financing Agreement on the principal balance shall exceed the maximum amount of interest permitted by applicable law, then in such event (a) the provisions of this paragraph shall govern and control, (b) neither Maker nor any other person or entity now or hereafter liable for the payment hereof shall be obligated to pay the amount of such interest to the extent that it is in excess of the maximum amount of interest permitted by applicable law, (c) any such excess which may have been collected shall be either applied as a credit against the then unpaid principal balance or refunded to Maker, at the option of the Payee, and (d) the effective rate of interest shall be automatically reduced to the maximum lawful contract rate allowed under applicable law as now or hereafter construed by the courts having jurisdiction thereof. It is further agreed that without limitation of the foregoing, all calculations of the rate of interest contracted for, charged or received under this Note or the Financing Agreement which are made for the purpose of determining whether such rate exceeds the maximum lawful contract rate, shall be made, to the extent permitted by applicable law, by amortizing, prorating, allocating and spreading in equal parts during the period of the full stated term of the indebtedness evidenced hereby, all interest at any time contracted for, charged or received from Maker or otherwise by Payee in connection with such indebtedness; provided, however, that if any applicable state law is amended or the law of the United States of America preempts any applicable state law, so that it becomes lawful for the Payee to receive a greater interest per annum rate than is presently allowed, the Maker agrees that, on the effective date of such amendment or preemption, as the case may be, the lawful maximum hereunder shall be increased to the maximum interest per annum rate allowed by the higher of the amended state law or the law of the United States of America.

The Maker hereby consents to any and all substitutions or releases of any collateral or security for, or of any party primarily or secondarily liable on, this Note or the Financing Agreement, which may be made, granted or consented to by Payee, and hereby agrees that suit may be brought and maintained against Maker, at the election of Payee, without joinder of any other person or entity as a party thereto. Payee shall not be required first to foreclose, proceed against, or exhaust any collateral or security herefor, or or otherwise proceed or take any action against any other party that may be primarily or secondarily liable hereon, in order to enforce payment of this Note. The Maker hereby waives presentment, demand for payment, notice of nonpayment, protest, notice of protest, notice of dishonor, and all other notices in connection herewith, as well as filing of suit (if permitted by law) and diligence in collecting this Note or the Financing Agreement, and agrees to pay (if permitted by law) all expenses incurred in collection, including Payee’s reasonable attorneys’ fees. Maker hereby waives all benefits of valuation, appraisement and exemption laws.

NMHG FINANCIAL SERVICES, INC.

	By:	(Seal)
(Witness)
—	Title:

ANNEX I

TO FIXED/TERM NOTE

DATED

BORROWING GRID

Principal Advances	Principal Payments	Principal Balance

EXHIBIT C

TO RESTATED AND AMENDED FINANCING AGREEMENT

DATED OCTOBER21, 1998

FLOATING/TERM NOTE

Dated:

c/o General Electric Capital Corporation, 44 Old Rldgeburv Road, Danbury, CT 06810

(Street Address of Maker including City, State and Zip Code)

FOR VALUE RECEIVED, NMHG FINANCIAL SERVICES, INC., a Delaware corporation (“Maker”), promises to pay to the order of GENERAL ELECTRIC CAPITAL CORPORATION, a New York corporation (“GECC”), or any subsequent holder hereof (GECC or any other holder hereof being hereinafter referred to as a “Payee”) at its office located at 44 Old Ridgebury Road, Danbury, CT 06810 or at such other place as the Payee may designate, (i) the principal sum(s) now or at any time hereafter shown on the grid attached hereto as Annex I and made a part hereof (the “Grid”), and (ii) interest on the average unpaid balance of such principal sum(s) from and including the date of borrowing of such principal sum(s) as shown on the Grid (“Date of Borrowing”) at a floating per annum simple interest rate that shall be adjusted on a monthly basis (“Contract Rate”). The Contract Rate for each calendar month shall be equal to the actual floating rate cost of funds charged for such month by GECC to its Commercial Equipment Financing department or any successor thereto (“CEFD”) and as published in GECC’s periodic internal reports entitled “CEFD Interest Rate Details” (the “CEFD Interest Rate Report”).

With respect to each borrowing that is to be evidenced by this Note (each, a “Borrowing”), the Maker hereby irrevocably appoints the Payee as its attorney-in-fact to insert on the Grid (i) the original principal balance of such Borrowing, (ii) the Date of Borrowing of such Borrowing, and (iii) any other information that may be necessary or appropriate with respect to each such Borrowing.

Subject to the other provisions hereof, the principal amount of each Borrowing is payable in twenty (20) equal installments, except that the final installment shall be in the amount of the total outstanding unpaid principal for such Borrowing. With respect to each Borrowing, the first installment of principal shall be due and payable on the first Business Day of the calendar quarter immediately following that in which such Borrowing occurs and the subsequent installments shall be due and payable on the first Business Day of each succeeding calendar quarter (each, a “Payment Date”). In addition to the quarterly installments of principal provided above, interest at the Contract Rate shall be payable in arrears on a quarterly basis on each Payment Date. As used herein, the term “Business

Day” shall mean any day other than a Saturday, Sunday or other day that the commercial banks in New York City are authorized or required by law to be closed.

All payments of principal, interest or any other sum coming due under this Note shall be made in immediately available funds in the lawful currency of the United States. Acceptance by the Payee of any payment which is less than payment in full of all amounts due and owing at such time shall not constitute a waiver of Payee’s right to receive payment in full at such time or at any prior or subsequent time. Interest shall be calculated on the basis of a 360 day year and will be charged for each day on which any principal is outstanding.

This Note is given in connection with, and subject to the terms and conditions of, that certain Restated and Amended Financing Agreement dated OCTOBER 21, 1998 between GECC and the Maker (the “Financing Agreement”).

Time is of the essence hereof. If any principal, interest or other sum due under this Note remains unpaid for a period of more than ten (10) consecutive days after the due date thereof, such amount shall bear interest from and after that due date until paid in full at a rate equal to the sum of (i) the Contract Rate plus (ii) five percent (5%) per annum. In addition, if any principal, interest or other sum due under this Note is not received within ten (10) days after the applicable due date, or if there should occur any other Event of Default (as set forth in the Financing Agreement), then the Payee may, at its sole option, (i) accelerate and cause to become immediately due and payable all outstanding principal and accrued and unpaid interest under this Note, and (ii) have all of the rights and remedies set forth in the Financing Agreement (which rights and remedies shall be in addition to, and not in lieu of, all other rights and remedies that may be available at law, in equity or by statute).

The Maker may prepay, in whole or in part, any indebtedness hereunder, without premium or penalty. Any accelerated balance or prepayment balance under this Note shall be determined under the simple interest method based upon the actual number of days during which principal was outstanding and using a 360 day year.

It is the intention of the parties hereto to comply with the applicable usury laws. Accordingly, it is agreed that, notwithstanding any provision to the contrary in this Note or the Financing Agreement, in no event shall this Note or the Financing Agreement require the payment or permit the collection of interest in excess of the maximum amount permitted by applicable law. If any such excess interest is contracted for, charged or received under this Note or the Financing Agreement, or in the event that all of the principal balance shall be prepaid, so that under any of such circumstances the amount of interest contracted for, charged or received under this Note or the Financing Agreement on the principal balance shall exceed the maximum amount of interest permitted by applicable law, then in such event (a) the provisions of this paragraph shall govern and control, (b) neither Maker nor any other person or entity now or hereafter liable for the payment hereof shall be obligated to pay the amount of such interest to the extent that it is in excess of the maximum amount of interest permitted by applicable law, (c) any such excess which may have been collected shall be either applied as a credit against the then unpaid principal balance or refunded to Maker, at the option of the Payee, and (d) the effective rate of interest shall be automatically reduced to the maximum lawful contract rate allowed under applicable law as now or hereafter construed by the courts having jurisdiction thereof. It is further agreed that without limitation of the foregoing, all calculations of the rate of interest contracted for, charged or received under this Note or the Financing Agreement which are made for the purpose of determining whether such rate exceeds the maximum lawful contract rate, shall be made, to the extent permitted by applicable law, by amortizing, prorating, allocating and spreading in equal parts during the period of the full stated term of the indebtedness evidenced hereby, all interest at any time contracted for, charged or received from Maker or otherwise by Payee in connection with such indebtedness; provided, however, that if any applicable state law is amended or the law of the United States of America preempts any applicable state law, so that it becomes lawful for the Payee to receive a greater interest per annum rate than is presently allowed, the Maker agrees that, on the effective date of such amendment or preemption, as the case may be, the lawful maximum hereunder shall be increased to the maximum interest per annum rate allowed by the higher of the amended state law or the law of the United States of America.

The Maker hereby consents to any and all substitutions or releases of any collateral or security for, or of any party primarily or secondarily liable on, this Note or the Financing Agreement, which may be made, granted or consented to by Payee, and hereby agrees that suit may be brought and maintained against Maker, at the election of Payee, without joinder of any other person or entity as a party thereto. Payee shall not be required first to foreclose, proceed against, or exhaust any collateral or security herefor, or or otherwise proceed or take any action against any other party that may be primarily or secondarily liable hereon, in order to enforce payment of this Note. The Maker hereby waives presentment, demand for payment, notice of nonpayment, protest, notice of protest, notice of dishonor, and all other notices in connection herewith, as well as filing of suit (if permitted by law) and diligence in collecting this Note or the Financing Agreement, and agrees to pay (if permitted by law) all expenses incurred in collection, including Payee’s reasonable attorneys’ fees. Maker hereby waives all benefits of valuation, appraisement and exemption laws.

NMHG FINANCIAL SERVICES, INC.

	By:	(Seal)
(Witness)
Title:

ANNEX I

TO FLOATING/TERM NOTE

DATED

BORROWING GRID

Principal Advances	Principal Payments	Principal Balance
$	$	$

EXHIBIT D

TO RESTATED AND AMENDED FINANCING AGREEMENT

DATED OCTOBER 21, 1998

GUARANTY

Date: OCTOBER 21, 1998

GENERAL ELECTRIC CAPITAL CORPORATION

44 Old Ridgebury Road

Danbury, CT 06810

To induce you (“GECC”) to enter into the Restated and Amended Financing Agreement dated October 21, 1998 (said agreement, including any present or future amendments or revisions thereto, being hereinafter collectively referred to as the “Financing Agreement”), with NMHG FINANCIAL SERVICES, INC. (formerly known as Yale Financial Services, Inc.), a Delaware corporation (“NFS”), and to loan monies from time to time to NFS on and subject to the terms and conditions of the Financing Agreement, but without in any way binding GECC to do so, NACCO MATERIALS HANDLING GROUP, INC., a Delware corporation having its principal place of business at 650 NE Holladay Street, Suite 1600, Portland, Oregon 97232 (“NMHG”), for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, does hereby guarantee to GECC, its successors and assigns, subject only to the provisions of the last sentence of this paragraph, the due regular and punctual payment of any sum or sums of money which NFS may owe to GECC now or at any time hereafter, under or in connection with the Financing Agreement, whether evidenced by the Financing Agreement or any present or future promissory notes and/or any other documents or instruments evidencing, or relating to, any loan, extension of credit or other financial accommodation made or to be made by GECC to NFS under the Financing Agreement (collectively “Loan Documents” and each a “Loan Document”), on open account or otherwise, and whether it represents principal, interest, late charges, indemnities, an original balance, an accelerated balance, a balance reduced by partial payment, a deficiency after sale or other disposition of any collateral or security, or any other type of sum of any kind whatsoever that NFS may owe to GECC now or at any time hereafter under or in connection with the Financing Agreement (collectively the “Indebtedness”). ANYTHING IN THE FOREGOING TO THE CONTRARY NOTWITHSTANDING, WITH RESPECT TO ANY SUM THAT MAY NOW OR AT ANY TIME HEREAFTER BE DUE AND UNPAID UNDER OR IN CONNECTION WITH THE FINANCING AGREEMENT, NMHG’S OBLIGATION TO MAKE PAYMENT UNDER THE IMMEDIATELY PRECEDING SENTENCE SHALL IN NO EVENT EXCEED TWENTY PERCENT (20%) OF THE ENTIRE REMAINING BALANCE DUE ON SUCH SUM.

NMHG does hereby further guarantee to GECC, its successors and assigns, to pay upon demand the full amount of all reasonable out-of-pocket costs, attorneys’ fees and expenses which may be incurred by GECC by reason any default by NMHG with respect to any of its obligations under this Guaranty.

This Guaranty is a guaranty of prompt payment and performance (and not merely a guaranty of collection). Nothing herein shall require GECC to first seek or exhaust any remedy against NFS, its successors and assigns, or any other person that may be or become obligated with respect to the Indebtedness, or to first foreclose, exhaust or otherwise proceed against any collateral or security which may be given now or hereafter in connection with the Indebtedness. It is agreed that you may, upon any breach or default of NFS, or at any time thereafter, make demand upon NMHG and receive payment under this Guaranty, with or without notice or demand for payment by NFS, its successors or assigns, or any other person. Suit may be brought and maintained against NMHG, at GECC’s election, without joinder of NFS or any other person as parties thereto.

NMHG agrees that its obligations under this Guaranty shall be primary, absolute, continuing and unconditional (except as otherwise expressly provided in the last sentence of the first parargraph to this Guaranty), irrespective of and unaffected by any of the following actions or circumstances (regardless of any notice to or consent of NMHG): (a) the genuineness, validity, regularity and enforceability of any Loan Document(s) or any other document; (b) any extension, renewal, amendment, change, waiver or other modification of any Loan Document(s) or any other document; (c) the absence of, or delay in, any action to enforce any Loan Document(s), this Guaranty or any other document; (d) any failure or delay in obtaining any other guaranty of the Indebtedness; (e) the release of, extension of time for payment or performance by, or any other indulgence granted to NFS or any other person with respect to the Indebtedness by operation of law or otherwise; (f) the existence, value, condition, loss, subordination or release (with or without substitution) of, or failure to have title to or perfect and maintain a security interest in, or the time, place and manner of any sale or other disposition of any collateral or security that may be given, now or hereafter, in connection with the Indebtedness, or any other impairment (whether intentional or negligent, by operation of law or otherwise) of the rights of NMHG; (g) NFS’s voluntary or involuntary bankruptcy, assignment for the benefit of creditors, reorganization, or similar proceedings affecting NFS or any of its assets; or (h) any other action or circumstances which might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor.

This Guaranty shall continue and remain undischarged until all of the Indebtedness has been indefeasibly paid in full. Without limiting the foregoing, NMHG agrees that this Guaranty shall remain in full force and effect or be reinstated (as the case may be) if at any time payment of any of the Indebtedness (or any part thereof) is rescinded, reduced or must otherwise be restored or returned by GECC, all as though such payment or performance had not been made. If, by reason of any bankruptcy, insolvency or similar laws effecting the rights of creditors, GECC shall be prohibited from exercising any of its rights or remedies against NFS or any other person or against any property, then, as between GECC and NMHG. such prohibition shall be of no force and effect, and GECC shall have the right to make demand upon, and receive payment from, NMHG all amounts and other sums that would be due hereunder but for such prohibition.

Notice of acceptance of this Guaranty, of any loan, advance or other extension of credit under or in connection with the Financing Agreement, and of any default by NFS or any other person, is hereby waived. Presentment, protest demand, and notice of protest, demand and dishonor of any of the Indebtedness, and the exercise of possessory, collection or other remedies for the Indebtedness, are hereby waived. NMHG warrants that it has adequate means to obtain from NFS on a continuing basis financial data and other information regarding NFS. Without limiting the foregoing, notice of adverse change in the financial condition of NFS or of any other fact which might materially increase the risk of NMHG is also waived. All settlements, compromises, accounts stated and agreed balances made in good faith between NFS, its successors or assigns, and GECC shall be binding upon and shall not affect the liability of NMHG. NMHG waives any and all rights of subrogation until all of the Indebtedness has been indefeasibly paid in full.

As used in this Guaranty,, the word “person” shall include any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, or any government or any political subdivision thereof.

This Guaranty is intended by the parties as a final expression of the guaranty of NMHG and is also intended as a complete and exclusive statement of the terms thereof. No course of dealing, course of performance or trade usage, nor any paid evidence of any kind, shall be used to supplement or modify any of the terms hereof. Nor are there any conditions to the full effectiveness of this Guaranty. This Guaranty and each of its provisions may only be waived, modified, varied, released, terminated or surrendered, in whole or in part, by a duly authorized written instrument signed by GECC and NMHG. No failure by GECC to exercise its rights hereunder or any of the Loan Documents shall give rise to any estoppel against GECC, or excuse NMHG from performing hereunder. GECC’s waiver of any right to demand performance hereunder shall not be a waiver of any subsequent or other right to demand performance hereunder.

This Guaranty shall bind NMHG, its successors and assigns, and the benefits hereof shall extend to and include GECC, its successors and assigns.

This Guaranty shall be construed and enforced in accordance with the laws of the State of New York. Any and all disputes, controversies or claims arising out of, or relating to, this Guaranty shall be determined by arbitration in accordance with the Arbitration Rules of the American Arbitration Association. The number of arbitrators shall be three. One arbitrator each shall be appointed by NMHG and GECC respectively, and the third arbitrator, who shall serve as chairman of the tribunal, shall be appointed by the American Arbitration Association. The place of arbitration shall be New York City. The language of the arbitration shall be English and any arbitral award arising from any arbitration pursuant to this paragraph shall be final and binding upon all parties hereto and no party shall seek recourse to a court of law or other authorities to appeal for revision of such decision or any other ruling of the arbitrator. The cost of the arbitration shall be borne by the party who does not prevail in the arbitration proceeding or as is otherwise decided by the arbitration panel. The question of whether a dispute is governed by this arbitration clause shall itself be determined by arbitration.

NMHG hereby represents and warrants that this Guaranty (i) has been duly authorized, executed and delivered on behalf of NMHG, (ii) constitutes a valid, legal and binding obligation of NMHG, and (iii) is enforceable against NMHG in accordance with its terms (except to the extent that enforcement of remedies may be limited by any bankuptcy or insolvency proceedings affecting NMHG).

IN WITNESS WHEREOF, this Guaranty is executed the day and year above written.

NACCO MATERIALS HANDLING GROUP, INC.

By:

Title:

ATTEST:
Secretary/Assistant Secretary

GUARANTY

Date: OCTOBER 21, 1998

GENERAL ELECTRIC CAPITAL CORPORATION

44 Old Ridgebury Road

Danbury, CT 06810

To induce you (“GECC”) to enter into the Restated and Amended Financing Agreement dated October 21, 1998 (said agreement, including any present or future amendments or revisions thereto, being hereinafter collectively referred to as the “Financing Agreement”), with NMHG FINANCIAL SERVICES, INC. (formerly known as Yale Financial Services, Inc.), a Delaware corporation (“NFS”), and to loan monies from time to time to NFS on and subject to the terms and conditions of the Financing Agreement, but without in any way binding GECC to do so, NACCO MATERIALS HANDLING GROUP, INC., a Delware corporation having its principal place of business at 650 NE Holladay Street, Suite 1600, Portland, Oregon 97232 (“NMHG”), for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, does hereby guarantee to GECC, its successors and assigns, subject only to the provisions of the last sentence of this paragraph, the due regular and punctual payment of any sum or sums of money which NFS may owe to GECC now or at any time hereafter, under or in connection with the Financing Agreement, whether evidenced by the Financing Agreement or any present or future promissory notes and/or any other documents or instruments evidencing, or relating to, any loan, extension of credit or other financial accommodation made or to be made by GECC to NFS under the Financing Agreement (collectively “Loan Documents” and each a “Loan Document”), on open account or otherwise, and whether it represents principal, interest, late charges, indemnities, an original balance, an accelerated balance, a balance reduced by partial payment, a deficiency after sale or other disposition of any collateral or security, or any other type of sum of any kind whatsoever that NFS may owe to GECC now or at any time hereafter under or in connection with the Financing Agreement (collectively the “Indebtedness”). ANYTHING IN THE FOREGOING TO THE CONTRARY NOTWITHSTANDING, WITH RESPECT TO ANY SUM THAT MAY NOW OR AT ANY TIME HEREAFTER BE DUE AND UNPAID UNDER OR IN CONNECTION WITH THE FINANCING AGREEMENT, NMHG’S OBLIGATION TO MAKE PAYMENT UNDER THE IMMEDIATELY PRECEDING SENTENCE SHALL IN NO EVENT EXCEED TWENTY PERCENT (20%) OF THE ENTIRE REMAINING BALANCE DUE ON SUCH SUM.

NMHG does hereby further guarantee to GECC, its successors and assigns, to pay upon demand the full amount of all reasonable out-of-pocket costs, attorneys’ fees and expenses which may be incurred by GECC by reason any default by NMHG with respect to any of its obligations under this Guaranty.

This Guaranty is a guaranty of prompt payment and performance (and not merely a guaranty of collection). Nothing herein shall require GECC to first seek or exhaust any remedy against NFS, its successors and assigns, or any other person that may be or become obligated with respect to the Indebtedness, or to first foreclose, exhaust or otherwise proceed against any collateral or security which may be given now or hereafter in connection with the Indebtedness. It is agreed that you may, upon any breach or default of NFS, or at any time thereafter, make demand upon NMHG and receive payment under this Guaranty, with or without notice or demand for payment by NFS, its successors or assigns, or any other person. Suit may be brought and maintained against NMHG, at GECC’s election, without joinder of NFS or any other person as parties thereto.

NMHG agrees that its obligations under this Guaranty shall be primary, absolute, continuing and unconditional (except as otherwise expressly provided in the last sentence of the first parargraph to this Guaranty), irrespective of and unaffected by any of the following actions or circumstances (regardless of any notice to or consent of NMHG): (a) the genuineness, validity, regularity and enforceability of any Loan Document(s) or any other document; (b) any extension, renewal, amendment, change, waiver or other modification of any Loan Document(s) or any other document; (c) the absence of, or delay in, any action to enforce any Loan Document(s), this Guaranty or any other document; (d) any failure or delay in obtaining any other guaranty of the Indebtedness; (e) the release of, extension of time for payment or performance by, or any other indulgence granted to NFS or any other person with respect to the Indebtedness by operation of law or otherwise; (f) the existence, value, condition, loss, subordination or release (with or without substitution) of, or failure to have title to or perfect and maintain a security interest in, or the time, place and manner of any sale or other disposition of any collateral or security that may be given, now or hereafter, in connection with the Indebtedness, or any other impairment (whether intentional or negligent, by operation of law or otherwise) of the rights of NMHG; (g) NFS’s voluntary or involuntary bankruptcy, assignment for the benefit of creditors, reorganization, or similar proceedings affecting NFS or any of its assets; or (h) any other action or circumstances which might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor.

This Guaranty shall continue and remain undischarged until all of the Indebtedness has been indefeasibly paid in full. Without limiting the foregoing, NMHG agrees that this Guaranty shall remain in full force and effect or be reinstated (as the case may be) if at any time payment of any of the Indebtedness (or any part thereof) is rescinded, reduced or must otherwise be restored or returned by GECC, all as though such payment or performance had not been made. If, by reason of any bankruptcy, insolvency or similar laws effecting the rights of creditors, GECC shall be prohibited from exercising any of its rights or remedies against NFS or any other person or against any property, then, as between GECC and NMHG, such prohibition shall be of no force and effect, and GECC shall have the right to make demand upon, and receive payment from, NMHG all amounts and other sums that would be due hereunder but for such prohibition.

Notice of acceptance of this Guaranty, of any loan, advance or other extension of credit under or in connection with the Financing Agreement, and of any default by NFS or any other person, is hereby waived. Presentment, protest demand, and notice of protest, demand and dishonor of any of the Indebtedness, and the exercise of possessory, collection or other remedies for the Indebtedness, are hereby waived. NMHG warrants that it has adequate means to obtain from NFS on a continuing basis financial data and other information regarding NFS. Without limiting the foregoing, notice of adverse change in the financial condition of NFS or of any other fact which might materially increase the risk of NMHG is also waived. All settlements, compromises, accounts stated and agreed balances made in good faith between NFS, its successors or assigns, and GECC shall be binding upon and shall not affect the liability of NMHG. NMHG waives any and all rights of subrogation until all of the Indebtedness has been indefeasibly paid in full.

As used in this Guaranty, the word “person” shall include any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, or any government or any political subdivision thereof.

This Guaranty is intended by the parties as a final expression of the guaranty of NMHG and is also intended as a complete and exclusive statement of the terms thereof. No course of dealing, course of performance or trade usage, nor any paid evidence of any kind, shall be used to supplement or modify any of the terms hereof. Nor are there any conditions to the full effectiveness of this Guaranty. This Guaranty and each of its provisions may only be waived, modified, varied, released, terminated or surrendered, in whole or in part, by a duly authorized written instrument signed by GECC and NMHG. No failure by GECC to exercise its rights hereunder or any of the Loan Documents shall give rise to any estoppel against GECC, or excuse NMHG from performing hereunder. GECC’s waiver of any right to demand performance hereunder shall not be a waiver of any subsequent or other right to demand performance hereunder.

This Guaranty shall bind NMHG, its successors and assigns, and the benefits hereof shall extend to and include GECC, its successors and assigns.

This Guaranty shall be construed and enforced in accordance with the laws of the State of New York. Any and all disputes, controversies or claims arising out of, or relating to, this Guaranty shall be determined by arbitration in accordance with the Arbitration Rules of the American Arbitration Association. The number of arbitrators shall be three. One arbitrator each shall be appointed by NMHG and GECC respectively, and the third arbitrator, who shall serve as chairman of the tribunal, shall be appointed by the American Arbitration Association. The place of arbitration shall be New York City. The language of the arbitration shall be English and any arbitral award arising from any arbitration pursuant to this paragraph shall be final and binding upon all parties hereto and no party shall seek recourse to a court of law or other authorities to appeal for revision of such decision or any other ruling of the arbitrator. The cost of the arbitration shall be borne by the party who does not prevail in the arbitration proceeding or as is otherwise decided by the arbitration panel. The question of whether a dispute is governed by this arbitration clause shall itself be determined by arbitration.

NMHG hereby represents and warrants that this Guaranty (i) has been duly authorized, executed and delivered on behalf of NMHG, (ii) constitutes a valid, legal and binding obligation of NMHG, and (iii) is enforceable against NMHG in accordance with its terms (except to the extent that enforcement of remedies may be limited by any bankuptcy or insolvency proceedings affecting NMHG).

IN WITNESS WHEREOF, this Guaranty is executed the day and year above written.

NACCO MATERIALS HANDLING GROUP, INC.

By:

Title:

ATTEST:
Assistant Secretary

EXHIBIT “E”

RESTATED AND AMENDED ADMINISTRATIVE SERVICES AGREEMENT

THIS RESTATED AND AMENDED ADMINISTRATIVE SERVICES AGREEMENT, dated October 21, 1998 (“Agreement”), by and among GENERAL ELECTRIC CAPITAL CORPORATION, a New York corporation (“GECC”), NACCO MATERIALS HANDLING GROUP, INC. (“NMHG”) and NMHG FINANCIAL SERVICES, INC., a Delaware corporation (the “Company”).

RECITALS:

WHEREAS, on October 27, 1989, Yale Materials Handling Corporation (“Yale”), acquired, pursuant to a Stock Purchase Agreement dated as of such date (“Stock Purchase Agreement”), twenty percent (20%) of the issued and outstanding shares of the capital stock of Yale Financial Services, Inc. (“Corporation”) from GECC. As a result thereof, the Corporation was then owned twenty percent (20%) by Yale and eighty percent (80%) by GECC; and

WHEREAS, in conjunction with the above-described stock purchase, Yale and GECC entered into the Joint Venture and Shareholders Agreement (“Original Shareholders. Agreement”) as of November 8, 1989 which Agreement (and the related agreements executed concurrently therewith; the Original Shareholders Agreement and the related Agreements shall collectively be referred to as the “JV Agreements”) related to the internal governance and day-to-day management and operations of the Corporation; and

WHEREAS, as a result of a corporate reorganization effective as of January 1, 1994, NMHG and Yale entered into a Stock Purchase Agreement pursuant to which Yale sold all of its interest in the Corporation to NMHG and assigned to NMHG all of Yale’s duties, obligations and benefits under all of the JV Agreements; and

WHEREAS, NMHG and GECC have now determined to revise the nature of their relationship to areas outside of the United States (which global relationship shall be governed by the terms of an Operating Agreement (“International Operating Agreement”) executed between NMHG, GECC and various international affiliates and subsidiaries of GECC and NMHG) and additionally expand the business scope of the Corporation to provide certain types of financing to the Dealers and to the customers of NMHG and/or the Dealers (“Customers”) for all types and brands of NMHG Equipment. In conjunction therewith, NMHG and GECC have determined to amend and restate the Original Agreement and certain of the other JV Agreements, including, without limitation, this Agreement. In conjunction with the aforementioned revisions, the name of the Company has been changed to NMHG Financial Services, Inc.; and

WHEREAS, on and subject to the terms and conditions of the Restated and Amended Financing Agreement dated as of the date hereof (“Financing Agreement”) between GECC and the Company, GECC has agreed to make loans to the Company from time to time in order to provide operating funds for the Company and to facilitate the Company in providing the financial services described hereinabove; and

WHEREAS, on and subject to the terms and conditions of the Restated and Amended Tax Allocation Agreement dated as of the date hereof (“Tax Allocation Agreement”) between GECC and the Company, it has been agreed that to the extent that any of the federal, state or local taxes of the Company are consolidated or combined with those of GECC, certain tax adjustment payments may be from time to time necessary between GECC and the Company; and

WHEREAS, on and subject to the terms and conditions of the Restated and Amended Remarketing Services Agreement dated as of the date hereof (“Remarketing Agreement”) between NMHG and the Company, NMHG has agreed to provide the Company with certain remarketing services in connection with certain equipment leased by the Company and which is returned thereto; and

WHEREAS, on and subject to the terms and conditions of this Agreement, the Company has requested, and GECC and NMHG have each agreed to provide, certain administrative services necessary for the day-to-day operation of the business and affairs of the Company;

NOW, THEREFORE, in consideration of the above premises and the mutual promises contained herein, as well as other good and valuable considerations, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

ARTICLE I CERTAIN

DEFINITIONS

Section 1.01 Certain Definitions. For purposes of this Agreement, the following terms shall have the following meanings:

(a)	“Account” shall mean and include any loan, conditional sales contract, lease-purchase arrangement, true lease or any other type of financial accommodation (including, without limitation, any Wholesale Financing) that is provided by or acquired by the Company.

(b)	“Account Documents” shall mean and include all documentation with respect to any Account.

(c)	“CEFD” shall mean the Commercial Equipment Financing department of GECC or any successor thereto.

(d)	“Customer” shall mean and include any customer of the Company with respect to an Account (including, without limitation, any Dealer).

(e)	“Equipment” shall mean any equipment on which or in which the Company may have a lien, security interest, title retention interest or ownership interest in connection with any Account.

(f)	“Lease” shall mean and include any Account that is a true lease for federal income tax purposes.

(g)	“Wholesale Financing” shall have the meaning set forth in Section 1(b) of the Shareholders Agreement.

(h)	“Shareholders Agreement” shall mean the Restated and Amended Joint Venture and Shareholders Agreement between NMHG and GECC dated as of April 15, 1998.

Section 1.02 Gender. Etc. Words used herein, regardless of the number and gender specifically used, shall be deemed and construed to include any other number, singular or plural, and any other gender, masculine, feminine or neuter, as the context required.

ARTICLE II GENERAL

UNDERTAKING

Section 2.01 Appointment. Except to the extent otherwise expressly provided in this Agreement or any of the other JV Agreements, the Company hereby appoints GECC, and GECC hereby agrees to accept such appointment, as the agent of the Company for the purpose of administering the day-to-day operation of the business and affairs of the Company. Without limiting the foregoing, the Company hereby agrees to purchase from GECC, and GECC hereby agrees to provide to the Company, the services more particularly described in this Agreement.

Section 2.02 Powers. Except as may be otherwise expressly provided in this Agreement or any of the Other Agreements, GECC is hereby granted general exclusive authority to act, and hereby agrees to act, on behalf of the Company, in the name of the Company or GECC, to the extent necessary to carry out its duties under this Agreement. Without limiting the foregoing, GECC is hereby granted specific authority, and hereby assumes the obligation, to: (i) execute, on behalf of the Company, all documents and instruments necessary to perform its duties hereunder; (ii) draw checks, on one or more bank accounts of the Company, to make necessary payments; (iii) receive payments and make collections of monies owing to the Company and deposit such monies in any bank accounts of the Company; (iv) accept any communications on behalf of the Company, including, without limitation, any judicial or administrative writs, notices and process (but GECC will endeavor to promptly forward copies of any of the foregoing to the Company); (v) consult with, and render advice to, the Company concerning the obtaining of all permits, licenses and authorizations that may from time to time be required by the Company and, where necessary, obtain such permits, licenses and authorizations on behalf of the Company; and (vi) cause the Company to borrow money to the extent provided in, and pursuant to, the Financing Agreement or any other financing agreement that may from time to time be approved by the Board of Directors of the Company.

Section 2.03 Advisors. In connection with the performance of GECC’s duties under this Agreement, GECC may retain any outside attorneys, accountants, collection agencies, repossession agencies, corporate services companies, and/or other advisors or agents as GECC may from time to time deem necessary or advisable; provided, however, that GECC shall consult with NMHG if the estimated fee for any such attorney, accountant, agency, company or other advisor as to any matter is estimated to exceed $25,000.

Section 2.04 Other Agreements. In discharging its duties under this Agreement, GECC shall use its best efforts to administer the day-to-day operations of the Company in such a manner as to avoid any breach by the Company of its obligations under any of the Other Agreements.

ARTICLE Ill

ORIGINATION OF ACCOUNTS

Section 3.01 Pricing and Residuals. GECC, after consultation with NMHG, shall from time to time establish the pricing policies of the Company in a manner that is designed to achieve the profitability criteria set forth in Section 9 of the Shareholders Agreement. Subject to those pricing policies, GECC shall, after such consultation with NMHG as GECC may deem necessary or advisable, establish the interest rates, lease rates or finance rates that will be utilized by the Company in connection with its investment in or acquisition of any Account. In connection with any Lease, GECC shall, after consultation with NMHG, establish from time to time the residual value assumptions that will be utilized by the Company with respect to the Equipment to be leased thereunder in a manner that is designed to achieve the profitability criteria set forth in Section 9 of the Shareholders Agreement, and is nevertheless reasonably prudent.

Section 3.02 Credit Approvals. With respect to Wholesale Financing, except as may be otherwise agreed in writing by GECC, NMHG and the Company, subject to any approval authorities and in accordance with such credit standards and criteria that may from time to time be required or adopted by the Board of Directors of the Company, NMHG and GECC shall consult and mutually agree on the actions to be taken with respect to Wholesale Financing Accounts. Upon mutual agreement of GECC and NMHG, NMHG shall reject, establish, increase, decrease or terminate credit lines for each Dealer with respect to such Wholesale Financing. With respect to all other Accounts, subject to any approval authorities that may from time to time be required by the Board of Directors of the Company, GECC shall, after such consultation with NMHG as GECC may deem necessary or advisable, approve or reject the credit of any prospective Customer using the same standards that are then being utilized by CEFD.

Section 3.03 Documentation. GECC shall be responsible for the documentation and negotiation on behalf of the Company of all Account Documents. GECC shall, after consultation with NMHG, from time to time develop, and provide to the Company, standard Account Documents. GECC may from time to time request NMHG and/or its Dealers to provide assistance in connection with the execution of any Account Documents by a Customer. GECC shall execute all Account Documents on behalf of the Company.

ARTICLE IV MAINTENANCE OF

ACCOUNTS

Section 4.01 Documentation. GECC shall maintain, at such office or offices as may be from time to time designated by GECC, all Account Documents. GECC acknowledges that all such Account Documents shall be and remain the property of the Company wherever located.

Section 4.02 Billing. GECC shall bill each Customer of the Company with respect to its Account by sending out periodic invoices under GECC’s periodic billing system. GECC shall accept and process all payments received on behalf of the Company and shall deposit such payments to the Company’s bank account.

Section 4.03 Collections. GECC shall use its standard collection practices to collect any past due payments that are due to the Company, including but not limited to, automated collections, live collector interface, mail-a-grams and external collection agencies as GECC may deem reasonably necessary or advisable. NMHG shall assist GECC, to the extent deemed necessary or advisable by GECC, in collecting amounts owed by Dealers under any Wholesale Financing Accounts. GECC may, in its sole discretion, waive late charges, arrange deferred payment plans or make other arrangements for payment of past due Accounts. Anything in the preceding sentence to the contrary notwithstanding, so long as (i) the Recourse and Indemnity Agreement dated as of the date hereof between GECC and NMHG shall remain in effect and (ii) there shall be no material adverse condition in NMHG’s financial condition since the date hereof, GECC shall not, without first consulting with NMHG, waive late charges, arrange deferred payment plans or make other arrangements for payment of any past due Wholesale Financing.

Section 4.04 Compliance Monitoring. GECC shall from time to time monitor the compliance of the Customers with their obligations under their respective Account Documents, including, but not limited to, monitoring any insurance obligations that the Customers may have under their respective Account Documents. With respect to all Wholesale Financing Accounts, subject to any directives that may from time to time be determined by the Board of Directors of the Company, NMHG shall, after such consultation with GECC as NMHG may deem necessary or advisable, schedule periodic audits, at Dealer premises, of all Equipment subject to Wholesale Financing.

Section 4.05 Repossessions and Dispositions. When, as and if GECC shall deem it appropriate, GECC shall arrange for the recovery of any Equipment, which is the subject of an Account that is in default or which has otherwise terminated or expired in a manner which would entitle the Company to possession of the Equipment. Except to the extent !hat NMHG may be required or requested to perform such services under the Remarketing Agreement, GECC shall arrange the storage, repair and, ultimately, for the sale, lease or other disposition of any such Equipment that has been recovered by the Company. Any net proceeds from any such sale, lease or other disposition of the Equipment shall be deposited to the bank account of the Company. GECC shall account to the Customer, as may be required by law or the applicable Account Documents, for any surplus resulting from the sale, lease or other disposition of the Equipment.

Section 4.06 Litigation. GECC may, whenever it deems necessary or advisable, retain attorneys and institute legal action on behalf of the Company against any Customer to recover any money or Equipment in connection with any Account or to otherwise enforce any Account Documents. GECC shall consult with NMHG before retaining any attorney on any matter if the estimated fees for such attorney on such matter exceed $25,000. Except as may be otherwise expressly provided in Section 14 of the Shareholders Agreement, GECC shall have sole control of the prosecution, and any settlement of, any such legal action. GECC shall use its own standard for selection of outside attorneys and approval of such attorneys’ fees.

ARTICLE V

FINANCIAL MANAGEMENT AND OTHER SERVICES.

Section 5.01 Bank Accounts. GECC shall open in the name of the Company, maintain and close bank accounts, and sign checks and other bank documents in the name of the Company as may be necessary to provide the services required under the terms of this Agreement.

Section 5.02 Qualifications and Licenses.

(a)	Prior to commencing business in any state, GECC shall prepare, make and maintain all filings with such governmental authorities as may from time to time be necessary to enable the Company to become and remain qualified to conduct business as a foreign corporation in such state.

(b)	GECC shall prepare and make all filings with such governmental authorities as may from time to time be necessary to enable the Company to become and remain during the term of this Agreement licensed to conduct its business in those states where necessary.

Section 5.03 Books and Records. GECC shall maintain full and accurate books and records of the Company using generally accepted accounting principles, showing all receipts and expenditures, assets and liabilities, profits and losses, provisions and reserves and other records that may be necessary for recording the Company’s business and affairs. The books of the Company shall be maintained on an accrual basis. Such books and records shall be open for inspection and examination by the Company, NMHG and their respective representatives and/or accountants during normal business hours.

Section 5.04 Reports. GECC shall prepare and deliver to the Company the statements and reports in accordance with Section 10 of the Shareholders Agreement.

Section 5.05 Tax Returns. GECC shall prepare and file in a timely manner all of the Company’s federal, state and local tax returns. ·GECC shall provide the Company with copies of all such tax returns that have been prepared on an unconsolidated basis. In connection with the taxes of the Company, GECC will endeavor to minimize such taxes to the extent legally permissible; provided, however, that it is understood and agreed that all of the tax matters of the Company will be handled on a basis that is reasonable, proper and consistent with those of GECC. GECC may, but shall not be obligated, to consolidate or combine any federal, state or local tax return of the Company with that of GECC and, possibly, any affiliates of GECC. GECC shall control any audit that may arise in connection with any tax return of the Company, shall decide whether contest procedures are appropriate, and, if so, the manner in which such contest will be prosecuted and/or settled.

Section 5.06 Insurance. In addition to any insurance maintained by the Customers of the Company, GECC may obtain and maintain for the Company any other insurance coverages that may be deemed by GECC to be prudent in view of the perceived risks and hazards associated with the business of the Company.

ARTICLE VI

REPRESENTATIONS AND WARRANTIES

Section 6.01 Representations by GECC. GECC hereby represents and warrants to the other parties hereto that:

(a)	GECC is a corporation duly organized, validly existing and in good standing under the laws of the State of New York and has (i) all necessary licenses, authorizations, registrations and approvals for purposes of performing GECC’s duties under this Agreement and (ii) full power and authority to carry out its business as it is presently being conducted and as required in order to consummate the transactions contemplated by this Agreement.

(b)	GECC has the corporate power to enter into this Agreement and to perform its obligations under this Agreement, and the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action of GECC, and this Agreement constitutes the legal, valid and enforceable obligation of GECC.

Section 6.02 Representations of the Company. The Company hereby represents and warrants to the other parties hereto that:

(a)	The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

(b)	The Company has the corporate power to enter into this Agreement and to perform its obligations under this Agreement, and the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action of the Company, and this Agreement constitutes the legal, valid and enforceable obligation of the Company.

Section 6.03 Representations by NMHG. NMHG hereby represents and warrants to the other parties hereto that:

(a)	NMHG is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has (i) all necessary licenses, authorizations, registrations and approvals for purposes of performing NMHG’s duties under this Agreement and (ii) full power and authority to carry out its business as it is presently being conducted and as required in order to consummate the transactions contemplated by this Agreement.

(b)	NMHG has the corporate power to enter into this Agreement and to perform its obligations under this Agreement, and the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action of NMHG, and this Agreement constitutes the legal, valid and enforceable obligation of NMHG.

ARTICLE VII

STANDARD OF CARE

Section 7.01 Generally. GECC and NMHG each agrees to use its best efforts to perform all of its duties and obligations under this Agreement with the same standard of care that GECC and NMHG each respectively employs in connection with the management and administration of its own business and affairs and, in connection therewith, will use its best efforts to comply with all applicable laws, regulations and ordinances.

Section 7.02 Judgment. With respect to any service or duty that requires a judgment or decision to be made by GECC or NMHG (as the case may be), GECC and NMHG each agrees to exercise good faith in connection with any such judgment or decision.

Section 7.03 Reliance. GECC and NMHG may each rely, and shall be protected in acting or refraining from acting, upon (i) the opinion or advice of any attorney, accountant or other advisor or (ii) any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent or other paper or document believed in good faith by GECC or NMHG (as the case may be) to be genuine.

Section 7.04 Limitation. ANYTHING IN THIS AGREEMENT TO THE CONTRARY NOTWITHSTANDING, TO THE EXTENT THAT GECC AND/OR NMHG HAS COMPLIED WITH THE STANDARD OF CARE DESCRIBED IN SECTIONS 7.01, 7.02 AND 7.03 ABOVE, GECC AND/OR NMHG SHALL HAVE NO LIABILITY WITH RESPECT TO THE PERFORMANCE OF, OR ANY FAILURE TO PERFORM, ANY OF ITS DUTIES OR OBLIGATIONS UNDER THIS AGREEMENT.

ARTICLE VIII

INDEMNITIES

Section 8.01 Indemnity by the Company. The Company shall indemnify, defend and hold GECC, NMHG, and their respective parents, subsidiaries and affiliates, as well as the directors, officers and employees of each of such companies, harmless from and against any and all losses, damages, penalties, injuries, claims, actions and suits (including, without limitation, outside attorneys’ fees and legal expenses) of whatsoever kind or nature (collectively “Losses”), arising out of or in connection with, directly or indirectly, GECC’s or NMHG’s (as the case may be) provision of, or failure to provide, any service required hereunder, except to the extent that such action or inaction on GECC’s or NMHG’s part was caused by its failure to abide by the standard of care enumerated in Article VII hereof.

Section 8.02 Indemnity by GECC. GECC shall indemnify, defend and hold the Company, NMHG, and their respective parents, subsidiaries and affiliates, as well as the directors, officers and employees of each of such companies, harmless from and against all Losses arising out of or in connection with, directly or indirectly: (i) any breach by GECC of any of the terms of, or any of its obligations under, this Agreement, but only if, and to the extent that, such breach was caused by GECC’s failure to abide by the standard of care set forth in Article VII hereof; or (ii) any failure, at any time, of any representation or warranty of GECC in this Agreement to be true and correct in all respects.

Section 8.03 Indemnity by NMHG. NMHG shall indemnify, defend and hold the Company, GECC, and their respective parents, subsidiaries and affiliates, as well as the directors, officers and employees of each of such companies, harmless from and against all Losses arising out of or in connection with, directly or indirectly: (i) any breach by NMHG of any of the terms of, or any of its obligations under, this Agreement, but only if, and to the extent that, such breach was caused by NMHG’s failure to abide by the standard of care set forth in Article VII hereof; or (ii) any failure, at any time, of any representation or warranty of NMHG in this Agreement to be true and correct in all respects.

ARTICLE IX

SERVICE FEES

Section 9.01 Base Fee. In consideration of the services provided hereunder, the Company hereby agrees to pay GECC ,from time to time, upon demand, amounts that are intended to compensate GECC for the salary and benefits of all GECC employees that will be assigned to administer the business and affairs of the Company (the “Base Fee”). Notwithstanding any provision to the contrary herein, NMHG agrees that it shall not be entitled to any fees whatsoever for any of the services it has agreed to provide pursuant to the terms hereof.

Section 9.02 Adjustments. GECC shall have the right to adjust the Base Fee from time to time to compensate for salary and benefit increases or decreases for the original eight (8) employees, as well as for the salary and benefits of any additional employees that may be required in future years.

Section 9.03 Out-Of-Pocket Costs. The Company will reimburse GECC, within five business days of any request therefor, for any Out-Of-Pocket Costs that GECC may incur in connection with the services to be provided by GECC under this Agreement. GECC agrees to use those procedures that it uses for its own account to limit Out-Of-Pocket Costs to amounts which are reasonable and/or necessary to achieve the desired results. For these purposes, “Out-Of-Pocket Costs” shall mean and include any and all assessments imposed by GECC on its Commercial Equipment Financing department or successor thereto in connection with the Company or its investment portfolio and shall also mean and include any out-of-pocket costs that are incurred by GECC in connection with the performance of any of its duties and obligations under this Agreement (except for any salary and benefits paid to any GECC employees), including, without limitation, any fees, costs and charges paid to any outside attorneys, accountants, collection agencies, repossession agencies, corporate service companies, or any other agents and advisors.

Section 9.05 Past Due Payments. If any payment due under this Article IX is not made by the Company to GECC on its due date, then interest shall accrue thereon from its due date until paid in full at a rate equal to the lesser of (i) eighteen percent (18%) per annum or (ii) the maximum rate not prohibited by applicable law. If GECC shall place this Agreement in the hands of any attorneys for collection of any sums due from the Company, the Company hereby agrees to pay all reasonable attorneys’ fees and costs incurred in connection therewith.

ARTICLE X

GENERAL PROVISIONS

Section 10.01 Notices.

(a)	Any notice to be given under this Agreement shall be made in writing and shall be deemed to have been duly given upon actual receipt of certified or registered mail, return receipt requested, addressed as set forth below:

(i)	If to GECC:

General Electric Capital Corporation

44 Old Ridgebury Road

Danbury, Connecticut 06810

Attention: Edward Simoneau; and

(ii)	If to the Company:

NMHG Financial Services, Inc.

c/o General Electric Capital Corporation

44 Old Ridgebury Road

Danbury, Connecticut 06810

Attention: Edward Simoneau

(iii)	If to NMHG:

NACCO MATERIALS HANDLING GROUP, INC.

650 NE Holladay Street

Suite 1600

Portland, Oregon 97232

Attn: General Counsel

(b)	GECC, NMHG or the Company may change the address to which notice is to be sent by giving notice of such change in conformity with the provisions of this Section.

Section 10.02 Jurisdiction and Arbitration. This Agreement shall be construed and enforced in accordance with the laws of the State of New York. Any and all disputes, controversies or claims arising out of, or relating to, this Agreement shall be determined by arbitration in accordance with the Arbitration Rules of the American Arbitration Association. The number of arbitrators shall be three. One arbitrator each shall be appointed by NMHG and GECC respectively, and the third arbitrator, who shall serve as chairman of the tribunal, shall be appointed by the American Arbitration Association. The place of arbitration shall be New York City. The language of the arbitration shall be English and any arbitral award arising from any arbitration pursuant to this paragraph shall be final and binding upon all parties hereto and no party shall seek recourse to a court of law or other authorities to appeal for revision of such decision or any other ruling of the arbitrator. The cost of the arbitration shall be borne by the party who does not prevail in the arbitration proceeding or as is otherwise decided by the arbitration panel. The question of whether a dispute is governed by this arbitration clause shall itself be determined by arbitration.

Section 10.03 Entire Agreement. This Agreement constitutes the entire understanding and agreement among the parties hereto with respect to the subject matter hereof, and supersedes all prior agreements and understandings, inducements or conditions, with respect thereto, express or implied, oral or written, except as expressly herein contained. This Agreement may not be modified or amended other than by an agreement in writing executed by an authorized representative of each party at a contemporaneous or subsequent date.

Section 10.04 Validity. In the event that all or any portion of any provision of this Agreement shall be held to be invalid, the same shall not affect in any respect whatsoever the validity of the remainder of this Agreement.

Section 10.05 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their successors and assigns. Anything in the immediately preceding sentence to the contrary notwithstanding, the Company shall not be permitted to assign any of its rights or obligations hereunder. Except as otherwise provided herein or in any of the Other Agreements, neither GECC or NMHG shall, without the consent of the other party (as the case may be), delegate any of its duties hereunder to any entity other than an affiliate of GECC or NMHG (as the case may be). In the case of any delegation to (i) NMHG or GECC or (ii) any other person or entity that was selected by GECC or NMHG (as the case may be) with the standard of care set forth in Article VII hereof, GECC or NMHG (as the case may be) shall not be liable or otherwise accountable for any act or omission of such delegate.

Section 10.06 Waiver. Neither the failure nor any delay on the part of any party hereto to exercise any right, remedy, power or privilege under this Agreement shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege preclude any other or further exercise of the same or any other right, remedy, power or privilege; nor shall any waiver of any right, remedy, power or privilege with respect to any occurrence be construed as a waiver of such right, remedy, power or privilege with respect to any other occurrence. No waiver shall be effective unless it is in writing and signed by the party asserted to have granted such waiver.

Section 10.07 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original as against any party whose signature appears thereon, and all of which shall together constitute one and the same instrument. This Agreement shall become binding when one or more counterparts hereof, individually or taken together, shall bear the signatures of all of the parties reflected hereon as the signatories.

Section 10.08 Headings. The headings of articles and sections in this Agreement are for convenience only; they form no part of this Agreement and shall not affect its interpretation.

Section 10.09 Payments. Except as may be otherwise expressly provided in this Agreement, all payments to be made by either party to the other under this Agreement shall be payable upon demand therefor.

Section 10.10 Term and Termination.

(a)	Except as otherwise provided in this Section 10.10, this Agreement shall be coterminous with the term of the Shareholders Agreement.

(b)	The Company may terminate this Agreement in the event that GECC or NMHG defaults in the performance of any of its duties hereunder and fails to cure the same within 90 days after written notice thereof.

(c)	GECC may terminate this Agreement if (i) the Company or NMHG defaults in the performance of any of its duties hereunder and fails to cure the same within 90 days after written notice thereof, or (ii) at any time GECC fails to own at least eighty percent {80%) of the issued and outstanding shares in any class of the capital stock of the Company.

Section 10.11 Survival. The indemnities contained in Article VIII hereof shall survive any expiration or termination of this Agreement.

Section 10.12 Non-Exclusivity. Nothing herein shall be construed so as to restrict GECC from performing the same type or similar services to any other person or entity.

IN WITNESS WHEREOF, the parties hereto have caused their duly authorized representatives to execute and delivery this Agreement on the date first above written.

GENERAL ELECTRIC CAPITAL CORPORATION	NMHG FINANCIAL SERVICES, INC.

BY:	BY:

TITLE:	TITLE:

NACCO MATERIALS HANDLING GROUP, INC.

BY:

TITLE:

EXHIBIT “F”

RESTATED AND AMENDED TAX ALLOCATION AGREEMENT

THIS TAX ALLOCATION AGREEMENT, dated October 21, 1998 (“Agreement”), by and between GENERAL ELECTRIC CAPITAL CORPORATION, a New York corporation (“GECC”), and NMHG FINANCIAL SERVICES, INC., a Delaware corporation (the “Corporation”).

RECITALS:

WHEREAS, on October 27, 1989, Yale Materials Handling Corporation (“Yale”), acquired, pursuant to a Stock Purchase Agreement dated as of such date (“Stock Purchase Agreement”), twenty percent (20%) of the issued and outstanding shares of the capital stock of the Corporation (then known as Yale Financial Services, Inc.) from GECC. As a result thereof, the Corporation was then owned twenty percent (20%} by Yale and eighty percent (80%) by GECC.

WHEREAS, in conjunction with the above-described stock purchase, Yale and GECC entered into the Joint Venture and Shareholders Agreement (“Original Shareholders Agreement”) as of November 8, 1989 along with several related agreements executed concurrently therewith (the Original Shareholders Agreement and the related Agreements shall collectively be referred to as the “JV Agreements”), all of which JV Agreements related to the internal governance and day-to-day management and operations of the Corporation.

WHEREAS, as a result of a corporate reorganization effective as of January 1, 1994, NACCO Materials Handling Group, Inc. (“NMHG”) and Yale entered into a Stock Purchase Agreement pursuant to which Yale sold all of its interest in the Corporation to NMHG and assigned to NMHG all of Yale’s duties, obligations and benefits under all of the JV Agreements.

WHEREAS, NMHG and GECC have now determined to revise the nature of their relationship to areas outside of the United States (which global relationship shall be governed by the terms of an Operating Agreement (“International Operating Agreement”) executed by and among NMHG, GECC and various international affiliates and subsidiaries of GECC and NMHG) and additionally expand the business scope of the Corporation to provide certain types of financing to the NMHG dealers and to the customers of NMHG and/or the NMHG dealers (“Customers”) for all types and brands of NMHG Equipment. In conjunction therewith, NMHG and GECC have determined to amend and restate the Original Shareholders Agreement and certain of the other JV Agreements, including, without limitation, the Tax Allocation Agreement dated November 8, 1989 (“Original Tax Agreement”).

WHEREAS, pursuant to the terms of the Restated and Amended Administrative Services Agreement, dated as of the date hereof between GECC and the Corporation (“Administrative Services Agreement”), GECC is responsible for the preparation of all federal, state and local tax returns of the Corporation and, in the case of state and local tax returns, may, but is not obligated, to consolidate or combine any such return of the Corporation with that of GECC and, possibly, certain affiliates of GECC (any such group being hereinafter collectively referred to as the “GECC Consolidated Group”); and ·

WHEREAS, to the extent that any federal, state or local tax return of the Corporation is consolidated or combined with that of any GECC Consolidated Group, it is contemplated that the Corporation will from time to time pay to GECC the amount of any additional taxes that such GECC Consolidated Group may incur as a result of the inclusion of the results of the operations of the Corporation in such consolidated or combined return and, conversely, GECC will from time to time pay to the Corporation any tax savings that such GECC Consolidated Group may be entitled to as a result of the inclusion of the results of the operations of the Corporation in such consolidated or combined return; ·

NOW, THEREFORE, in consideration of the above premises and the mutual promises contained hereinbelow, the parties hereto hereby agree as follows:

1.	Tax Liabilities. To the extent that the inclusion of the Corporation’s income, deductions and credits (collectively, “Tax Items”) in a consolidated or combined tax return of any GECC Consolidated Group causes the amount of federal, state and local taxes which such GECC Consolidated Group is required to pay for any year to increase, the Corporation shall pay, for any such year, GECC an amount equal to the difference between:

(i) The amount of federal, state or local tax which such GECC Consolidated Group owes with the inclusion of the Corporation’s Tax Items in such GECC Consolidated Group’s consolidated or combined return for such year; and

(ii) The amount of federal, state or local tax which such GECC Consolidated Group would have owed were the Corporation’s Tax Items relating to such year excluded from the consolidated or combined return referred to in (i) above.

Any such payments shall be paid to GECC on or before the date which is thirty (30) days after the date on which such tax payments (including, without limitation, any estimated tax payments) would have been due to the appropriate taxing authority if the Corporation had filed federal, state and local tax returns without consolidation or combination with such GECC Consolidated Group.

2.

Tax Savings. To the extent that the Corporation’s Tax Items are included in any GECC Consolidated Group’s consolidated or combined tax return, GECC shall pay to the Corporation an amount equal to the amount of any net reduction in the GECC Consolidated Group’s tax liability attributable to the inclusion of the Corporation’s Tax Items in such GECC Consolidated Group’s consolidated or combined tax return, with such reduction in tax to be calculated in accordance with the methodology described in Section 1 above. Any such payments shall be made by GECC on or before the date which is thirty (30) days after the date that any such net reduction or tax saving (collectively, “Tax Savings”) is realized by such GECC Consolidated Group. For the purposes of this Section 2, any such Tax Savings shall be considered to have been realized by the GECC Consolidated Group on the date on which any payment of tax (including, without limitation, any estimated tax payments) is required to be made, or would otherwise have been due, to the appropriate taxing authority were the Corporation’s Tax Items not included in the consolidated or combined return of such GECC Consolidated Group.

3.	Tax Adjustments. (a) If any adjustment (that results in a final determination of tax liability or overpayment) is made by any taxing authority to the tax return of any consolidated or combined group of which GECC and the Corporation are members and such adjustment would have required a higher payment by the Corporation under Section 1 above or a lower payment by GECC under Section 2 above, then the Corporation shall pay to GECC an appropriate supplemental amount to reflect the impact on the Corporation of such final determination of tax liability or overpayment, plus interest thereon and any penalties with respect thereto, which such taxing authority may charge with respect thereto.· (b) Conversely, if any adjustment (that results in a final determination of tax liability or overpayment) is made by a taxing authority to any tax return of any consolidated or combined group of which GECC and the Corporation are members and such adjustment would have required a lower payment by the Corporation under Section 1 above or a higher payment by GECC under Section 2 above, then GECC shall pay to the Corporation an appropriate supplemental amount to reflect the impact on the Corporation of such final determination of tax liability or overpayment, plus interest thereon in an amount equal to the aggregate amount of interest that would have been paid by the Internal Revenue Service were such reduction in tax to be determined in connection with the filing by the Corporation of a separate federal tax return. Alternatively, for non-federal tax filings, interest in the previous sentence shall be determined to mean the incremental interest benefit computed as a result of the inclusion of the Company’s Tax Items in any consolidated or combined non-federal return. In the case of non-federal tax filings, both GECC and the Corporation will work together to determine the incremental interest benefit stated in the previous sentence using generally accepted methods. If, as a result of the complexity of the calculation, there is a dispute as to the benefit, both GECC and the Corporation will agree on a nationally recognized accounting firm to determine said incremental interest benefit. (c) Any supplemental payment required by this Section 3, whether by the Corporation or by GECC, shall be made no later than thirty (30) days after the date on which payments are made to, or refunds or credits are received from, the appropriate taxing authority.

4.

Method of Calculation. Anything in this Agreement to the contrary notwithstanding, any tax matters that are required or permitted by applicable law to be determined on a consolidated or combined basis shall be determined on the basis of the applicable

GECC Consolidated Group position for purposes of the computation of any payment due from or to the Corporation under Section 1, 2, or 3 above.

5.	Contests. In connection with any proposed adjustment to any consolidated or combined tax return which includes the Corporation and GECC as members thereof, GECC agrees to exercise in good faith its best efforts to minimize the tax liability of the Corporation; provided, however, that any decision to contest or otherwise oppose any such adjustment shall be controlled solely by the Tax Counsel of the parent company of the applicable GECC Consolidated Group on the basis of what is reasonable, proper and consistent with the overall tax interests of such GECC Consolidated Group.

6.	Further Cooperation. The parties hereto agree to take such further action and to execute such further documents or instruments which may be necessary or appropriate to complete or give effect to the transactions contemplated hereby.

7.	Jurisdiction and Arbitration. This Agreement shall be construed and enforced in accordance with the laws of the State of New York. Any and all disputes, controversies or claims arising out of, or relating to, this Agreement shall be determined by arbitration in accordance with the Arbitration Rules of the American Arbitration Association. The number of arbitrators shall be three. One arbitrator each shall be appointed by the minority shareholder of the Company and GECC respectively, and the third arbitrator, who shall serve as chairman of the tribunal, shall be appointed by the American Arbitration Association. The place of arbitration shall be New York City. The language of the arbitration shall be English and any arbitral award arising from any arbitration pursuant to this paragraph shall be final and binding upon all parties hereto and no party shall seek recourse to a court of law or other authorities to appeal for revision of such decision or any other ruling of the arbitrator. The cost of the arbitration shall be borne by the party who does not prevail in the arbitration proceeding or as is otherwise decided by the arbitration panel. The question of whether a dispute is governed by this arbitration clause shall itself be determined by arbitration.

8.	Headings. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall in no way restrict or otherwise modify any of the terms or provisions hereof.

9.	Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed an original, and such counterparts together shall constitute and be one and the same instrument.

10.	Duration. This Agreement shall terminate upon any expiration or termination of the Shareholders Agreement, provided, however, that the provisions of Sections 1, 2, 3 and 4 shall survive any such termination with respect to taxes for any period prior to such termination.

11.	Prior Agreement. This Agreement shall supersede and replace the Original Tax Agreement from and after the date hereof; provided however, that Section 3 of the Original Tax Agreement shall remain operative with respect to all applicable taxable years or periods which precede the date of this Agreement.

12.	Entire Agreement. This Agreement constitutes the entire agreement with respect to the subject matter hereof, and shall, except as provided in Section 11 above, supersede all prior understandings (whether written, verbal or implied) with respect thereto. Neither this Agreement nor an of the terms hereof may be amended, supplemented, waived or modified orally, but only by an instrument in writing signed by the party against which enforcement of such changes is sought.

IN WITNESS WHEREOF, the parties hereto have caused their duly authorized representatives to execute and deliver this Agreement on the date first above written.

NMHG FINANCIAL SERVICES, INC.	GENERAL ELECTRIC CORPORATION

BY:	BY:

TITLE:	TITLE:

EXHIBIT “G”

RESTATED AND AMENDED REMARKETING SERVICES AGREEMENT

THIS RESTATED AND AMENDED REMARKETING SERVICES AGREEMENT dated October 21, 1998 (“Agreement”), between NACCO MATERIALS HANDLING GROUP, INC., a Delaware corporation (“NMHG”), and NMHG FINANCIAL SERVICES, INC., a Delaware corporation (“NFS”).

RECITALS:

WHEREAS, NMHG is in the business of manufacturing fork-lift trucks and related equipment which is sold and distributed by NMHG and through its dealers (collectively, “Dealers”); and

WHEREAS, NMHG has substantial expertise in the inspection, maintenance, repair, storage, valuation, sale and lease of fork-lift trucks and related equipment; and

WHEREAS, NFS is in the business of, among other things, leasing fork-lift trucks and related equipment pursuant to true leases; and

WHEREAS, on and subject to the terms and conditions of this Agreement, NFS desires to retain NMHG to perform certain remarketing services with respect to fork-lift trucks and related equipment leased by NFS under true leases; and

WHEREAS, NFS (formerly known as Yale Financial Services, Inc.) and NMHG have previously entered into a Remarketing Services Agreement on November 8, 1989 (“Original Remarketing Agreement”) and each of NMHG and NFS desires that this Agreement supersede, amend and restate the terms of the Original Remarketing Agreement; and

WHEREAS, on and subject to the terms and conditions of this Agreement, NMHG is willing to provide such remarketing services to NFS.

NOW, THEREFORE, in consideration of the above premises and the mutual promises herein contained, as well as other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

ARTICLE I CERTAIN

DEFINITIONS

1.1. Certain Definitions. For purposes of this Agreement, the following terms shall have the following meanings:

(a) “Affiliate” shall mean, with respect to any Person, any other Person that controls, is controlled by, or under common control with, such Person.

(b) “Accrued Interest Cost” shall mean, with respect to each unit of Equipment, the aggregate interest expense incurred by NFS during the Carrying Period. Interest shall accrue on a daily basis during the Carrying Period at a rate equal to the Prime Rate in effect on the first day of the Carrying Period applied to the Base Residual of the Equipment.

(c) “Administrative Carrying Cost” shall mean, with respect to each unit of Equipment, the aggregate carrying expense incurred by NFS during the Carrying Period. Said expense shall accrue on a calendar month basis at a rate equal to $15.00. The Administrative Carrying Cost for any Carrying Period which ends during a calendar month shall be calculated as if the Carrying period had expired on the last day of that calendar month.

(d) “Base Residual” shall mean, with respect to any Equipment, (i) in the case of a Lease that was not terminated prior to its Expiration Date, the greater of (A) NFS’s actual Booked Residual for such Equipment in connection with such Lease or (B) twenty percent (20%) of the Original Equipment Cost for such Equipment, and (ii) in the case of a Lease that has been terminated prior to its Expiration Date, the greater of (A) the amount that is due to NFS from the Lessee with respect to such Equipment upon such termination or (B) twenty percent (20%) of the Original Equipment Cost for such Equipment.

(e) “Booked Residual” shall mean, with respect to any Equipment, the assumed residual value on such Equipment that NFS has taken into account for book accounting purposes in connection with the Lease of such Equipment.

(f) “Business Day” shall mean and include any calendar day other than a Saturday, Sunday or other day on which the commercial banks in New York, New York are authorized or required to be closed.

(g) “Carrying Period” shall mean the period beginning on the first date of the Exclusive Period and continuing up to the Sale Date.

(h) “Casualty” shall mean, with respect to any Equipment, the loss, theft, condemnation, or destruction of, or irreparable damage to, such Equipment.

(i) “Equipment” shall mean and include any fork-lift trucks and related equipment that is subject to a Lease.

(j) “Excess Abuse Billing Proceeds” shall have the meaning provided in Section 2.3(a) of this Agreement.

(k) “Expiration Date” shall mean, with respect to any Lease, the originally scheduled expiration of such Lease.

(l) “Exclusive Period” shall mean, with respect to any unit of Equipment, a period of ninety (90) days following the expiration or termination of any Lease or Re-lease of such Equipment.

(m) “Lease” shall mean any lease of Equipment where NFS is the lessor and is accounting for such lease as a true lease for federal income tax purposes.

(n) “Lease Documentation” shall mean and include any and all documentation evidencing either a Lease or Re-lease.

(o) “Lessee” shall mean and include any lessee(s) under a Lease or any Re-Lease.

(p) “Minimum Return Condition” shall mean, with respect to any Equipment, the minimum condition in which such Equipment must be returned according to the provisions of the related Lease Documentation.

(q) “Net Re-lease Proceeds” shall mean, with respect to any Equipment, (i) the total Periodic Rentals actually collected by NFS in connection with any Re-lease of such Equipment, less (ii) the sum of (A) any sales, use,· ad valorem, excise or similar taxes due in connection with such Re-lease, and (B) all other out-of-pocket costs and expenses incurred by NFS in connection with such Re-lease (including, but not limited to, transportation costs, costs of repair, reconditioning or otherwise readying the Equipment for Re-lease, and any brokers fees and remarketing fees payable to any Person other than NMHG) to the extent that such costs and expenses have not been previously reimbursed by, or on behalf of, the Lessee.

(r) “Net Sale Proceeds” shall mean, with respect to any Equipment, (i) the selling price that is payable to NFS with respect to the sale of such Equipment, excluding (ii) the sum of (A) any sales, use, ad valorem, excise or similar taxes due in connection with such sale, (B) all other out-of-pocket costs and expenses incurred by NFS in connection with such sale (including, but not limited to, transportation costs, costs of repair, reconditioning or otherwise readying the Equipment for sale, and any brokers fees and remarketing fees payable to any Person other than NMHG) to the extent that such costs and expenses have not been previously reimbursed by, or on behalf of, the Lessee, and (C) in the case of any sale that is financed by NFS, any interest or finance charges that are payable to NFS in connection with such sale.

(s) “Original Equipment Cost” shall mean, with respect to any Equipment, the total purchase price paid by NFS for such Equipment (including, without limitation, any related sales, use, ad valorem, excise or similar taxes on such purchase and any related transportation costs or other out-of-pocket costs capitalized by NFS in connection with such purchase).

(t) “Periodic Rentals” shall mean and include any rentals (exclusive of sales, use, ad valorem, excise and similar taxes) due to NFS that are both regular and periodic (e.g., monthly or quarterly rentals).

(u) “Person” shall mean and include any individual, corporation, partnership, trust, association, or other entity of any kind whatsoever (including, without limitation, governmental entities).

(v) “Prime Rate” shall mean the highest rate of interest from time to time announced by any member of the NY Banking Association as its prime or base lending rate for commercial loans of short-term maturities.

(w) “Re-lease” shall mean and include, with respect to any Lease, any extension or renewal of such Lease or any other lease of the Equipment by NFS as lessor following the expiration or termination of such Lease.

(x) “Remarketing Services” shall have the meaning provided in Section 2.1(b) of this Agreement.

(y) “Required Repairs” shall have the meaning provided in Section 2.3(a) of this Agreement.

(z) “Sale Date” shall mean, with respect to any Equipment that is sold by NFS, the date on which NFS transfers title of such Equipment to the purchaser thereof.

(aa) “Sold Out of Trust” shall mean, with respect to any Equipment, any sale, lease or other disposition of such Equipment without authorization from NFS for the same.

(bb) “Termination Date” shall mean, with respect to any Lease that is terminated prior to its Expiration Date, the date on which such Lease is terminated.

(cc) “Total Net Proceeds” shall mean, with respect to any Equipment, the aggregate of (i) the Excess Abuse Billing Proceeds actually received by NFS for such Equipment, (ii) the Net Re-lease Proceeds actually received by NFS for such Equipment, and (iii) the Net Sale Proceeds actually received by NFS for such Equipment, less the (iv) Accrued Interest Cost, and (v) the Administrative Carrying Cost.

1.2. Generally. The definitions contained in this Agreement shall be equally applicable to the singular and plural forms of the terms defined herein.

ARTICLE II REMARKETING

SERVICES

2.1. Appointment. (a) With respect to all Equipment leased by NFS under any Lease or Re-lease, NFS hereby appoints NMHG as its agent to provide, and NMHG hereby agrees to provide, Remarketing Services (as defined hereinbelow) to NFS in connection with such Equipment. Such appointment shall be on an exclusive basis, with respect to any Equipment, for the Exclusive Period. (b) As used in this Agreement, the phrase “Remarketing Services” shall mean and include (i) providing a remarketing data base under Section 2.2 below, (ii) providing inspection and abuse billing services under Section 2.3 below, (iii) providing repair services under Section 2.4 below, (iv) storing the Equipment in accordance with Section 2.5 below, (v) arranging for insurance coverage on the Equipment while in storage in accordance with Section 2.6 below, (vi) providing information concerning the estimated fair market value and/or fair market rental value of the Equipment in accordance with Section 2.7 below, and (vii) using best efforts to assist NFS in the sale or Re-lease of the Equipment as provided in Section 2.8 below. In addition to the Remarketing Services set forth in the preceding sentence, NMHG shall, on behalf of NFS, bill and collect for the sale, re-lease or other disposition of all Equipment remarketed hereunder. All proceeds from any such sales, re-leases or other dispositions received by NMHG shall be remitted to NFS within five (5) Business Days of receipt.

2.2. Remarketing Data Base. NMHG shall, at its own cost and expense, during the term of all Leases and Re-leases originate and maintain a data base (“Remarketing Data Base”) whereby NMHG will monitor and track with respect to each such Lease or Re-lease: (i) the date of such Lease or Re-lease, (ii) the name and address of the Lessee, (iii) a description of the Equipment leased thereunder, (iv) the location of such Equipment, (v) the expiration date of such Lease or Re-lease, and (vi) such other data as NMHG may deem necessary or appropriate to enable it to effectively and efficiently perform the other Remarketing Services required under this Agreement. From time to time, upon any request by NFS, NMHG shall report to NFS regarding any information maintained in such Remarketing Data Base. Except for such disclosures to NFS, NMHG shall use its best efforts to maintain all information in the Remarketing Data Base on a confidential basis. NFS hereby agrees to cooperate with NMHG in connection with the origination and maintenance of such Remarketing Data Base.

2.3. Inspection and Abuse Billing Services. (a) Upon the expiration or termination of any Lease or Re-lease, NMHG shall, at its own cost and expense, inspect the Equipment leased thereunder and provide NFS with a written report describing in reasonable detail any maintenance or repairs that are necessary to put such Equipment into its Minimum Return Condition (“Required Repairs”), as well as the estimated cost of such Required Repairs. NMHG shall, on behalf of NFS bill the Lessee for, and use its best efforts to collect from the Lessee, the estimated cost of any such Required Repairs and shall promptly remit any recovery from the Lessee (net of any out-of-pocket costs and expenses incurred in connection therewith) to NFS. Any such net recovery shall be applied by NFS first to reimburse NFS for any maintenance or repair costs actually incurred by NFS with respect to the related Equipment and any excess shall be deemed “Excess Abuse Billing Proceeds” for such Equipment. NMHG may also recommend any other maintenance or repairs which NMHG may deem to be advisable in connection with readying the Equipment for sale or Re-lease and shall estimate the cost of such maintenance or repairs. (b) In addition, if and when requested by NFS, NMHG shall audit and inspect any Equipment on behalf of NFS during the term of the related Lease or Re-lease. In connection therewith, NMHG shall report in writing to NFS (i) whether all Equipment is located at the equipment location specified in the related Lease Documentation and (ii) as to any Required Repairs. If there are any Required Repairs, NMHG will, on behalf of NFS, use its best efforts to cause the Lessee to perform the same as soon as possible. NMHG and NFS shall from time to time agree upon a reasonable fee and cost reimbursement that NMHG would receive in connection with any services provided under this Section 2.3(b).

2.4. Repair Services. If and only if requested by NFS, NMHG shall perform, or cause to be performed, any Required Repairs and other maintenance or repairs that may be advisable to ready such Equipment for sale or Re-lease. With respect to any such maintenance or repairs that are performed by NMHG itself, NMHG shall be entitled to receive reimbursement of its actual costs incurred in connection with such maintenance or repairs. Any maintenance or repairs that are performed by a Person other than NMHG shall require the prior consent of NFS and, if consented to by NFS, NFS shall reimburse NMHG for the amount of any invoice provided by such other Person.

2.5. Storage. (a) NMHG or its delegate shall, at NMHG’s sole cost and expense, store any Equipment that is returned to NFS following the expiration or termination of the related Lease or Re-lease. All such Equipment shall be (i) stored in a secure and commercially reasonable manner (ii) available for inspection and testing by NFS, its agents and employees, any prospective purchaser and any prospective lessee during regular business hours, and (iii) kept free and clear of all liens, claims and encumbrances arising by, through or under NMHG or its delegate. NMHG or its delegate shall, upon the request of NFS at any time, promptly assemble and deliver (f.o.b. the storage facility) any or all of the Equipment (as designated by NFS) to NFS (including its employees or agents), any purchaser or any lessee. {b) During such storage, all risk of loss or damage to the Equipment shall be borne by NFS, except that NMHG shall be solely responsible for (i) any loss or damage to the Equipment that may be caused by any failure by NMHG or its delegate to use reasonable care as custodian of such Equipment, (ii) any Equipment that is Sold Out of Trust by NMHG or its delegate, and (iii) any liens, claims and/or encumbrances on the Equipment arising by, through or under NMHG or its delegate. If and when NMHG makes payment in full to NFS for any claim that NFS may have against NMHG’s delegate, NMHG shall automatically be subrogated to NFS’s claim against such delegate.

2.6. Insurance Coverage. If and only if requested by NFS, NMHG shall assist NFS in obtaining casualty insurance and/or liability insurance with respect to any Equipment while in storage under Section 2.5 hereinabove. The premiums on such insurance shall be borne solely by NFS.

2.7. Valuation Estimates. From time to time, upon any request of NFS, NMHG shall, at its own cost and expense, provide NFS with estimates of the fair market value and/or fair rental value of the Equipment.

2.8. Re-leases and Sales. Upon the expiration or termination of any Lease or Re-lease of Equipment, NMHG shall, at its sole cost and expense, use its best efforts to arrange on behalf of NFS for the sale or Re-lease of all such Equipment at the best possible price or rental that is obtainable in an effort to, as the case may be, maximize to the greatest extent possible the profit of NFS in connection therewith or minimize to the greatest extent possible the loss of NFS in connection therewith. In this regard, NMHG shall solicit bids for the purchase or Re-lease of the Equipment, as a unit or in parcels, and shall notify NFS promptly upon receipt of the same. Anything in the foregoing to the contrary notwithstanding, NFS may accept or reject any such bid within its sole discretion (subject only to any rights or options given to the Lessee under the Lease Documentation). If NFS rejects any such bid, NMHG shall continue to use its best efforts to arrange for the sale or Re-lease of the Equipment as hereinabove provided. If NFS accepts any such bid, (i) the rental or purchase price, plus any applicable sales or use taxes, shall be paid in full to NFS and (ii) NFS shall execute any sale or lease documentation on its own behalf. UNLESS OTHERWISE SPECIFIED BY NFS, ANY SALE OR RE-LEASE OF THE EQUIPMENT SHALL BE ON AN “AS IS, WHERE IS”, BASIS WITHOUT RECOURSE OR WARRANTY OF ANY KIND WHATSOEVER, EXPRESS OR IMPLIED, BY NFS. NMHG SHALL HAVE NO AUTHORITY, EXPRESS OR IMPLIED, TO SELL, LEASE OR OTHERWISE DISPOSE OF, OR TO COMMIT NFS TO SELL, LEASE OR OTHERWISE DISPOSE OF, ANY EQUIPMENT WITHOUT NFS’S PRIOR CONSENT.

2.9. Remarketing Fee. As compensation for providing the Remarketing Services to NFS, NMHG shall be entitled to a remarketing fee (“Remarketing Fee”) upon the sale of any unit of Equipment (whether such sale is on a cash basis or financed by NFS), equal to the following: (a) if Total Net Proceeds are less than or equal to zero, then the Remarketing Fee shall be zero, or (b) if the Total Net Proceeds are greater than zero, then the Remarketing Fee shall be equal to the sum of (i) seventy percent (70%) of the lesser of Base Profit (as that term is defined below) or Total Net Proceeds, plus (ii) fifty percent (50%) of the Secondary Profit (as that term is defined below), if any. As used in this Section 2.9, the term “Base Profit” for any unit of Equipment shall be equal to eighteen percent (18%) of the applicable Base Residual; the term “Secondary Profit” for any unit of Equipment shall be equal to the greater of (x) the Total Profit minus the Base Profit or (y) zero; the term “Total Profit” for any unit of Equipment shall be equal to the Total Net Proceeds minus the Base Residual. NMHG shall, at its sole cost and expense, be responsible for calculating the Remarketing Fee for any and all Equipment sold by NFS and shall, upon any request of NFS, permit NFS from time to time to audit such calculations. Following the Sale Date for any Equipment, NMHG shall invoice NFS for any Remarketing Fee due on such Equipment and NFS shall pay the same to NMHG within forty-five (45) days after its receipt of such invoice.

Anything in this Agreement to the contrary notwithstanding, it is hereby agreed and understood that (i) if the Equipment is sold within the Exclusive Period for such Equipment, the Net Sale Proceeds actually received by NFS in connection with such sale shall be included in the Total Net Proceeds for such Equipment (regardless of whether NMHG found the purchaser), (ii) if the Equipment is Re-leased within the Exclusive Period for such Equipment, the Net Re-lease Proceeds actually received by NFS in connection with such Re-lease shall be included in the Total Net Proceeds for such Equipment (regardless of whether NMHG found the lessee), (iii) if the Equipment is not sold within the Exclusive Period for such Equipment, the Net Sale Proceeds actually received by NFS in connection with such sale shall not be included in the Total Net Proceeds for such Equipment unless NMHG actually found the purchaser, (iv) if the Equipment is not Re-leased within the Exclusive Period for such Equipment, the Net Re-lease Proceeds actually received by NFS in connection with such Re-lease shall not be included in the Total Net Proceeds for such Equipment unless NMHG actually found the lessee, (v) no Remarketing Fees shall be payable to NMHG with respect to any Equipment following the expiration or termination of any Lease or Re-lease where, directly or indirectly, the Lessee was NMHG or any of its Affiliates, (vi) no Remarketing Fees shall be payable to NMHG in connection with any purchase or Re-lease of any Equipment, directly or indirectly, by NMHG or any of its Affiliates, (vii) no Remarketing Fees shall be payable to NMHG in connection with any bid solicited by NMHG unless and until such bid is accepted by NFS and a sale or Re-lease is actually consummated in accordance therewith, (viii) no Remarketing Fees shall be payable to NMHG with respect to any Equipment that is subject to a Casualty, and (ix) no Remarketing Fees shall be payable to NMHG in connection with any Equipment if NMHG has materially failed to perform its Remarketing Services with respect to such Equipment.

ARTICLE III

NATURE OF AGREEMENT AND TERM

3.1. Scope of Authority. NMHG agrees and understands that it shall have no power or authority to bind NFS in any way hereunder or to take any action contrary to those actions expressly authorized hereunder. Unless otherwise agreed, NMHG shall have no power to make representations, promises, agreements or commitments for or on behalf of NFS, and agrees it shall advise each prospective purchaser or lessee accordingly.

3.2. Nature of Agreement. This Agreement is a service contract only. It is expressly understood and agreed that at no time will this Agreement be deemed to create any partnership or other relationship between NMHG and NFS other than that of NMHG acting as an independent contractor and limited agent for NFS as set forth herein. No universal or general power of agency or attorney has been created hereunder. Except as otherwise expressly permitted by Section 2.5 of this Agreement or as authorized in writing by NFS, in no event shall the NMHG delegate any of its duties under this Agreement to any other party.

3.3. Non-Exclusive Relationship. The relationship set forth herein is non- exclusive. NMHG’s customers shall have the option to purchase or lease the Equipment from NFS or not. There shall be no restriction on NFS’s or NMHG’s independent business judgment, including but not limited to decisions regarding selection of prospective purchasers or lessees, pricing, marketing or credit decisions. After the Exclusive Period for any Equipment, NFS reserves the right to sell or lease such Equipment to any purchaser or lessee found by NFS or by any other remarketing agent used by NFS.

3.4. Term. Subject to earlier termination under Section 3.5 below, the term of this Agreement shall be co-terminous with the term of the Restated and Amended Joint Venture and Shareholders Agreement dated as of the date hereof between NMHG and General Electric Capital Corporation (“GECC”). Notwithstanding any expiration or termination of this Agreement (except for a termination under Section 3.5 below), the rights and obligations of the parties under this Agreement shall survive such expiration or termination as to all Equipment under Lease or Re-lease at the time of such expiration or termination.

3.5. Non-Performance. Either party shall have the right to terminate this Agreement upon notice to the other party if the other party shall (i) materially fail to perform any services in the time and manner required hereunder, (ii) commit an act of bad faith, or (iii) otherwise be in material default under this Agreement. Notwithstanding any other provision of this Agreement that may be to the contrary, upon any such termination pursuant to the preceding sentence, neither party shall have any further rights or obligations under this Agreement as to any Equipment (regardless of whether the same is under Lease or Re-lease at the time of such termination).

ARTICLE IV GENERAL

PROVISIONS

4.1. Title to Equipment. Title to and ownership of any Equipment by NFS shall not be modified by this Agreement. NMHG acknowledges that it has no right, title or interest in or to the Equipment or the proceeds of any sale, lease or other disposition thereof. The Equipment is delivered to NMHG on consignment only. NMHG agrees, upon NFS’s request, to execute, and to cause any of its delegates to execute, any financing statement, notice to creditors or other instrument deemed by NFS to be necessary or expedient for filing, recording or otherwise protecting the interest of NFS in the Equipment or its proceeds.

4.2. Waiver of Liens. To the extent that NMHG may have a statutory, common law or other right or interest in or lien upon any of the Equipment or its proceeds for storage, labor, maintenance, repair or otherwise, it hereby releases and waives such right, interest or lien and agrees to look only to its rights as a general, unsecured creditor of NFS for compensation for performing the services provided under this Agreement, and not to the Equipment or its proceeds.

4.3. Governing Law and Jurisdiction. This Agreement shall be construed and enforced in accordance with the laws of the State of New York. Any and all disputes, controversies or claims arising out of, or relating to, this Agreement shall be determined by arbitration in accordance with the Arbitration Rules of the American Arbitration Association. The number of arbitrators shall be three. One arbitrator each shall be appointed by NMHG and NFS respectively, and the third arbitrator, who shall serve as chairman of the tribunal, shall be appointed by the American Arbitration Association. The place of arbitration shall be New York City. The language of the arbitration shall be English and any arbitral award arising from any arbitration pursuant to this paragraph shall be final and binding upon all parties hereto and no party shall seek recourse to a court of law or other authorities to appeal for revision of such decision or any other ruling of the arbitrator. The cost of the arbitration shall be borne by the party who does not prevail in the arbitration proceeding or as is otherwise decided by the arbitration panel. The question of whether a dispute is governed by this arbitration clause shall itself be determined by arbitration.

4.4. Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall be, as to such jurisdiction, ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. Notwithstanding the foregoing, if at any time implementation of any provision hereof shall violate any applicable legal maximum or requirement, then such provision shall be limited to such maximum or modified to comply with such requirement.

4.5. Binding Effect. This Agreement is binding upon the parties hereto and their successors or assigns, if any. Neither party may assign any of its rights hereunder without the express prior written consent of the other party.

4.6. Entire Agreement: No Modification. This Agreement exclusively and completely states the agreement of the parties with respect to the subject matter hereof and supersedes all prior agreements (written, oral, implied or otherwise) with respect thereto. None of the terms of, or obligations under, this Agreement may be changed, waived, modified or varied in any manner whatsoever, including, but not limited to, any action or inaction of either party, unless in a writing duly signed and executed by the parties.

4.7. Headings. The headings of Sections and Articles contained in this Agreement are provided for convenience only. They form no part of this Agreement and shall not affect its construction or interpretation. All references to Articles and Sections refer to the corresponding Articles and Sections of this Agreement unless otherwise specified.

4.8. Notices. Any notices to NFS or NMHG under this Agreement shall be in writing and shall be mailed or otherwise delivered to the intended recipient at the following addresses, unless the mailing party has received prior written notice that the address has changed:

NFS:	NMHG:
NMHG Financial Services, Inc.	NACCO Materials Handling Group, Inc.
c/o General Electric Capital	650 NE Holladay Street
44 Old Ridgebury Road	Suite 1600
Danbury, CT 06810	Portland, Oregon 97232
Attn: Edward Simoneau	Attn: General Counsel

4.9. Future Cooperation. NMHG and NFS agree to execute such further documents and take such further action as may reasonably be necessary to effectuate this Agreement.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

NMHG FINANCIAL SERVICES, INC.	NACCO MATERIALS HANDLING GROUP, INC.

BY:	BY:

TITLE:	TITLE:

EXHIBIT H

TO RESTATED AND AMENDED JOINT VENTURE AND SHAREHOLDERS

AGREEMENT

DATED April 15, 1998

LISTING OF NMHG COMPETITORS

BT Industries AB

Caterpillar Tractor Co.

Clark Material Handling Company

Crown Equipment

Daewoo Corporation

Jungheinrich Aktiengesellschaft and its affiliates Mic, Boss and Steinbock

Kalmar AC, Inc.

Komatsu Forklift, Inc.

Linde/Baker Material Handling Company and its affiliates Still, Fenwick and Fiat

Mitsubishi Heavy Industries

Mitsubishi/Caterpillar Forklift America, Inc.

Nissan Forklift Corp.

The Raymond Corporation

Taylor Machine Works, Inc.

Toyo Umpanki Co. Ltd (TCM) Toyoda

Automatic Loom Works (Toyota)

EXHIBIT I

TO RESTATED AND AMENDED JOINT VENTURE AND SHAREHOLDERS

AGREEMENT

DATED April 15, 1998

PARTICIPATION FEE CALCULATION

The Participation Fee pursuant to Section 33 of the above-captioned Agreement will be paid on an annual basis within sixty (60) days after the close of each calendar year and shall be calculated in the manner as set forth below:

($ in thousands)
Volume Projections	$230,000

Tax lease% 44%	101,200

Gross Profit 15%	15,180

Taxes 35%	5,313
Present Value of Taxes	5,106
Discount Rate	6.20%

5yearMACRS	20.00%	32.00%	19.20%	11.52%	17.28%

Deferred tax	1,063	1,700	1,020	612	918

Present Value of Deferred Tax	$4,568
Discount Rate	6.52%
Gross Profit Tax Deferral Benefit	538

Each $1.0mm of tax lease volume =		$5.3

Treasury rates 2/3/97	5.56%	5.93%	6.04%	6.15%	6.26%
BBB adders	0.64%	0.47%	0.48%	0.50%	0.52%

Cost of funds	6.20%	6.40%	6.52%	6.65%	6.78%

Assumptions:

5 year MACRS life

Equip. sold at end of yr 5

44% of Volume tax leases

15% gross profit

35% tax rate

BBB rates

EXHIBIT “J”

RECOURSE AND INDEMNITY AGREEMENT

THIS RECOURSE AND INDEMNITY AGREEMENT dated as of October 21, 1998 (Agreement) is made and entered into by and between GENERAL ELECTRIC CAPITAL CORPORATION , a New York corporation (“GECC”), NMHG FINANCIAL SERVICES, INC., a Delaware corporation (“Corporation”), and NACCO MATERIALS HANDLING GROUP, INC., a Delaware corporation (“NMHG”).

WHEREAS, NMHG, through various subsidiaries and affiliates, manufacturers and distributes materials handling equipment (“NMHG Equipment”);

WHEREAS, NMHG also distributes NMHG Equipment through dealers located in the United States of America (such dealers and any future dealers being hereinafter collectively referred to as “Dealers” and each a “Dealer”);

WHEREAS, on October 27, 1989, Yale Materials Handling Corporation (“Yale”), acquired, pursuant to a Stock Purchase Agreement dated as of such date (“Stock Purchase Agreement”), twenty percent (20%) of the issued and outstanding shares of the capital stock of Yale Financial Services, Inc. (“Corporation”) from GECC. As a result thereof, the Corporation was then owned twenty percent (20%) by Yale and eighty percent (80%) by GECC;

WHEREAS, in conjunction with the above-described stock purchase, Yale and GECC entered into the Joint Venture and Shareholders Agreement (“Original Shareholders Agreement”) as of November 8, 1989 which Agreement related to the internal governance and day-to-day management and operations of the Corporation. In conjunction with the negotiation of the Original Shareholders Agreement and the purchase of certain Wholesale Accounts from Heller Financial, Inc., Yale entered into the Guaranty and Indemnity Agreement dated June 30, 1988 in favor of GECC (“First Guaranty Agreement”) pursuant to which Yale unconditionally guaranteed the prompt payment and performance to GECC .and the Corporation of all of the obligations of each Dealer under certain inventory/accounts receivable financing accounts purchased at that time and all such future accounts entered into thereafter;

WHEREAS, as a result of a corporate reorganization effective as of January 1, 1994, NMHG and Yale entered into a Stock Purchase Agreement pursuant to which Yale sold all of its interest in the Corporation to NMHG and assigned to NMHG all of Yale’s duties, obligations and benefits under the Original Shareholders Agreement and all other agreements related thereto, including, without limitation, the First Guaranty Agreement;

WHEREAS, NMHG and GECC have now determined to revise the nature of their relationship to areas outside of the United States (which global relationship shall be governed by the terms of an Operating Agreement; the “International Operating Agreement”) executed between NMHG, GECC and various international affiliates and subsidiaries of GECC and NMHG) and additionally expand the business scope of the Corporation to provide certain types of financing to the Dealers and to the customers of NMHG and/or the Dealers (“Customers”) for all types and brands of NMHG Equipment. In conjunction therewith, NMHG and GECC have determined to amend and restate the Original Agreement (the Restated and Amended Joint Venture and Shareholders Agreement shall be referred to as the “Shareholders Agreement”). It is intended that in conjunction with the commencement of the Shareholders Agreement, the name of the Corporation shall be changed to NMHG Financial Services, Inc.;

WHEREAS, on November 27, 1996, the First Guaranty Agreement was amended to expand the scope of the guaranty contained therein to GECC and certain of its other subsidiaries to induce such subsidiaries to provide other loans and extensions of credit to the Dealers evidencing the financing of inventory/accounts receivable. The amendment and restatement of the first Guaranty Agreement shall hereinafter be referred to as the “Second Guaranty Agreement”; and

WHEREAS, in conjunction with the execution of the Shareholders Agreement and the International Operating Agreement, GECC and NMHG desire, with respect to Wholesale Accounts, to amend the nature of the First and Second Guaranty Agreements to coincide with the new international nature of the arrangement between GECC and NMHG.

NOW THEREFORE, in consideration of the above premises, the mutual promises contained herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

ARTICLE I CERTAIN

DEFINITIONS

1.01 “Customer” shall mean and include any customer of a Dealer.

1.02 “Person” shall mean and include any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any political subdivision thereof.

1.03 “Wholesale Account” shall mean and include any loan or other extension of credit to a Dealer, whether in connection with the acquisition of NMHG Equipment by the Dealer or otherwise, but shall not include any loan or other extension of credit by the Corporation to any Customer.

1.04 “Wholesale Account Documents” shall mean any documents evidencing any Wholesale Account.

ARTICLE II

RECOURSE FOR WHOLESALE ACCOUNTS

2.01 Recourse for Wholesale Accounts. In the event of a default under any of the Wholesale Accounts entered into by the Corporation during the period beginning on the date hereof and continuing to the date five (5) years from the date hereof (“Base Term”), NMHG will, within twenty (20) days of demand, repurchase any such Wholesale Account(s) affected by such default and pay the Corporation, the amount then owed by the Dealer to the Corporation under the default pursuant to the terms of the respective Wholesale Account Documents (“Repurchase Price”). For purposes of this Section 2.01, default is defined as the occurrence of any event which would, under the terms of the Wholesale Account Documents, constitute a default. It is not contemplated that the Corporation will automatically exercise its rights to demand repurchase of any Wholesale Account(s) under this Section unless collection of such Account(s) is deemed to be unlikely. Failure on the part of the Corporation to exercise such right shall not constitute a waiver of such right. Upon receipt by the Corporation of the full amount of the Repurchase Price for any Wholesale Account(s), and provided that NMHG is not otherwise in Default under this Agreement, the Corporation will assign all of its right, title and interest in such Account(s) to NMHG (or its designee) without recourse to, or warranty from (of any kind whatsoever), the Corporation.

(a) Anything in this Agreement to the contrary notwithstanding, NMHG hereby agrees that its obligations under this Section 2.01 shall be primary, absolute, continuing and unconditional, irrespective of, and unaffected by, any of the following actions or circumstances (regardless of any notice to, or consent of, NMHG): (aa) the genuineness, validity, regularity and enforceability of any Wholesale Account; (bb) any extension, renewal, amendment, change, waiver or other modification by the Corporation of any Wholesale Account; (cc) the absence of, or delay in, any action to enforce the terms of any Wholesale Account; (dd) the release of, extension of time for payment or performance by, or any other indulgence granted to the Dealer or any other person with respect to any Wholesale Account by operation of law or otherwise; (ee) the existence, value, condition, loss, subordination or release (with or without substitution) of, or failure to have title to or perfect and maintain a security interest in, or the time, place and manner of any sale or other disposition of any NMHG Equipment, collateral or security given in connection with any Wholesale Account, or any other impairment (whether intentional or negligent, by operation of law or otherwise) of the Corporation’s rights to any such NMHG Equipment, collateral or security; (ff) any Dealer’s voluntary or involuntary bankruptcy, assignment for the benefit of creditors, reorganization, or similar proceedings affecting the Dealer or any of its assets; or (gg) any other action or circumstances which might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor. Notwithstanding any provision to the contrary herein, NMHG shall have no obligation to repurchase any Wholesale Account pursuant to this Section 2.01 under any of the following circumstances: (i) solely with respect to Wholesale Accounts which are documented solely by the Corporation, if a Wholesale Account proves unenforceable due to the fact that the applicable Wholesale Account Documents are incomplete, (ii) solely with respect to Wholesale Accounts where the Corporation is responsible for the perfection of its security interest in the respective NMHG

Equipment, if a Wholesale Account proves unenforceable due to a failure of the GE Capital Company to obtain and perfect a valid first priority security interest in such Equipment, or (iii) if a Wholesale Account falls into default solely because the Corporation is in default of its obligations under the applicable Wholesale Account Documents.

(b) At least One-Hundred and Eighty (180) days prior to the expiration of the Base Term, the Corporation, GE Capital and NMHG shall enter into discussions with respect to the continuing need for recourse on Wholesale Accounts. In the event that the Corporation, GE Capital and NMHG have not reached a mutual agreement as to the provision of recourse on Wholesale Accounts for the period following the expiration of the Base Term on or before the expiration of the Base Term, the Corporation may at the expiration of the Base Term, in its sole discretion, cease providing Wholesale Accounts to Dealers. Notwithstanding any provision to the contrary herein, with respect to any and all obligations of NMHG as set forth in this Section 2.01 with respect to Wholesale Accounts which may arise during the Base Term (“Base Term Obligations”), those Base Term Obligations shall nevertheless continue and remain undischarged until the same are indefeasibly paid and performed in full.

2.02 Certain Waivers. With respect to NMHG’s recourse obligation set forth in Section 2.01, notice of acceptance of thereof and of any default by any Dealer or any other Person is hereby waived. Presentment, protest, demand, and notice of protest, demand and dishonor of any Wholesale Account, and the exercise of possessory, collection or other remedies on any Wholesale Account, are hereby waived. Notice of adverse change in any Dealer’s financial condition or of any other fact which might materially increase the risk of NMHG is also waived. All settlements, compromises, accounts stated and agreed balances made in good faith between the Corporation and any Dealer shall be binding upon NMHG.

2.03 No Subrogation. Without the Corporation’s prior written consent, NMHG shall not exercise any rights which it may acquire against any Dealer or the NMHG Equipment or any other collateral or security by way of subrogation under this Agreement, nor shall NMHG seek or attempt to exercise or enforce any of the Corporation’s rights or remedies against any Dealer or the NMHG Equipment or any of the collateral or security in respect of any payments made by NMHG hereunder, unless and until all of the obligations of such Dealer hereby guaranteed have been paid and performed in full. However, nothing in this Section shall be deemed to prohibit NMHG from making demand upon, or suing, any Dealer for any payment made by NMHG on behalf of such Dealer under this Agreement, so long as such demand or suit does not involve (i) any attempt to accelerate or otherwise require such Dealer to pay any amount not paid by NMHG, or (ii) any attempt to repossess, foreclose upon, or otherwise proceed against the NMHG Equipment or any other collateral or security (whether or not NMHG may also have a security interest in or lien upon the same).

2.04 Dealer Credit Lines. In consideration of the recourse set forth above, NMHG and the Corporation shall work together to determine, from time to time, the maximum amount of credit (“Credit Line”) that will be extended to each Dealer. However, it is expressly agreed and understood that it shall be no defense to NMHG’s obligations under this Article II if such Credit Line is ever exceeded for any reason whatsoever.

2.05 Termination. The recourse obligation set forth above may be terminated by NMHG at any time as to any Dealer upon delivery to the Corporation of a written notice of such termination, but as to all “pretermination obligations” those obligations shall nevertheless continue and remain undischarged until the same are indefeasibly paid and performed in full. For these purposes, “pretermination obligations” shall mean and include all of the Dealer’s obligations under any Wholesale Account in existence, or any proposed Wholesale Account for which the Corporation may have made a commitment, on or before delivery of such written notice of termination.

ARTICLE III

INDEMNITIES

3.01 Lender Liability. NMHG hereby agrees to indemnify, save and keep harmless the Corporation, its respective agents, employees, successors and assigns from and against any and all losses, damages, penalties, injuries, claims, actions and suits, including legal expenses and outside attorneys’ fees, of whatsoever kind and nature, in contract or tort (collectively, “Losses”) arising out of or in connection with (i) any decision or recommendation by NMHG to limit, terminate or otherwise modify any Dealer’s Credit Line, (ii) any decision or recommendation by NMHG to the effect that the Corporation should not enter into any Wholesale Account with any Dealer, (iii) any refusal by the Corporation to enter into any Wholesale Account with any Dealer by reason of NMHG’s termination of the recourse set forth in Article 2 above with respect to such Dealer’s obligations, or (iv) any termination or other modification of any Dealer’s franchise by NMHG.

3.02 Product Liability. NMHG hereby also agrees to indemnify, save and keep harmless, the Corporation, its respective agents, employees, successors and assigns from and against any and all Losses arising out of or in connection with the manufacture, sale, delivery, use, specifications, performance, operation or condition of any NMHG Equipment.

3.03 Defense. NMHG shall, upon written request, defend any actions based on any matter covered by the indemnities contained in Section 3.01 or 3.02 above (collectively, “Indemnities”).

3.04 Survival. The Indemnities shall survive the expiration or termination of this Agreement.

ARTICLE IV

COLLATERAL AUDITS

4.01 Audits. Upon request, from time to time, by the Corporation, NMHG shall cause an audit to be performed as to all of the collateral or security of any Dealer for any obligation to the Corporation (“Collateral Audit”). At NMHG’s option, such Collateral Audit shall be performed by (i) an auditor not related to the Corporation which has been approved by the Corporation in writing (a “Third Party Audit”) or (ii) by a representative of NMHG (a “NMHG Audit”). If NMHG elects to have a NMHG Audit, NMHG shall give reasonable advance written notice to the Corporation and the Corporation shall have the right to have a respective representative present at the NMHG Audit. In any case, NMHG shall provide the Corporation with a complete written report shortly after any Collateral Audit (“Audit Report”) and such Audit Report shall include, but not be limited to, a duplicate copy of any and all written reports prepared by any third party auditor.

4.02 Costs. (a) The cost of any Third Party Audits performed in any calendar year shall be borne solely by NMHG. (b) NMHG and the Corporation shall pay their own costs in connection with any NMHG Audit.

ARTICLE V

MISCELLANEOUS

5.01 Assignment. The Corporation may not assign its respective rights hereunder, without the prior written consent of NMHG. NMHG may not delegate any of its duties or obligations hereunder without the prior written consent of the Corporation.

5.02 Successors and Permitted Assigns. The respective rights and obligations of the parties set forth in this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

5.03 Notices. All notices permitted or required to be given hereunder shall be in writing and shall be delivered, via certified mail (return receipt requested), overnight courier, hand delivery or telefax, to the parties at the following addresses (or at such other address for a party as may be specified by like notice):

(i) If to the Corporation or GECC:

GENERAL ELECTRIC CAPITAL CORPORATION

44 Old Ridgebury Road

Danbury, CT 06810

Attention: Edward Simoneau

Telefax No.: 203-796-2352

(ii) If to NMHG:

NACCO MATERIALS HANDLING GROUP, INC.

650 NE Holladay Street

Suite 1600

Portland, Oregon 97232

Attn: General Counsel

Telefax No.:503-721-6001

Such notices shall be deemed delivered upon receipt.

5.04 Headings. Article and Section headings used in this Agreement are for convenience of reference only and shall not be used in interpreting or construing or affecting the meaning or construction of this Agreement.

5.05 Counterparts. This Agreement may be executed by the parties hereto in any number of counterparts, each of which shall be deemed to be an original but all of which together shall constitute but one and the same instrument.

5.06 Severability. If any provision of this Agreement is held to be invalid or unenforceable, such invalidity or unenforceability shall not affect or impair the validity or enforceability of the remaining provisions of this Agreement.

5.07 Further Acts. The parties agree to take such further action and to execute such further documents or instruments which are necessary and appropriate to complete or give effect to the transactions contemplated hereby.

5.08 Entire Agreement. This Agreement constitutes the entire agreement between the parties hereto and supersedes all prior agreements and understandings, both written and oral, with respect to the subject matter hereof. There are no representations or warranties of, or conditions to the obligation of, any party hereto except as expressly set forth in this Agreement. This Agreement may not be altered or varied nor its provisions waived except in a writing duly executed by GECC, the Corporation and NMHG.

5.09 Governing Law and Jurisdiction. This Agreement shall be construed and enforced in accordance with the laws of the State of New York. Any and all disputes, controversies or claims arising out of, or relating to, this Agreement or any of the Other Agreements shall be determined by arbitration in accordance with the Arbitration Rules of the American Arbitration Association. The number of arbitrators shall be three. One arbitrator each shall be appointed by NMHG and GECC respectively, and the third arbitrator, who shall serve as chairman of the tribunal, shall be appointed by the American Arbitration Association. The place of arbitration shall be New York City. The language of the arbitration shall be English and any arbitral award arising from any arbitration pursuant to this paragraph shall be final and binding upon all parties hereto and no party shall seek recourse to a court of law or other authorities to appeal for revision of such decision or any other ruling of the arbitrator. The cost of the arbitration shall be borne by the party who does not prevail in the arbitration proceeding or as is otherwise decided by the arbitration panel. The question of whether a dispute is governed by this arbitration clause shall itself be determined by arbitration.

5.10 Continuation of Liability. Notwithstanding any of the foregoing, any and all liabilities and obligations of NMHG arising under either the First Guaranty Agreement or the Second Guaranty Agreement currently existing at the time of the execution of this Agreement shall not be modified in any way whatsoever by this Agreement. Additionally, the terms of this Agreement shall not apply to, or otherwise modify the obligations and liabilities of NMHG with respect to: (i) in regard to the Corporation, any Wholesale Account entered into prior to the date of this Agreement or (ii) in regard to GECC or any other party to either the First or Second Guaranty Agreement, any Wholesale Account entered into prior to the execution of the International Operating Agreement by any such party. In either of such cases, the terms of either the First Guaranty Agreement or the Second Guaranty Agreement (as the case may be) shall apply to such Wholesale Accounts. To the extent that any Wholesale Account is entered into by the Corporation, GECC or any of its subsidiaries and affiliates, and such Wholesale Account is the subject of either this Agreement or the International Operating Agreement, the terms of the First Guaranty Agreement and the Second Guaranty Agreement shall be considered to terminated with respect to any such Wholesale Account.

IN WITNESS WHEREOF, the parties hereto have caused their duly authorized representatives to execute and deliver this Agreement as of the first date above written.

GENERAL ELECTRIC CAPITAL CORPORATION	NACCO MATERIALS HANDLING GROUP, INC.

BY:	BY:

TITLE:	TITLE:

NMHG FINANCIAL SERVICES, INC.

BY:

TITLE: